The mark *** indicates that text has been
redacted pursuant to a request for
confidential treatment under Rule 24b-2 of
the Securities Exchange Act of 1934 and
filed separately with the Securities and
Exchange Commission.
EXECUTION VERSION

AGREEMENT OF LIMITED PARTNERSHIP
OF
ARANTINE HILLS HOLDINGS LP

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TABLE OF CONTENTS

ARTICLE I ORGANIZATIONAL MATTERS		1
1.1	Formation	1
1.2	Name	1
1.3	Registered Office and Principal Office of Partnership; Addresses of Partners	1
1.4	Term	2
1.5	No Individual Authority	2
1.6	Title to Partnership Property	2
1.7	Ownership	2
1.8	Limits of Partnership	2

ARTICLE II DEFINITIONS		2

ARTICLE III PURPOSE		21
3.1	Purposes and Scope	21
3.2	Powers	22

ARTICLE IV CAPITAL CONTRIBUTIONS		22
4.1	Initial Capital Contributions	22
4.2	Additional Capital Contributions	23
4.3	Monetary Default by a Partner in Making Additional Capital Contributions	28
4.4	Capital Accounts	30
4.5	Negative Capital Accounts	33
4.6	Interest	34
4.7	No Withdrawal	34
4.8	Limitation on Capital Contributions and Loans	34
4.9	True-Up Amount Guarantee	34
4.10	Capital Management	34
4.11	Acquisition Capital Contributions	35

ARTICLE V ALLOCATIONS		35
5.1	Allocations of Profits and Losses	35
5.2	Special Allocations of Profits and Losses	37
5.3	Curative Allocations	39
5.4	Tax Allocations: Code Section 704(c)	39
5.5	Other Allocation Rules	40

ARTICLE VI DISTRIBUTIONS		40
6.1	Distributions of Available Cash	40
6.2	Promote Clawback	41
6.3	Amounts Withheld	42
6.4	Limitation on Distribution	42

ARTICLE VII MANAGEMENT OF THE PARTNERSHIP		42
7.1	Designation and Authority of General Partner	42
7.2	Executive Committee	43

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7.3	Major Decisions	46
7.4	Certificate of Limited Partnership	51
7.5	Compensation and Reimbursement of Partners	51
7.6	Outside Activities	51
7.7	Partnership Funds	52
7.8	Transactions with Affiliates	52
7.9	Insurance	54
7.10	Indemnification of Partners	55
7.11	Liability of a Partner	57
7.12	Duties	57
7.13	Annual Budget	59
7.14	Indemnification for Fees	59
7.15	First Refusal Rights on Additional Land	60
7.16	TNHC Right of First Refusal	60
7.17	Tricon Right of First Refusal and TNHC Fee Build Agreement	61

ARTICLE VIII PHASES AND DEVELOPMENT PHASE PLANS		62
8.1	Development and Construction of Project in Phases	62
8.2	Financing	62

ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS		62
9.1	Records and Accounting	62
9.2	Fiscal Year	63
9.3	Reports	63
9.4	Documents	65
9.5	Appraisals/Market Studies	65

ARTICLE X TAX MATTERS		65
10.1	Tax Matters Partner	65
10.2	Annual Tax Returns	65
10.3	Notice and Limitations on Authority	66
10.4	Tax Elections	67
10.5	Actions in Event of Audit	67
10.6	Organizational Expenses	67
10.7	Taxation as a Partnership	67

ARTICLE XI TRANSFERS AND PLEDGES OF PARTNERSHIP INTERESTS		67
11.1	Pledge and Transfer Restrictions	67
11.2	Consent of the Executive Committee	68
11.3	Permitted Transfers and Pledges	68
11.4	Registration	69
11.5	Prohibited Transfers and Pledge	69
11.6	Rights of Assignee	69
11.7	Admission as a Partner	69
11.8	Distributions and Allocations in Respect of Transferred Partnership Interests	70
11.9	Buy/Sell Provision	70
11.10	Partner Buyout Provision	72

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11.11	Forced Sale Provision	74
11.12	Triggered Sale Closing Procedures	76
11.13	Specific Performance and Other Remedies	79

ARTICLE XII REMOVAL OF GENERAL PARTNER		80
12.1	Removal Events	80
12.2	Removal of General Partner	81
12.3	Consequences of Removal	81
12.4	Removal for Material Bad Conduct	82
12.5	Cooperation	82
12.6	Consent to Remedies	82

ARTICLE XIII DISSOLUTION AND LIQUIDATION		82
13.1	Dissolution	82
13.2	Liquidation	83
13.3	Reserves	84
13.4	Distribution in Kind	84
13.5	Disposition of Documents and Records	85
13.6	Cancellation of Certificate of Limited Partnership	85
13.7	Return of Capital	85
13.8	Waiver of Partition	85

ARTICLE XIV AMENDMENT OF AGREEMENT		85
14.1	Amendment Procedures	85

ARTICLE XV GENERAL PROVISIONS		86
15.1	Addresses and Notices	86
15.2	Titles and Captions	87
15.3	Pronouns and Plurals	87
15.4	Further Action	87
15.5	Binding Effect	87
15.6	Integration	87
15.7	No Third Party Beneficiary	87
15.8	Waiver	87
15.9	Counterparts	88
1.1	Applicable Law and Jurisdiction	88
15.10	Invalidity of Provisions	88
15.11	Attorneys Fees	88
15.12	Computation of Time	88
15.13	WAIVER OF JURY TRIAL	88
15.14	Representations and Warranties	89
15.15	Confidentiality	90

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EXHIBITS
EXHIBIT A:    Legal Description of Project Site
EXHIBIT B:    Initial Capital Contributions of Partners
EXHIBIT C:    Approved Costs Incurred by TNHC and Tricon
EXHIBIT D:     Form of Construction Contract
EXHIBIT E:    Form of Sales and Marketing Agreement
EXHIBIT F:    Initial Annual Budget
EXHIBIT G:    Insurance Requirements
EXHIBIT H:    Additional Lands
EXHIBIT I:    Terms of Fee Build Agreement
EXHIBIT J:    Project Approvals
EXHIBIT K:    Appraisal Procedure

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THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES ACTS IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT.
AGREEMENT OF LIMITED PARTNERSHIP
OF
ARANTINE HILLS HOLDINGS LP
This LIMITED PARTNERSHIP AGREEMENT OF ARANTINE HILLS HOLDINGS LP (the “Agreement”) is entered into as of July 30, 2014 (the “Effective Date”), by and among TNHC-ARANTINE GP LLC, a Delaware limited liability company (the “GP”) as general partner (the “General Partner”), and ARANTINE HILLS EQUITY LP, a Delaware limited partnership, and TNHC LAND COMPANY LLC, a Delaware limited liability company, as limited partners (the “Limited Partners” and collectively with the General Partner, the “Partners”).
Certain terms used in this Agreement are defined in Article II hereof.
ARTICLE I
ORGANIZATIONAL MATTERS
1.1    Formation. Subject to the provisions of this Agreement, the Partners hereby form ARANTINE HILLS HOLDINGS LP (the “Partnership”) as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided and permitted herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. The General Partner shall cause to be filed such certificates and documents as are necessary to comply with the applicable requirements for the Partnership in accordance with the laws of the State of Delaware.
1.2    Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, ARANTINE HILLS HOLDINGS LP. The Partnership’s business may be conducted under any other name or names approved by the General Partner as directed by the Executive Committee.
1.3    Registered Office and Principal Office of Partnership; Addresses of Partners. The registered office of the Partnership in the State of Delaware shall be 2140 South Dupont Highway, Camden, DE 19934, and the registered agent for service of process on the Partnership at such registered office shall be Paracorp Incorporated or such other registered office or registered agent as the Executive Committee may from time to time designate. The principal place of business of the Partnership shall be 85 Enterprise, Suite 450, Aliso Viejo, CA 92656. The principal office of the Partnership may be changed to another location within a 25-mile radius of the Partnership’s initial principal office as may be approved by the General Partner, or it may be changed to any other location as may be approved by the Executive Committee. The addresses of the Partners as of the Effective Date are set forth in Section 15.1. The address of a Partner may be changed in accordance with the requirements set forth in Section 15.1.
1.4    Term. The Partnership shall continue in existence perpetually or until the earlier termination of the Partnership in accordance with the provisions of Section 13.1.
1.5    No Individual Authority. No Partner, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty, or responsibility on behalf of any other Partner or the Partnership except as otherwise expressly provided in this Agreement; provided the General Partner shall have such authority as set forth in this Agreement, including without limitation, Article VII.

1.6    Title to Partnership Property. It is the desire and intention of the Partners that legal title to all property of the Partnership shall be held and conveyed in the name of the Partnership.
1.7    Ownership. The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest except by having an ownership interest in the Partnership as a Partner. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.
1.8    Limits of Partnership. The relationship between the parties hereto shall be limited to the carrying on of the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein shall be construed to create a partnership between the Partners or to authorize any Partner to act as general agent for any other Partner.
ARTICLE II
DEFINITIONS
The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:
“Actual Contribution Percentage” means for a Partner the aggregate Capital Contributions in the Partnership for that Partner divided by the aggregate Capital Contributions in the Partnership of all Partners expressed as a percentage.
“Adjusted Capital Account” means, with respect to any Partner, such Partner’s Capital Account balance, increased by the amount (if any) of such Partner’s share of the Partnership Minimum Gain and Partner Minimum Gain.

“Adjusted Capital Account Deficit” means, with respect to any Partner for a particular Fiscal Year, the deficit balance, if any, in such Partner’s Capital Account as of the end of such relevant Fiscal Year, after giving effect to the following adjustments: (a) any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to section 1.704-1(b)(2)(ii)(c) of the Regulations, the penultimate sentence of section 1.704-2(g)(1) of the Regulations, or the penultimate sentence of section 1.704-2(i)(5) of the Regulations, shall be credited to such Capital Account; and (b) the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations shall be debited to such Capital Account. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
“Additional Lands” has the meaning set forth in Section 7.15.
“Affiliate” means with respect to any Person: (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; (b) any Person owning or Controlling 20% or more of the outstanding voting securities or beneficial interests of such Person creates a rebuttable presumption that it has Control; (c) any officer, director, constituent partner or Partner of such Person or of any other Person described in subparagraph (a) and (b) above; (d) any relative of such Person or of any other Person described in subparagraphs (a), (b), or (c) above; or (e) any trust, family partnership, or other entity established primarily for the benefit of such Person or of any Persons described in subparagraphs (a), (b), (c), or (d) above or the estate of such Persons. For purposes of this Agreement, however, neither TNHC nor GP shall ever be considered an Affiliate of Tricon and Tricon shall never be considered an Affiliate of TNHC or GP.
“Affiliate Agreement” has the meaning set forth in Section 7.8(a).
“Agreement” means this Agreement of Limited Partnership of Arantine Hills Holdings LP, as it may be further amended, supplemented, or restated from time to time.
“Annual Budget” means the budget for the Partnership prepared annually in accordance with Section 7.13 for each Fiscal Year (or portion thereof) and covering the expected remaining term of the Partnership. The Annual Budget shall consist of:
(a)    An “operating plan,” which shall include a forecast of revenue, budgeted expenses, net income and cash flow of the Partnership for both the upcoming Fiscal Year and the projected remaining term of the Partnership and sources and uses for operations showing among other things use of gross revenue, debt and Partner capital; provided that, after actual sales have been closed, projections of revenue shall be based upon actual sales prices and reasonably forecasted increases;
(b)    A “business plan” for the Partnership for the Fiscal Year in question and for the projected remaining term of the Partnership, including: (i) narrative description of the proposed business plan, an updated summary and projection of revenue, costs, unit activity and financials for the Partnership for the applicable Fiscal Year and for the projected remaining term of the Partnership; and (ii) such other information that any Partner reasonably determines is relevant and material to the operations of the Partnership; and
(c)    “Milestones” with respect to timing and delivery relating to all key components of the Project, i.e., initiation of grading for Land Improvements, initiation of sales and closings for each Phase of Lots.
All Annual Budgets shall include, without limitation, (i) a cash flow projection for the entire Project, (ii) budget breakdowns for all primary costs categories, including appropriate contingencies, (iii) as and when the same is available, a detailed price sheet for individual Lots to be sold, (iv) a current business and marketing plan, and (v) an updated construction and marketing schedule. In addition, each Annual Budget, as modified and approved solely in accordance with the terms and conditions of this Agreement, must provide for the financing, marketing, construction, development, operation and sale of sub-divided portions of the Project and collection of all proceeds from such sales by the estimated sell-out date.
“Applicable Laws” means any applicable law, statute, ordinance, rule, regulation, decision, order, or determination of any governmental authority or any board of fire underwriters (or any other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise known to the Person to whom the restriction applies), zoning ordinances, building codes, flood disaster laws, and human health and environmental laws and regulations.
“Appraisal Procedure” means the procedures for determining the market value of the Project, as set forth on Exhibit K.
“Asset Value” means the market value of the Project then owned by the Partnership, determined by appraisal made pursuant to the Appraisal Procedure.
“Available Cash” of the Partnership as of a particular date means all cash funds of the Partnership on hand on such date from all sources, reduced by: (a) Partnership Costs and Expenses that are due and payable as of such date and/or that are expected to become due and payable in the next 60 days; and (b) a provision for adequate reserves (working capital and/or capital), with the amount of such reserves to be determined by the Executive Committee in its reasonable discretion.
“Bad Conduct” means, with respect to a particular Partner, an act or acts constituting: (a) with respect to the Partnership and/or its business and affairs: (i) an act of self-dealing which has, or would reasonably be expected to have, an adverse effect on the Partnership or any other Partner or an intentional or knowing breach of a duty to the Partnership or any other Partner; or (ii) gross negligence which has, or would reasonably be expected to have, more than a de minimis adverse effect on the Partnership or any other Partner (provided that an act or omission constituting gross negligence shall not be considered Bad Conduct unless it is not cured within 30 days after written notice to the applicable Partner), or (iii) willful misconduct; or (b) whether or not with respect to the Partnership and/or its business and affairs, if the Partner or, with respect to GP or TNHC, any Senior TNHC Principal commits fraud (for these purposes, either the indictment for, a plea of “no contest” or similar import or being convicted of fraud shall be considered commission of fraud).

“Bad Conduct Cost” has the meaning set forth in Section 4.2(d)(i).
“Bad Conduct Partner” has the meaning set forth in the definition of Uncured Bad Conduct.
“Bankruptcy” means the occurrence of any of the following events with respect to a particular Person: (a) the filing by such Person of an application for, or a consent to, the appointment of a trustee for such Person’s assets; (b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (c) the making by such Person of a general assignment for the benefit of creditors; (d) the filing by such Person of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or (e) the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of one hundred twenty (120) days.
“Book Depreciation” has the meaning set forth in Section 4.4(b)(v).
“Book Value” has the meaning set forth in Section 4.4(c).
“Breaching Partner” has the meaning set forth in the definition of Material Breach.
“Budgeted Category Cost” means, with respect to a particular Cost Category, all of the projected pre-development, development, and construction costs anticipated to be incurred in such Cost Category in connection with the development and construction of the Improvements as set forth in the applicable Annual Budget.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States, The City of Toronto or the Province of Ontario shall not be regarded as a Business Day.
“Buy/Sell Closing Date” has the meaning set forth in Section 11.9(c).
“Buy/Sell Notice” has the meaning set forth in Section 11.9(b)(i).
“Buyout Closing Date” has the meaning set forth in Section 11.10(e).
“Buyout Initiating Notice” has the meaning set forth in Section 11.10(b).
“Cap Call Notice” has the meaning set forth in Section 4.2(a)(x).
“Capital Account” means the capital account maintained for a Partner pursuant to Section 4.4.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Book Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner, reduced by the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership, excluding amounts described in Section 4.2(b)(iii)(C), 4.2(c) and 4.2(d).
“CCRs” means any declaration of covenants, conditions, and restrictions to be recorded against all or any portion of the Project Site.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership that was filed with the Secretary of State of Delaware on July 17, 2014, as it may be amended and/or restated from time to time.
“Close Affiliate” means (x) a Person described in clause (a) of the definition of Affiliate, (y) a Person described in clause (b) of the definition of Affiliate except using fifty percent (50%) instead of twenty percent (20%), and (z) any officer, director, member, manager, partner or trustee in any Person referred to in clauses (x) and (y) above.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. All references herein to the Code shall include any corresponding provision or provisions of succeeding law.
“Construction Contract” means that certain Owner-Contractor General Contract, to be entered into between the Partnership, as owner, and TNHC Realty, as contractor, in the form attached hereto as Exhibit D.
“Construction Cost Overrun” means, at any particular time, the amount by which Total Project Category Costs exceed Budgeted Category Costs.
“Contribution Date” has the meaning set forth in Section 4.2(e)(iv).
“Contribution Notice” has the meaning set forth in Section 4.2(e).
“Contribution Percentages” means the percentage of certain Capital Contributions each Partner is required to and/or may make pursuant to this Agreement. The Contribution Percentage of each Partner is set forth below:

Partner	Contribution Percentage
GP TNHC	0% 5%
TRICON	95%
Total:	100%

In addition, the Contribution Percentage of a Partner that Transfers part or all of its Partnership Interest may be adjusted as a result of such Transfer pursuant to Article XI. After such adjustment, the Contribution Percentage of such Partner, as adjusted, shall constitute such Partner’s Contribution Percentage for all purposes of this Agreement.

“Control” or any derivation thereof, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.
“Controllable Construction Cost Overrun” means that portion of any Construction Cost Overrun to the extent it is incurred by the Partnership as a result of the negligence or willful misconduct of the General Partner. Without limiting the generality of the foregoing, Construction Cost Overruns arising from changes in market conditions, changes to the tentative map or land plan approved for the Project Site as of the Effective Date (which the Partners acknowledge and agree is anticipated to be changed, subject to the Executive Committee’s approval pursuant to Section 7.3(b)(xii)) or changes in laws, ordinances or regulations applicable to the Project cannot be Controllable Construction Cost Overruns.
“Cost Category” means a major cost category for development or construction costs identified in the applicable Annual Budget.
“Credit Enhancements” means any credit enhancements, including, without limitation, letters of credit, bonds, guarantees, environmental indemnities, cash deposits, pledges of additional collateral, or similar items and/or similar recourse obligations.
“Deadlock Event” means that a Partner has submitted any of the Supermajority Major Decisions set forth in Section 7.3(b)(i) and (xvi) to the Executive Committee for approval, which such Supermajority Major Decision would be reasonably expected to result in a material adverse change to the economics of a Partner’s investment in the Project, and (x) within thirty (30) days of such submission, all of the members of the Executive Committee have been unable to agree to approve (or disapprove) such Supermajority Major Decision and (y) within sixty (60) days after the end of such initial 30-day period, the senior management of the Partners have been unable to resolve such disagreement. In the event of any such “Deadlock Event” each Partner shall have the right to exercise the Buy/Sell Provision as set forth in Section 11.9.
“Default Amount” has the meaning set forth in Section 4.3(b)(i).
“Default Date” means the date that is ten (10) Business Days after the receipt of the applicable Default Notice, provided that the Default Date with respect to any Capital Contribution under Sections 4.2 (a)(i) or 4.2(a)(vi) shall be one (1) Business Day before the applicable payments are due under the Purchase Contract.
“Default Partner” has the meaning set forth in Section 4.3(b)(i).
“Default Notice” has the meaning set forth in Section 4.3(a).
“Defaulting Purchaser” has the meaning set forth in Section 11.13(b).
“Defaulting Seller” has the meaning set forth in Section 11.13(c).
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

“Development Key Person” means, initially, each of Andrew Jarvis and Joseph Davis, and thereafter, such individuals and/or the replacements appointed pursuant to Section 7.1(d).
“Development Key Person Event” has the meaning set forth in Section 7.1(d).
“Dissolution Event” has the meaning set forth in Section 13.1(b).
“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.
“Entitlements Approval Date” has the meaning set forth in Section 7.1(d).
“Excess Shortfall Amount” has the meaning set forth in Section 4.2(a)(x).
“Excess Shortfall Percentage” means the amount of Excess Shortfall Amount contributed by a Partner related to a specific Contribution Notice divided by the Excess Shortfall Amount contributed by all Partners related to the same Contribution Notice, expressed as a percentage.
“Excess Shortfall Preference” means, with respect to a particular Partner, an aggregate amount computed like interest at a rate equal to twenty percent (20%) per annum, compounded monthly, on the outstanding balance from time to time of the unreturned Excess Shortfall Amount contributed by the Partner, as reduced by the aggregate previous distributions made to such Partner with respect to such Excess Shortfall Preference pursuant to Section 6.1(b).
“Excluded Costs” means
(a)    the cost of salary, wages, payroll taxes, health and other insurance, worker’s compensation, retirement plan contributions and other benefits of employees of a Partner (or its Affiliate), except if (a) the employee is on site or specifically allocated to the Project, (b) costs are allocated based upon the percentage of time the employee actually works on the Project, and (c) the employee and such costs are included in the monthly and other reports required in Section 9.3;
(b)    the cost of a Partner’s overhead, including office rent, the cost of the Partner’s (or its Affiliate’s) forms (as distinct from stationery bearing solely the Partnership name or mark), papers, ledgers and other office supplies and equipment, and telephone, telecopy, courier, expedited delivery and postage charges, and miscellaneous expenses except to the extent such costs relate wholly and exclusively to Partnership business;
(c)    the cost of telephone, facsimile, copying and electronic equipment and services other than the costs of such services used exclusively at the Project or in connection with Partnership business;
(d)    the cost of travel to the extent not directly attributable to Partnership business; and
(e)    other general, administrative and overhead expenses.

“Executive Committee” means the committee appointed by Tricon and TNHC in accordance with Section 7.2.
“Fair Market Value” means the most probable price, in cash, for which the property in question should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably, and for their own self-interest, and assuming that neither is under undue duress, and with respect to the valuation of equity securities (including limited partnership interests and limited liability company interests), without giving any effect to minority discounts, “restricted interest” discounts, and/or “control” premiums.
“Financial Statements” has the meaning set forth in Section 9.3(a).
“Fiscal Year” means the 12 calendar month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the Effective Date and ending December 31, 2014, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods).
“Forced Sale Closing Date” has the meaning set forth in Section 11.11(d).
“Forced Sale Election Notice” has the meaning set forth in Section 11.11(d).
“Forced Sale Notice” has the meaning set forth in Section 11.11(b).
“Forced Sale Offer Period” has the meaning set forth in Section 11.11(d).
“Forced Sale Period” has the meaning set forth in Section 11.11(e).
“Forced Sale Process” has the meaning set forth in Section 11.11(a).
“GAAP” means generally accepted accounting principles as set forth from time to time in by the Financial Accounting Standards Boards, including without limitation, the Federal Accounting Standards Board Accounting Standards Codification, subject to the rules and regulations of the United States Securities and Exchange Commission.
“General Partner” means GP or any successor to GP appointed as General Partner in accordance with the terms of this Agreement. The General Partner shall have no economic interest in the Partnership.
“GP” means TNHC-Arantine GP LLC, a Delaware limited liability company, and its permitted Transferees under this Agreement.
“Gross Sales Proceeds” has the meaning set forth in Section 7.8(b).

“Guaranty Contribution Request” has the meaning set forth in Section 4.2(b)(ii).
“High Risk Person” has the meaning set forth in Section 15.14(i).
“IFRS” means the principles-based set of standards, interpretations and framework adopted and promulgated from time to time by the International Accounting Standards Board, commonly known as the International Financial Reporting Standards, as in effect as of the date of any applicable financial report.
“IFRS Reporting Package” has the meaning set forth in Section 9.3(f).
“Improvements” means the Land Improvements and any other capital improvements that either has been constructed on the Project Site as of the Effective Date and/or that the Partnership constructs (or causes to be constructed) on the Project Site after the Effective Date, together with all improvements appurtenant thereto.
“Indemnitee” has the meaning set forth in Section 7.10.
“Independent Accountants” means any national or regional accounting firm in the United States that has been designated by the General Partner and approved by the Executive Committee.
“Initial Project Costs” has the meaning set forth in Section 4.1(b).
“Initiating Date” has the meaning set forth in Section 11.10(a).
“Initiating Partner” has the meaning set forth in Section 11.10(a).
“Innocent Purchaser” has the meaning set forth in Section 11.13(c).
“Innocent Seller” has the meaning set forth in Section 11.13(b).
“Institutional Investor” means a bank, savings and loan, savings bank, real estate investment trust, pension, profit sharing or welfare benefit fund or plan, endowment fund, educational institution, foundation, insurance partnership or registered investment advisor having a net worth of at least $100,000,000, or any fund, trust, or other type of Person managed and advised by any of the foregoing (except that as to a registered investment adviser, it need not have the aforesaid net worth if the Person advised is one of the above or a fund, etc. having beneficiaries with the aforesaid net worth), and in any event of reputable international standing and either having expertise in real estate investments or, at the time of a Transfer or other relevant time, advised by any of the aforesaid Persons which has such expertise.
“Interim A Percentage Interest” means the percentage interest of a Partner in certain allocations of Profits, Losses and other items of income, gain, loss or deduction and certain distributions of cash and property. The initial Interim A Percentage Interest of each Partner is set forth below:

Partner	Interim A Percentage Interest
GP TNHC	0% 15%
Tricon	85%
Total:	100%
The Interim A Percentage Interest of a Partner may be adjusted pursuant to Section 4.3 and Section 12.3. In addition, the Interim A Percentage Interest of a Partner that Transfers part or all of its Partnership Interest may be adjusted as a result of such Transfer pursuant to Article XI. After such adjustment, the Interim A Percentage Interest of such Partner, as adjusted, shall constitute such Partner’s Interim A Percentage Interest for all purposes under this Agreement.
“Interim B Percentage Interest” means the percentage interest of a Partner in certain allocations of Profits, Losses and other items of income, gain, loss or deduction and certain distributions of cash and property. The initial Interim B Percentage Interest of each Partner is set forth below:

Partner	Interim B Percentage Interest
GP TNHC	0% 25%
Tricon	75%
Total:	100%
The Interim B Percentage Interest of a Partner may be adjusted pursuant to Section 4.3 and Section 12.3. In addition, the Interim B Percentage Interest of a Partner that Transfers part or all of its Partnership Interest may be adjusted as a result of such Transfer pursuant to Article XI. After such adjustment, the Interim B Percentage Interest of such Partner, as adjusted, shall constitute such Partner’s Interim B Percentage Interest for all purposes under this Agreement.
“Investor Party” means: Tricon Party, PSP, or an Institutional Investor.
“IRR” means, with respect to the Partner as to whom the calculation is being made, the unique positive rate of return (if any) realized through the date of calculation, determined by taking into account all Capital Contributions of such Partner as cash-out flows and all distributions made by the Partnership to such Partner under the identified clauses of Section 6.1 specified in the clause as to which such calculation is to be made (excluding as to any such Partner any fees of any nature and distributions under any clause of Section 6.1 not identified) as cash-in flows, to be applied as a return of, and a return on, such cash out flows at the determined unique positive rate of return, compounded monthly. “IRR” shall be conclusively determined (absent manifest error) by using the XIRR function in Microsoft Excel 97 (or any version of Microsoft Excel then broadly in use by the Partners), and inputting the dates (subject to the proviso at the end of this sentence) and amounts of all Capital Contributions by such Partner to the Partnership and the dates and amounts of all applicable distributions to such Partner. If the XIRR function is no longer available in the version of Microsoft Excel then broadly in use by the Partners (if any) or has been materially altered from the XIRR function contained in Microsoft Excel 97, “IRR” shall be conclusively determined (absent manifest error) by using the XIRR function in Microsoft Excel 97 or by the comparable function in the version of Microsoft Excel then broadly in use by the Partners or another comparable software program, as mutually agreed upon by the Partners.
“Land Closing Acquisition Costs” means the balance of the costs necessary to close on the acquisition of the Project Site pursuant to the Purchase Contract as of the Land Closing Date.
“Land Closing Date” means the date on which the Partnership acquires the Partnership of the Project Site pursuant to the Purchase Contract. The Land Closing Date is anticipated to occur on or before December 31, 2014.
“Land Improvements” means any capital improvements to be constructed on the Project Site, including without limitation, streets, sewers, storm drains, utilities, water connections, landscaping, grading, and similar capital improvements.
“Liquidator” has the meaning set forth in Section 13.2(a).
“Limited Partner” has the meaning set forth in the introductory paragraph to this Agreement, and/or any other Person who is admitted as a Limited Partner in the Partnership in accordance with this Agreement on and after the Effective Date and whose admission has been reflected on the books and records of the Partnership in accordance with the applicable provisions of this Agreement.
“Losses” has the meaning set forth in Section 4.4(b).
“Lot” means a plot of land in the Project that can be developed under applicable law as a single-family residence or, for commercial purposes, developed consistently with the map of Lots approved for the Project, as such map may be modified from time to time.
“Major Decision” means a Supermajority Major Decision or a Majority Major Decision.
“Majority Control” (or any derivation thereof) means, with respect to a particular corporation, partnership, limited liability company, limited partnership or other entity, the possession and ownership by one or more designated Persons of: (a) Control; and (b) more than 50% of the voting and equity interests in such entity.
“Majority Major Decision” has the meaning set forth in Section 7.3(c).
“Mandatory Additional Capital Contribution” means any additional Capital Contribution that Tricon or TNHC is obligated to fund under this agreement.
“Material Bad Conduct” means, with respect to a particular Partner, an act or acts constituting: (a) with respect to the Partnership and/or its business and affairs, willful or intentional misconduct; or (b) whether or not with respect to the Partnership and/or its business and affairs, if the Partner or, with respect to GP or TNHC, any Senior TNHC Principal commits fraud (for these purposes, the mere allegation of fraud shall not be considered commission of fraud, but either the indictment for, a plea of “no contest” or similar import or being convicted of fraud shall be considered commission of fraud).
“Material Bad Conduct Partner” has the meaning set forth in Section 11.12(a)(ii).
“Material Breach” means that:
(a)    A Partner has breached a material term of this Agreement or has breached a term of this Agreement, which breach is reasonably expected to have more than an insubstantial adverse effect on the Partnership, other than a failure to make a required Capital Contribution (the Partner that is alleged or deemed to have committed the act or acts described in this subparagraph (a) is referred to as a “Breaching Partner”);
(b)    Another Partner delivers a written notice to the Breaching Partner, informing the Breaching Partner that an act or acts described in subparagraph (a) above has occurred and describing such breach (such written notice must be delivered with the words “CONFIDENTIAL/URGENT” clearly visible from the exterior of the container in which the written notice is contained and must alert the Breaching Partner to the time period in which a cure must be effected); and
(c)    The Breaching Partner fails to cure such breach within 15 days after the Breaching Partner’s receipt of the written notice described in subparagraph (b) above; provided, however, if such act or event is subject to cure by performance, but the act or event is such that it is not reasonably susceptible to being cured within said 15-day period, then the Breaching Partner shall be entitled to such additional time as may be required in order to cure such breach so long as such cure is commenced within said 15-day period and is thereafter diligently prosecuted to completion on or before 15 days after the expiration of such 15 day period.
“Material Monetary Default” means Monetary Default(s) by a Partner and/or any Partners that are Affiliates of such Partner shall have occurred (i.e., the Partner and/or any Partner who is an Affiliate of such Partner that committed a Potential Monetary Default has failed to contribute the required capital contribution within ten (10) Business Days after receiving the Default Notice pursuant to Section 4.3(b)) and the cumulative amount of unfunded capital under such Monetary Defaults which have not been cured by the applicable Defaulting Partner and Partners that are Affiliates of such Defaulting Partner is in excess of $250,000 at the time such determination is being made.
“Monetary Default” has the meaning set forth in Section 4.3(b)(i).
“Movant” has the meaning set forth in Section 11.9(b)(i).
“New Home Company” has the meaning set forth in Section 11.1(c).
“Non-Defaulting Partners” has the meaning set forth in Section 4.3(b)(i).
“Nonrecourse Deductions” has the meaning set forth in section 1.704-2(b)(1) of the Regulations.

“OFAC” has the meaning set forth in Section 15.15(i).
“Option Period Additional Shortfall Amount Cap” has the meaning set forth in Section 4.2(a)(iv).
“Option Period Shortfall Amount” has the meaning set forth in Section 4.2(a)(iii).
“Option Period Shortfall Amount Cap” has the meaning set forth in Section 4.2(a)(iii).
“Outside Date” has the meaning set forth in Section 13.1(b)(v).
“Partner” means GP, TNHC, Tricon, and/or any other Person who is admitted as a Partner in the Partnership in accordance with this Agreement on and after the Effective Date and whose admission has been reflected on the books and records of the Partnership in accordance with the applicable provisions of this Agreement.
“Partner Advance” has the meaning set forth in Section 4.3(b)(i).
“Partner Advance Preferences” has the meaning set forth in Section 4.3(b)(iii).
“Partner Minimum Gain” means partner nonrecourse debt minimum gain as determined under the rules of section 1.704-2(i) of the Regulations.
“Partner Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).
“Partner Nonrecourse Deduction” means a partner nonrecourse deduction as set forth in Regulations section 1.704-2(i).
“Partnership has the meaning set forth in Section 1.1.
“Partnership Costs and Expenses” mean all expenditures of any kind provided for in (and consistent with) the applicable Annual Budget that are made or are to be made with respect to the operations of the Partnership and the development of the Project Site and Improvements, including without limitation, the cost of all development and construction costs for the Improvements, development fees, brokerage fees, principal, interest, fees, points, penalties, and other amounts payable on Partnership indebtedness (including, without limitation, any amounts owed by the Partnership with respect to any Partnership Obligation), ad valorem taxes, state and local taxes, special taxes, assessments, permit fees, insurance premiums, escrow payments, repair and maintenance costs, engineering fees, advertising expenses, professional fees, utilities costs, equipment costs, sales commissions, management fees, consulting fees, salaries, wages, fringe benefits, and other similar types of costs, expenses, charges, liabilities, and obligations of the Partnership.
“Partnership Interest” means the interest of a Partner in the Partnership, including, without limitation, such Partner’s right: (a) to a distributive share of the Profits, Losses, and other items of income, gain, loss, deduction and credit of the Partnership; (b) to a distributive share of the assets of the Partnership; (c) to vote on those matters described in the Agreement; and (d) to participate in the management and operation of the Partnership as provided in this Agreement.
“Partnership Minimum Gain” means partnership minimum gain as set forth in Regulations section 1.704-2(d).
“Partnership Obligation” means, as the context may require, any obligation that the Partnership may have with respect to the Project and the development of the Project Site and the Improvements.
“Percentage Interest” means the percentage interest of a Partner in certain allocations of Profits, Losses and other items of income, gain, loss or deduction and certain distributions of cash and property. The initial Percentage Interest of each Partner is set forth below:

Partner	Percentage Interest
GP TNHC	0% 30%
Tricon	70%
Total:	100%

The Percentage Interest of a Partner may be adjusted pursuant to Section 4.3, and Section 12.3. In addition, the Percentage Interest of a Partner that Transfers part or all of its Partnership Interest may be adjusted as a result of such Transfer pursuant to Article XI. After such adjustment, the Percentage Interest of such Partner, as adjusted, shall constitute such Partner’s Percentage Interest for all purposes under this Agreement.
“Person” means an individual, corporation, limited partnership, general partnership, joint venture, limited liability company, trust, estate, unincorporated organization, association or other entity.
“Phase” has the meaning set forth in Section 8.1(a).
“Plans and Specifications” means the plans and specifications for any Improvements constructed and/or to be constructed on the Project Site.
“Pledge,” or any derivation thereof means, as the context may require, a pledge, encumbrance, lien, mortgage, hypothecation, or similar disposition (other than a Transfer) with respect to any applicable property in connection with the granting of a lien or security interest to secure an obligation of the pledgor or another Person.
“Potential Monetary Default” means the failure by any Partner to make any Capital Contribution that such Partner is required to make pursuant to Section 4.2 of this Agreement.

“Priority Preference Amount” means, with respect to a particular Partner, an aggregate amount computed like interest at a rate equal to [...***...] per annum, compounded monthly, on the outstanding balance, from time to time, of such Partner’s Undistributed Capital, which amount shall begin to accrue at the time such Undistributed Capital is contributed to the Partnership or, with respect to any amounts advanced by a Partner prior to the Effective Date to pay for Partnership Costs and Expenses for which such Partner is receiving credit as a Capital Contribution, at the time such amounts were advanced by such Partner, as reduced by the aggregate previous distributions made to such Partner pursuant to Section 4.2(a)(vi) and Section 6.1(c).
“Profits” has the meaning set forth in Section 4.4(b).
“Prohibited Investors” means: (a) Specially Designated Nationals and Blocked Persons on the list maintained by OFAC (http://www.treas.gov/ofac); (b) Parties subject to economic sanctions on the list maintained by OFAC (http://www.treas.gov/ofac); (c) Specially Designated Terrorists, Specially Designated Global Terrorists or Foreign Terrorist Organizations on the list maintained by OFAC (http://www.treas.gov/ofac); (d) Specially Designated Narcotics Traffickers on the list maintained by OFAC (http://www.treas.gov/ofac), or (e) Foreign banks unregulated in the jurisdiction in which they are organized or chartered, but which have no physical presence.
“Project” means the Project Site, the Improvements to be constructed on the Project Site, all ancillary rights thereto, and all activities of the Partnership relating, directly or indirectly, to the acquisition, ownership, development, operation, and/or sale or other disposition of the Project Site and/or the Improvements.
“Project Documents” means all architectural drawings, renderings, or studies, soil and engineering tests, borings and soil analysis, marketing studies, feasibility studies, traffic studies, cost projects, governmental permits, development allocations and other entitlements, or any other data or information of a similar nature relating to the acquisition of the Project Site and the development and construction of the Improvements.
“Project Employee” means any employee of the General Partner or TNHC Realty that provides services to the Partnership that are directly related to the Project (e.g., the Project superintendent, other on-site personnel, and the Project manager). For these purposes, members of the TNHC executive team shall not be included in the definition of Project Employee.
“Project Employee Cost” means the cost of the salary, incentives and employee benefits of each Project Employee to the extent properly allocable to the Project and provided for in a specific line item in the Annual Budget designated as “Project Employee Costs.”
“Project Site” means that certain real property consisting of approximately 276 acres, located in the City of Corona, County of Riverside, California, as more particularly described on Exhibit A.
The mark *** indicates that text has been redacted pursuant
to a request for confidential treatment under Rule 24b-2 of
the Securities Exchange Act of 1934 and filed separately
with the Securities and Exchange Commission.

“PSP” means Public Section Pension Plan Investment Board, a Canadian Crown corporation, and its wholly-owned Affiliates.
“Purchase Contract” means that certain Option Agreement and Escrow instructions, dated January 16, 2014, by and between TNHC Land Company LLC, a Delaware limited liability company, as buyer, and The McMillan Trust udt dated December 9, 2005, and Corona Investment Properties, a California limited liability company, collectively as seller, as amended by that certain Amendment No. 1 dated as of January 27, 2014, as assigned by TNHC Land Company LLC to the Partnership pursuant to that certain Assignment and Assumption of Option Agreement dated as of even date herewith.
“Purchase Price” has the respective meanings set forth in Section 11.12(a)(i).
“Purchasing Partner” means a Partner that is purchasing the Partnership Interest of another Partner pursuant to Section 11.9, 11.10, or 11.11.
“Regulations” means the Treasury Regulations promulgated under the Code, as amended and in effect from time to time (including corresponding provisions of any succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 5.3.
“Removal Event” has the meaning set forth in Section 12.1.
“Removal Notice” has the meaning set forth in Section 12.2.
“Respondent” has the meaning set forth in Section 11.9(b)(i).
“Response Period” has the meaning set forth in Section 11.9(b)(iii).
“Sale Option” has the meaning set forth in Section 11.9(b)(iii).
“Sales and Marketing Agreement” means that certain Sales and Marketing Contract, between the Partnership, as owner, and TNHC Realty, as the selling agent, in the form attached hereto as Exhibit E.
“Sales Proceeds” means the gross proceeds from the sale of all or any portion of the Project, plus any condemnation awards with respect to all or any portion of the Project that are not used for repair or restoration of the Project, plus the master marketing fees received from merchant builders in the Project, less, without duplication, the following expenses, but only if and to the extent that such expenses are directly or indirectly incurred on an arm's length basis by the Partnership in connection with such sale or condemnation: (A) reasonable brokerage commissions, (B) title costs, transfer taxes and recording charges paid by the Partnership in connection with any such sale; (C) reasonable legal fees and costs paid by the Partnership in connection with any such sale or condemnation; and (D) other customary transaction costs paid by the Partnership in connection with any such sale.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules, rulings, and regulations thereunder.
“Selling Partner” means a Partner that is selling its Partnership Interest pursuant to Section 11.9, 11.10, or 11.11.
“Senior TNHC Principal” means any employee of TNHC or New Home Company at the vice president or higher level or any director of the board of directors of New Home Company.
“Settlement Notice” has the meaning set forth in Section 7.10(c).
“Shortfall Amount” has the meaning set forth in Section 4.2(a)(vii).
“Stated Value” has the meaning set forth in Section 11.9(b)(ii)(B).
“Supermajority Major Decision” has the meaning set forth in Section 7.3(b).
“Tax Matters Partner” has the meaning set forth in Section 10.1.
“TNHC” means TNHC Land Company LLC, a Delaware limited liability company, and its permitted Transferees under this Agreement.
“TNHC Additional Election Notice” has the meaning set forth in Section 4.2(a)(x).
“TNHC Continuity Officer” means each of Larry Webb, Joseph Davis, Wayne Stelmar and Tom Redwitz, who are officers of the New Home Company as of the date of this Agreement; provided, however, that in the event any of the foregoing individuals ceases to be an officer of the New Home Company, no later than thirty (30) days thereafter, GP shall propose another officer as the replacement for such individual in such role on at least fifteen (15) days’ prior notice to Tricon, and such proposed individual shall replace the applicable departed individual as a “TNHC Continuity Officer” upon receipt of the approval, if any, of Tricon (not to be unreasonably withheld, conditioned or delayed).
“TNHC Contribution Cap” has the meaning set forth in Section 4.2(a)(ix).
“TNHC Conversion” has the meaning set forth in Section 11.10(c)(i).
“TNHC Conversion Date” has the meaning set forth in Section 11.10(c)(i).
“TNHC Conversion Election Notice” has the meaning set forth in Section 11.10(d).
“TNHC Election Notice” has the meaning set forth in Section 4.2(a)(x).
“TNHC Initial Project Costs” has the meaning set forth in Section 4.1(a)(iii).
“TNHC Management Fee” has the meaning set forth in Section 7.8(b).

“TNHC Officer Continuity” means that at least two of the TNHC Continuity Officers remain active officers in New Home Company, equivalent or higher positions (including a position on the Board of Managers or Board of Directors, as appropriate) in New Home Company, both before and after any TNHC Reorganization, provided that TNHC Officer Continuity shall be deemed to continue throughout the replacement process set forth in the definition of TNHC Continuity Officer.
“TNHC Partners” has the meaning set forth in Section 11.9(a).
“TNHC Party” means: (a) any of the TNHC Partners; or (b) any other Person who is Controlled by and/or who Controls any of the foregoing Persons (or any combination thereof).
“TNHC Price” has the meaning set forth in Section 11.9(b)(ii)(C).
“TNHC Realty” means TNHC Realty & Construction, Inc., a Delaware corporation.
“TNHC Realty Bad Conduct” has the meaning set forth in Section 7.8(f)(ii).
“TNHC Reimbursement Amount” means an amount equal to the total amount of Additional Capital Contributions made by TNHC to the Partnership pursuant to Section 4.2(a)(iii) below, which amount shall not exceed One Million Dollars ($1,000,000.00).
“TNHC Reorganization” means: (a) the issuance of shares in TNHC pursuant to a public or private offering of securities, or (b) any substantial recapitalization of New Home Company whereby a new partnership or limited liability company is formed wherein the constituent partners or members are New Home Company (or the members of New Home Company) and one or more new investors, all on whatever terms may be acceptable to the current members of New Home Company. A TNHC Reorganization may result in Control of the resulting entity residing in Persons other than the current owners of New Home Company.
“Total Project Category Costs” means with respect to a particular Cost Category, all pre-development, development, and construction costs paid, payable, or actually incurred by or on behalf of the Partnership in such Cost Category in connection with the development of the Improvements.
“Transfer,” “Transferred,” or any other derivation thereof, means as the context may require, a direct or indirect sale, assignment, transfer, merger, consolidation, interest exchange, conversion, or other disposition (other than a Pledge) of the applicable property, by operation of law or otherwise.
“Transfer Affiliate” means: (a) with respect to TNHC, a TNHC Party; and (b) with respect to Tricon, an Investor Party.
“Transferee” means a Person to whom a Partnership Interest has been Transferred.
“Transferor” means a Partner that has Transferred all or any portion of its Partnership Interest.
“Tricon” means Arantine Hills Equity LP, a Delaware limited partnership, and its permitted Transferees under this Agreement.

“Tricon Commitment Fee” has the meaning set forth in Section 7.8(d).
“Tricon Contribution Cap” has the meaning set forth in Section 4.2(a)(vii).
“Tricon Election Notice” has the meaning set forth in Section 4.2(a)(x).
“Tricon Election Period” has the meaning set forth in Section 4.2(a)(x).
“Tricon Initial Project Costs” has the meaning set forth in Section 4.1(b).
“Tricon Management Fee” has the meaning set forth in Section 7.8(c).
“Tricon Partners” has the meaning set forth in Section 11.9(a).
“Tricon Party” means: Tricon Capital Group. Inc., a Canadian Public entity, Tricon Holdings USA, Tricon Holdings Canada Inc., Tricon funds and individual investors in any Tricon fund and any Affiliate or other Person who is Controlled by and/or who Controls any of the foregoing Persons (or any combination thereof).
“Tricon Price” has the meaning set forth in Section 11.9(b)(ii)(D).
“Trigger Date” means the sixth (6th) anniversary of the Land Closing Date.
“Trigger Date Liquidation Entitlements” has the meaning set forth in 11.10(c).
“Triggered Sale” means the sale of a Partner’s Partnership Interest or the sale of the Project in accordance with Sections 11.9, 11.10, or 11.11.
“Triggered Sale Date” means the date on which a Buyout Initiating Notice, the Forced Sale Notice, or the Buy/Sell Notice, as applicable, is delivered.
“Triggered Sale Closing Date” has the meaning set forth in Section 11.12(b)(i).
“True-Up Amount” has the meaning set forth in Section 4.2(a)(viii).
“True-Up Contribution” has the meaning set forth in Section 4.2(a)(viii).
“True-Up Event” has the meaning set forth in Section 4.2(a)(viii).
“Uncured Bad Conduct” means with respect to a particular Partner, the status of such Partner’s conduct if all of the following conditions have been met:
(a)    Such Partner has committed, with respect to the Partnership and/or its business and affairs, an act or acts constituting Bad Conduct (the Partner that is alleged or deemed to have committed the act or acts described in this subparagraph (a) is referred to as the “Bad Conduct Partner”);

(b)    Another Partner delivers a written notice to the Bad Conduct Partner, informing such Bad Conduct Partner that such alleged act or acts have occurred, and describing such alleged act or acts (such written notice must be delivered with the words “CONFIDENTIAL/URGENT” clearly visible from the exterior of the container in which the written notice is contained and must alert the Bad Conduct Partner to the time period in which a cure must be effected); and
(c)    The Bad Conduct Partner fails, within 15 days after receiving the written notice described in subparagraph (b), to cure such breach and/or to take such other corrective action as may be necessary to put the Partnership and the other Partners in substantially the same position that they would have been in if such acts, misconduct, or gross negligence had not occurred, provided, however, if such acts, misconduct, or gross negligence is curable by performance, but is not reasonably susceptible to being cured within said 15-day period, then the Bad Conduct Partner shall be entitled to such additional time as may be required in order to cure such breach and/or to take such other corrective action as may be necessary so long as such cure and/or corrective action is commenced within said 15-day period and is thereafter diligently prosecuted to completion on or before 15 days after the expiration of such 15 day period.
“Undistributed Capital” means, with respect to a Partner, the amount in a special recordkeeping account maintained by the Partnership for such Partner, equal to the aggregate amount of Capital Contributions contributed by such Partner pursuant to (and only pursuant to) Sections 4.1 and 4.2(a) hereof (other than any Capital Contributions made as to any Excess Shortfall Amount), reduced by the aggregate amount distributed to such Partner pursuant to Section 6.1(d).
ARTICLE III
PURPOSE
3.1    Purposes and Scope.
(a)    Subject to the provisions of this Agreement, the sole purposes of the Partnership are to:
(i)    acquire the Project Site pursuant to the Purchase Contract;
(ii)    conduct pre-construction activities (including without limitation design of the Project), tests, studies, an/or analyses with respect to the Project Site;
(iii)    obtain entitlements and/or permits for the construction of the Land Improvements and the Lots;
(iv)    construct the Improvements on the Project Site;
(v)    construct, market, and sell the Lots and cause the construction of any other necessary Improvements on the Project Site;
(vi)    hold, own, operate, maintain, manage, market, sell, exchange, lease, and otherwise dispose of all or any portion of the Project Site, the Lots, and any Improvements that may be constructed thereon;

(vii)    borrow money in furtherance of any or all of the objectives of the Partnership business, and secure the same by mortgage, pledge or other lien; and
(viii)    do any and all other acts or things which may be incidental or necessary to carry on the business of the Partnership as herein contemplated.
(b)    The Partnership shall not engage in any other business or activity without the prior written consent of the Executive Committee (as a Supermajority Major Decision).
3.2    Powers. The Partnership is empowered to do any and all acts and things permitted by law that are necessary, appropriate, proper, advisable incidental to or convenient for the furtherance and accomplishments of the purposes and businesses described in Section 3.1.
ARTICLE IV
CAPITAL CONTRIBUTIONS
4.1    Initial Capital Contributions.
(a)    TNHC.
(i)    On the Effective Date, TNHC shall assign to the Partnership all right, title, and interest that TNHC has in any Project Documents relating to the Project Site. To the extent an Affiliate of TNHC owns any Project Documents related to the Project, TNHC shall acquire such Project Documents from such Affiliate and then assign such Project Documents to the Partnership. Such assignment shall be made pursuant to an assignment instrument in a form reasonably acceptable to Tricon. The Partners acknowledge and agree that the fair market value of the Capital Contribution described in this Section 4.1(a)(i) is zero as of the Effective Date.
(ii)    Concurrently herewith the Partnership shall acquire the interest in the Purchase Contract and the Project Documents of TNHC Land Company LLC. Concurrently herewith TNHC shall contribute to the capital of the Partnership TNHC’s interest in the Purchase Contract for which TNHC shall receive no credit to its Capital Account.
(iii)    On or prior to the Effective Date, TNHC shall also contribute the amount specified on the attached Exhibit B as its initial Capital Contribution. TNHC shall receive a credit against its required initial Capital Contribution, as of the Effective Date, in the amount of the costs incurred by TNHC for the Project (e.g., deposits pursuant to the Purchase Contract, consultant costs, attorneys’ fees in connection with the Purchase Contract and negotiation of this Agreement, etc.) prior to the Effective Date in the amounts shown on the attached Exhibit C (the “TNHC Initial Project Costs”).
(b)    Tricon. On or prior to the Effective Date, Tricon shall contribute the amount specified on the attached Exhibit B as its initial Capital Contribution, which amount includes an amount equal to the Tricon Commitment Fee. Tricon shall receive a credit against its required initial Capital Contribution, as of the Effective Date, in the amount of the costs incurred by Tricon for the Project (e.g., deposits pursuant to the Purchase Contract, consultant costs, attorneys’ fees in connection with the Purchase Contract and negotiation of this Agreement, etc.) prior to the Effective Date in the amounts shown on the attached Exhibit C (the “Tricon Initial Project Costs”, and together with the TNHC Initial Project Costs, the “Initial Project Costs”).

4.2    Additional Capital Contributions.
(a)    Additional Capital Contributions.
(i)    On the date that is two (2) Business Days prior to the date that the Fourth Option Payment (as defined in the Purchase Contract) is due under the Purchase Contract, Tricon shall contribute Two Million and No/100 Dollars ($2,000,000.00) as an additional Capital Contribution, and TNHC shall contribute One Million and No/100 Dollars ($1,000,000.00) as an additional Capital Contribution.
(ii)    On or before the Land Closing Date, to the extent the Partnership is obligated to pay any portion of the Tricon Management Fee (a “Tricon Fee Amount”), the General Partner shall deliver a Contribution Notice to Tricon specifying such Fee Amount, and Tricon shall fund such Tricon Fee Amount as an additional Capital Contribution.
(iii)    If, on or before the Land Closing Date, the General Partner reasonably determines that the Partnership requires additional cash funds in order to pay Partnership Costs and Expenses then due and payable or due and payable within the next 60 days, including any part of the TNHC Management Fee but not including any Tricon Fee Amounts (the amount by which such Partnership Costs and Expenses, excluding any Tricon Fee Amounts, exceeds the Partnership’s available funds is referred to as the “Option Period Shortfall Amount”), the General Partner shall deliver a Contribution Notice to all of the other Partners specifying such Option Period Shortfall Amount, and Tricon and TNHC shall each make an additional Capital Contribution to the Partnership in an amount equal to fifty percent (50%) of such Option Period Shortfall Amount; provided, however, that in no event shall the cumulative Option Period Shortfall Amounts for which Contribution Notices shall be delivered (and additional Capital Contributions required) pursuant to this clause (iii) exceed an amount equal to Two Million and No/100 Dollars ($2,000,000.00) less the Initial Project Costs (the “Option Period Shortfall Amount Cap”).
(iv)    If, on or before the Land Closing Date, the General Partner reasonably determines that the Partnership requires additional cash funds in order to pay an Option Period Shortfall Amount and the cumulative Option Period Shortfall Amounts for which Contributions Notices have been delivered (and additional Capital Contributions funded) under Section 4.2(a)(iii) exceed the Option Period Shortfall Amount Cap, the General Partner shall deliver a Contribution Notice to Tricon specifying such Option Period Shortfall Amount, and Tricon shall make an additional Capital Contribution to the Partnership in an amount equal to the Option
Period Shortfall Amount; provided, however, that in no event shall the cumulative Option Period Shortfall Amounts for which Contribution Notices shall be delivered (and additional Capital Contributions required) pursuant to this clause (iv) exceed One Million and No/100 Dollars ($1,000,000.00) (the “Option Period Additional Shortfall Amount Cap”).
(v)    If, on or before the Land Closing Date, the General Partner reasonably determines that the Partnership requires additional cash funds to pay any Option Period Shortfall Amount, and the cumulative Option Period Shortfall Amounts for which Contributions Notices have been delivered (and additional Capital Contributions funded) under Section 4.2(a)(iv) exceed the Option Period Additional Shortfall Amount Cap, the General Partner shall deliver a Contribution Notice to Tricon specifying such Option Period Shortfall Amount, and Tricon may elect to fund such Option Period Shortfall Amount.
(vi)    Subject to Section 4.11, on the date that is two (2) Business Days prior to the Land Closing Date, Tricon shall contribute an amount equal to the sum of the Land Closing Acquisition Costs and the TNHC Reimbursement Amount and the Priority Preference Amount attributable to the TNHC Reimbursement Amount as of the Land Closing Date and immediately subsequent to such contribution, the Partnership shall distribute an amount equal to the sum of the TNHC Reimbursement Amount and the Priority Preference Amount attributable to the TNHC Reimbursement Amount as of the Land Closing Date to TNHC, which such distribution shall be taken into account in calculating the amount of TNHC’s aggregate Capital Contributions as determined from time to time.
(vii)    If, subsequent to the Land Closing Date and on or before the True-Up Event, the General Partner reasonably determines that the Partnership requires additional cash funds in order to pay Partnership Costs and Expenses then due and payable or due and payable within the next 60 days (the amount by which such Partnership Costs and Expenses exceeds the Partnership’s available funds is referred to as the “Shortfall Amount”), the General Partner shall deliver a Contribution Notice to Tricon specifying such Shortfall Amount, and Tricon shall fund such Shortfall Amount. Notwithstanding the foregoing, Tricon shall not be obligated to fund any Shortfall Amount to the extent it would result in Tricon’s Undistributed Capital at the time being in excess of $114,000,000.00 (“Tricon Contribution Cap”).
(viii)    True-Up Event. Upon the earlier to occur of (A) December 1, 2015, and (B) a public debt offering or public equity issuance by New Home Company (the “True-Up Event”), TNHC shall make an additional Capital Contribution (the “True-Up Contribution”) of the True-Up Amount. The “True-Up Amount” shall be equal to an amount such that the Actual Contribution Percentage of TNHC, after taking into account the True-Up Contribution shall equal five percent (5%), and the Actual Contribution Percentage of Tricon shall equal ninety-five percent (95%).

(ix)    If, subsequent to the True-Up Event, the General Partner reasonably determines that the Partnership requires additional cash funds in order to pay a Shortfall Amount, and if another Partner is not otherwise obligated to make such additional Capital Contribution pursuant to Section 4.2(b), Section 4.2(c), and/or Section 4.2(d) below, the General Partner shall deliver a Contribution Notice to all of the other Partners specifying such Shortfall Amount. The Partners shall fund such Shortfall Amount in proportion to their respective Contribution Percentages. Notwithstanding the foregoing, TNHC shall not be obligated to fund any Shortfall Amount to the extent it would result in TNHC’s Undistributed Capital at the time being in excess of $6,000,000.00 (“TNHC Contribution Cap”) and Tricon shall not be obligated to fund any Shortfall Amount to the extent it would result in Tricon’s aggregate Capital Contributions at the time being in excess of the Tricon Contribution Cap.
(x)    If Tricon wishes to fund any Shortfall Amount beyond the Tricon Contribution Cap (“Excess Shortfall Amount”), it shall notify the General Partner by delivery of written notice to the General Partner and to TNHC (“Tricon Election Notice”) within thirty (30) days following Tricon’s receipt of the Contribution Notice (“Tricon Election Period”). If Tricon fails to deliver a Tricon Election Notice it shall be deemed an election by Tricon not to fund the Excess Shortfall Amount. If Tricon elects to fund such Excess Shortfall Amount, TNHC shall be entitled, but not obligated, to fund a percentage of such Excess Shortfall Amount equal to its Contribution Percentage by delivery to the General Partner and to Tricon of written notice (“TNHC Election Notice”) of such election within seven (7) days following receipt of the Tricon Election Notice. If TNHC fails to so deliver a TNHC Election Notice it shall be deemed an election by TNHC not to fund any of the Excess Shortfall Amount. If Tricon elects or is deemed to have elected not to fund an Excess Shortfall amount, TNHC shall be entitled, but not obligated, to fund the Excess Shortfall Amount by delivery to the General Partner and to Tricon of written notice (“TNHC Additional Election Notice”) of such election within seven (7) days following the earlier to occur of receipt of the Tricon Election Notice or expiration of the Tricon Election Period. If a Partner reasonably determines that the Partnership requires additional Capital Contributions to pay Partnership Costs and Expenses and the General Partner has not delivered a Contribution Notice to the Partners, then such Partner may deliver a written notice (a “Cap Call Notice”) to the General Partner directing the General Partner to deliver a Contribution Notice to the Partners subject to the foregoing provisions. If the General Partner fails to deliver a Contribution Notice to the Partners within three (3) Business Days after its receipt of the Cap Call Notice, then the Partner who delivered the Cap Call Notice may deliver a Contribution Notice to the Partners.
(b)    Payments With Respect to Credit Enhancements.
(i)    To the extent any nonrecourse carve-out guarantees or environmental indemnities are required in connection with any secured debt of the Partnership that has been approved by the Executive Committee pursuant to Section 7.3(b)(iv), then TNHC at no cost to the Project or Partnership shall provide any such nonrecourse carve-out guarantees or environmental indemnities in a form reasonably acceptable to TNHC. TNHC, however, shall determine in its sole discretion whether to provide any payment guarantees (including without limitation any loan-to-value maintenance guaranty) with respect to a Partnership Obligation. Any required surety bonds shall be posted by the Partnership at Partnership expense. If cash collateral is required to obtain any required surety bond, such collateral shall be posted by the Partners as Capital Contributions in proportion to their respective Contribution Percentages, subject to the respective Tricon Contribution Cap and TNHC Contribution Cap and Excess Shortfall Amounts and distributions related thereto.
(ii)    Except as otherwise provided in Section 4.2(b)(iii) below, if a Partner or any of its Affiliates is required to fund any amount pursuant to any Credit Enhancement provided by such Partner or its Affiliate in connection with the Project, the amount so funded shall be considered a Partnership Cost and Expense, and the Partner shall have the right to make a request for additional Capital Contributions under Section 4.2(a) hereof for the purpose of funding such liability, or if such liability has already been funded, for the purpose of providing prompt reimbursement to the applicable guarantor and/or indemnitor (such a request, a “Guaranty Contribution Request”). Except as provided in Section 4.2(b)(iii) below, each Partner shall be required to fund its Contribution Percentage of any such Guaranty Contribution Request, subject to the respective Tricon Contribution Cap and TNHC Contribution Cap and Excess Shortfall Amounts and distributions related thereto.
(iii)    Notwithstanding anything to the contrary in Section 4.2(b)(ii):
(A)    No Partner nor any Affiliate of such Partner shall be entitled to any reimbursement or any right of contribution for any amount funded or liability incurred on account of any Credit Enhancement by reason of the Controllable Construction Cost Overruns, Bad Conduct, Material Breach or Uncured Bad Conduct of such Partner (or in the case of GP or TNHC, one or the other of them);
(B)    No Partner nor any Affiliate of such Partner shall be entitled to any reimbursement for any amount funded or liability incurred on account of any nonrecourse carve-out guaranty or environmental indemnity to the extent that the amounts funded or the liabilities incurred were caused by the actions or omissions of such Partner or its Affiliates, as the case may be. However, any Partner or any Affiliate of such Partner which is required to fund any amount or incur any liability under any nonrecourse carve-out guaranty or environmental indemnity due to the actions or omissions of another Partner or its Affiliates, as the case may be, shall be reimbursed by such other Partner for the amounts funded and the liabilities incurred; and

(C)    Non-reimbursable amounts paid or incurred by a Partner and/or its Affiliates in connection with a Credit Enhancement or as described in clause (b)(iii)(B) above shall not be treated as a loan to the Partnership nor shall any such amount be treated as a Capital Contribution. To the extent federal income tax or other rules require that a Partner’s Capital Account be increased by payments made with respect to a Credit Enhancement pursuant to this Section 4.2(b), then such deduction and/or loss shall be specially allocated to such Partner in an amount equal to any such Capital Contributions pursuant to Section 5.2(h).
(c)    Additional Contributions to Fund Controllable Construction Cost Overruns.
Subject to Section 4.3(d), if, at any time, there is a Controllable Construction Cost Overrun, TNHC shall immediately reimburse the Partnership in the amount of such Controllable Construction Cost Overruns, provided that no such amount shall be treated as made in TNHC’s capacity as a Partner or as a Capital Contribution.
(d)    Additional Capital Contributions to Fund Bad Conduct Costs.
If, at any time, the Partnership incurs any cost, expense, or liability, or suffers any damage or claim that is attributable to an act or acts of a Partner (or an Affiliate of a Partner under an approved Affiliate Agreement) that constitutes Bad Conduct, Uncured Bad Conduct, and/or a Material Breach or similar conduct under such Affiliate Agreement (to the extent any such cost, expense, liability, damage, and/or claim is attributable to such an act or acts of a Partner, it is referred to as a “Bad Conduct Cost”), then such Partner (or if such act is by GP or TNHC, then one or the other of them) shall immediately reimburse the Partnership in the amount of such Controllable Construction Cost Overruns (provided that the obligation of GP or TNHC to reimburse the Partnership shall be joint and several), provided that no such amount shall be treated as made in such person’s capacity as a Partner or as a Capital Contribution, and shall not be subject to the TNHC Contribution Cap or the Tricon Contribution Cap, as applicable.
(e)    Contribution Notice Procedures. If the General Partner is required to deliver a Contribution Notice pursuant to Section 4.2(a) (or another Partner if such Partner reasonably determines that another Partner is required to make an additional Capital Contribution pursuant to this Section 4.2, and such other Partner has not yet made such additional Capital Contributions), then the General Partner or other applicable Partner may deliver a notice (“Contribution Notice”) to the appropriate Partner, requesting that such Partner make such required additional Capital Contribution. Each Contribution Notice shall specify the following information:
(i)    the aggregate amount of additional Capital Contributions requested in the Contribution Notice pursuant to this Section 4.2;

(ii)    the additional Capital Contributions that each Partner is required to make to the Partnership pursuant to this Section 4.2;
(iii)    a brief description of the reason for such additional Capital Contributions; and
(iv)    the date (the “Contribution Date”) on which such additional Capital Contributions are due, which date shall not be less than ten (10) Business Days after the date on which the Contribution Notice is delivered.
(f)    Limitation on Other Additional Capital Contributions. Except as provided in Section 4.1, this Section 4.2, and Section 4.3, no Partner shall have any obligation or right to make any additional Capital Contributions.
(g)    Notification of Required Capital Contributions. GP and/or TNHC shall notify the other Partner in writing if TNHC is obligated to make an additional Capital Contribution pursuant to Section 4.2(b), Section 4.2(c), or Section 4.2(d). Such notice shall briefly describe the amount of such additional Capital Contribution and the reasons for such additional Capital Contribution.
4.3    Monetary Default by a Partner in Making Additional Capital Contributions.
(a)    If a Partner or any representative on the Executive Committee reasonably determines that a Partner has failed to make any Mandatory Additional Capital Contribution or any additional Capital Contributions agreed to by the Partner or otherwise required pursuant to Section 4.2, then such Partner or applicable representative on the Executive Committee shall immediately send a written notice (the “Default Notice”) to the Partner(s) that failed to make the agreed on or required Capital Contribution, notifying such Partner(s) of its failure to make such Capital Contributions, the amount to be contributed, the date such contribution was due, and requesting that such contributions be made immediately.
(b)    (i)    If the Partner receiving the Default Notice fails to make the applicable additional Capital Contribution required under Section 4.2 on or before the Default Date, then such Partner (referred to as a “Default Partner” and the amount that the Default Partner failed to contribute is referred to as the “Default Amount”) shall be in default (a “Monetary Default”). The Partners (other than a Partner that does not have a Contribution Percentage) that did not fail to make the required Capital Contribution (the “Non-Defaulting Partners”), in their sole and absolute discretion, may elect to (x) make the additional Capital Contribution in accordance with Subsection 4.3(b)(ii), in the stead of the Default Partner in an amount up to the Default Amount, or (y) make a preferred equity advance (“Partner Advance”) in the amount of the Default Amount, or any portion thereof, in accordance with Subsection 4.3(b)(iii), or (z) within thirty (30) days after the date after the failure of the Default Partner to cure the Monetary Default, withdraw all its Capital Contributions made in response to the applicable Contribution Notice and, at its option, determined in its sole discretion, make a Partner Advance for the entire amount of the Capital Contribution under such Contribution Notice.
(ii)    If the Non-Defaulting Partners elect to make such additional Capital Contributions under Section 4.3(b)(i)(x) in the stead of the Default Partner, then (A) all of the additional Capital Contributions made by the Non-Defaulting Partners in connection with a request for additional Capital Contributions with respect to which a Monetary Default has occurred shall increase the Undistributed Capital of such Non-Defaulting Partners (including those Capital Contributions that the Non-Defaulting Partners are required to contribute in their own stead with respect to the applicable Contribution Notice); and (B) and in the case of a Monetary Default other than a Monetary Default arising from a Guaranty Contribution Request, the Interim A Percentage Interests, Interim B Percentage Interests and Percentage Interests of the Default Partner and the Non-Defaulting Partners shall be redetermined in accordance with Section 4.3(c).
(iii)    Any Partner Advance shall be to the Partnership, earn a preference from the date advanced at the rate of twenty percent (20%) per annum, compounded monthly (“Partner Advance Preference”), and shall be payable from distributions pursuant to Section 6.1(a).
(c)    (i)    In connection with any Monetary Default, the Interim A Percentage Interest, Interim B Percentage Interest and Percentage Interest of a Default Partner shall be reduced by the product (expressed as a percentage) of: (A) the quotient of: (I) the Default Amount; divided by (II) the sum of the aggregate Capital Contributions actually made to the Partnership by all Partners from and after the Effective Date through the applicable date of determination; multiplied by (B) 1.25, but in no event (except as provided in Section 12.3) shall the Interim A Percentage Interest, Interim B Percentage Interest or Percentage Interest of a Default Partner be less than the Actual Contribution Percentage of the Default Partner and provided further that the Interim A Percentage Interest, Interim B Percentage Interest and Percentage Interest will not be reduced as in this subsection (i) to the extent that the Non-Defaulting Partner withdraws its Capital Contribution under Subsection 4.3(b)(i)(z) or makes a Partner Advance.
(ii)    For illustration purposes only, assume that: (A) an additional Capital Contribution was requested under this Agreement; (B) the Default Partner’s Percentage Interest is ten percent (10%); (C) the Default Amount is fifty thousand dollars ($50,000); and (D) the sum of the aggregate Capital Contributions made to the Partnership by the Partners from the Effective Date through the applicable date of determination equals five million dollars ($5,000,000). Under these facts, the Default Partner’s Interim A Percentage Interest, Interim B Percentage Interest and Percentage Interest would decrease by 1.25 (i.e., the product (expressed as a percentage) of: (x) the quotient of (I) $50,000 divided by (II) $5,000,000; multiplied by (y) 1.25). The Non-Defaulting Partner’s Interim A Percentage Interest, Interim

B Percentage Interest and Percentage Interest would increase by a like amount. Notwithstanding the foregoing, if the Default Partner is TNHC, TNHC’s Interim A Percentage Interest, Interim B Percentage Interest and Percentage Interest shall not be reduced (except as provided in Section 12.3) in the aggregate pursuant to this Section 4.3 to less than five percent (5%).
(iii)    The amount of the aggregate reduction in the Interim A Percentage Interests, Interim B Percentage Interests and Percentage Interests of the Default Partners pursuant to this Section 4.3(c) shall be allocated to the Non-Defaulting Partners who make the additional Capital Contributions in the stead of the Default Partners in proportion to the amount of the additional Capital Contributions made by such Non-Defaulting Partners.
(d)    Notwithstanding anything to the contrary in this Agreement, if a Partner commits a Material Monetary Default, then neither the Default Partner nor any Affiliate of the Default Partner shall have the right to initiate the procedures set forth in Section 11.9.
(e)    The Contribution Percentage of a Default Partner shall not be reduced pursuant to this Section 4.3, and the Contribution Percentage that the Non-Defaulting Partners hold shall not be increased pursuant to this Section 4.3.
(f)    EACH PARTNER ACKNOWLEDGES AND AGREES THAT EACH SUCH PARTNER'S INTEREST IN THE PARTNERSHIP MAY BE SUBSTANTIALLY DILUTED AND/OR FORFEITED IF SUCH PARTNER FAILS TO MAKE REQUIRED CONTRIBUTIONS UNDER THIS AGREEMENT. EACH PARTNER FURTHER ACKNOWLEDGES AND AGREES THAT THE REMEDIES AVAILABLE TO A NON-DEFAULTING PARTNER PURSUANT TO THIS SECTION 4.3, ARTICLE XI AND ARTICLE XII ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO ANY PARTNER FOR A DEFAULT BY ANY OTHER PARTNER IN ITS OBLIGATIONS TO MAKE CAPITAL CONTRIBUTIONS UNDER THIS AGREEMENT.
4.4    Capital Accounts.
(a)    Maintenance Rules. The Partnership shall maintain for each Partner a separate Capital Account in accordance with this Section 4.4. Each Capital Account shall be maintained in accordance with the following provisions:
(i)    Such Capital Account shall be increased by the cash amount or Book Value (as of the date of the contribution) of any property contributed by such Partner to the Partnership pursuant to this Agreement, such Partner’s allocable share of Profits and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 5.2 and Section 5.3, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.
(ii)    Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed (as of the date of the distribution) to such Partner pursuant to this Agreement, such Partner’s allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Partner pursuant to Section 4.2(b)(iii)(C), Section 4.2(c)(ii), Section 4.2(d)(ii), Section 5.2 and Section 5.3, and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.
(iii)    In the event all or a portion of an interest in the Partnership is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred interest.
(iv)    In determining the amount of any liability for purposes of Section 4.4(a)(i) or Section 4.4(a)(ii), there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts generally are intended to comply with section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Executive Committee reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts (including, without limitation, increases or decreases relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership or a Partner), are computed in order to comply with such Regulations, the General Partner may authorize, after first obtaining the approval of the Executive Committee as a Supermajority Major Decision, such modifications, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 13.2(d) upon the dissolution of the Partnership.
(b)    Definition of Profits and Losses. “Profits” and “Losses” mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)    Income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b) shall be added to such taxable income or loss;
(ii)    Any expenditures of the Partnership described in Code section 705(a)(2)(B), or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b) shall be subtracted from such taxable income or loss;

(iii)    If the Book Value of any Partnership asset is adjusted pursuant to Section 4.4(c)(ii) or Section 4.4(c)(iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;
(iv)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(v)    In lieu of the deduction for depreciation, cost recovery, or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation. “Book Depreciation” means for any Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Book Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such Fiscal Year or other period; provided, however, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, then Book Depreciation for that asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Executive Committee.
(vi)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.
(vii)    Notwithstanding any other provision of this Section 4.4(b), any items that are specially allocated pursuant to Section 4.2(b)(iii)(C), Section 4.2(c)(ii), Section 4.2(d)(ii), Section 5.2 or Section 5.3 shall not be taken into account in computing Profits and Losses.
(c)    Definition of Book Value. “Book Value” means for any asset the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)    The initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as reasonably determined by the Executive Committee.
(ii)    The Book Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Executive Committee, as of the following times: (A) on the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) on the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; (C) on the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g); and (D) on the grant by the Partnership of more than a de minimis interest in the Partnership as consideration for the provision of services to or for the benefit of the Partnership by a new or existing Partner acting in a Partner capacity or in anticipation of being a Partner; provided, however, that adjustments pursuant to clauses (A), (B), and (D) above shall be made only if the Executive Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(iii)    The Book Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Executive Committee.
(iv)    The Book Values of Partnership assets shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m) and Section 4.4(b)(vi) or Section 5.2(e); provided, however, that Book Values shall not be adjusted pursuant to this Section 4.4(c)(iv) to the extent the Executive Committee determines that an adjustment pursuant to Section 4.4(c)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.4(c)(iv).
(v)    If the Book Value of an asset has been determined or adjusted pursuant to Section 4.4(c)(i), Section 4.4(c)(ii), or Section 4.4(c)(iv), such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
4.5    Negative Capital Accounts. If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to restore or repay to the Partnership or any other Partner such negative balance or to make any Capital Contribution to the Partnership by reason thereof, and such negative balance shall not be considered an asset of the Partnership or of any Partner, provided, however, that under the circumstances described in Section 6.2, TNHC shall be obligated to contribute the Promote Clawback Amount.

4.6    Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.
4.7    No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles VI and XII.
4.8    Limitation on Capital Contributions and Loans. Except as specifically provided in this Article IV, no Partner may contribute capital to the Partnership. In addition, except as specifically provided in Section 4.3(b), no Partner may loan or advance money to the Partnership unless such loan or advance has been approved by the Executive Committee.
4.9    True-Up Amount Guarantee. New Home Company hereby unconditionally guarantees to the Partnership and to Tricon that TNHC will duly and punctually pay to the Partnership, the True-Up Amount in accordance with Section 4.2(a)(viii) hereof, and upon the default in the payment of the True-Up Amount or any part thereof by TNHC, New Home Company shall, on demand by Tricon, forthwith pay to the Partnership, the True-Up Amount or any portion thereof for which such demand was made. New Home Company shall be liable to the Partnership and Tricon for the payment of the True-Up Amount as principal debtor and not as surety only, and will not plead or assert to the contrary in any action taken by Tricon or the Partnership in enforcing this guarantee. Tricon shall not be bound to make any demand on or to seek or exhaust its recourse against TNHC before being entitled to demand payment from New Home Company of all or any part of the True-Up Amount and enforce its rights and the rights of the Partnership under this Section 4.9. This is a continuing guarantee, and may not be terminated, and nothing shall discharge or satisfy the liability of New Home Company hereunder except the full payment of the True-Up Amount. TNHC and New Home Company hereby waive all defenses, discharges, and releases (other than any that are a result in the payment of the underlying obligations) available to a surety in law or equity to the maximum extent permitted under applicable law. No delay or failure on the part of Tricon or the Partnership in exercising any of its respective options, powers or rights shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights, and the rights and remedies which it would otherwise have. This guarantee shall be binding upon New Home Company and its successors and assigns and shall inure to the benefit of and may be enforced by Tricon and its successors and permitted assigns under this Agreement on behalf of the Partnership.
4.10    Capital Management. The initial Annual Budget does not contemplate debt financing for the Project. However, if the Partnership undertakes any such debt financing (which shall be subject to Executive Committee approval as a Supermajority Major Decision pursuant to Section 7.3), the Annual Budget will be revised accordingly and, to the extent such financing replaces Capital Contributions already contributed by the Partners, the Partnership shall distribute such replaced Capital to the Partners in accordance with Section 6.1, subject to further call for capital pursuant to this Agreement. Furthermore, if at any time during the life of the Project the General Partner reasonably determines that any portion of Capital Contributions already funded by the Partners will not be required to meet obligations of the Partnership for at least three (3) months, the Partnership shall distribute such excess capital to the Partners in in accordance with Section 6.1, subject to further call for capital pursuant to this Agreement.
4.11    Acquisition Capital Contributions. Notwithstanding anything to the contrary in this Agreement:
(a)    if a Monetary Default has occurred with respect to any Mandatory Capital Contribution under any of Subsections 4.2(a)(i), 4.2(a)(iii), 4.2(a)(iv), 4.2(a)(vi) or 4.2(a)(viii) (the “Acquisition Mandatory Capital Contributions”), then at the election of the Non-Defaulting Partners (in their sole and absolute discretion) and in lieu of the remedies provided in Section 4.3(b), the Default Partner shall withdraw as a Partner upon payment to such Partner of its aggregate cash Capital Contributions. The Non-Defaulting Partners shall notify the Default Partner of their election under this subclause (a) in writing within thirty (30) days after the date of the failure of the Default Partner to cure the applicable Monetary Default; and
(b)    if there is a change to the Annual Budget or the map or site plan for the Project Site that could reasonably be expected to have a material adverse change to the economics of a Partner’s investment in the Project and, pursuant to Section 7.3(b), the Executive Committee does not unanimously approve the acquisition of the Project Site pursuant to the Purchase Contract, then the Partners shall have no further right or obligation to make any further Capital Contribution and the Partnership shall assign the Purchase Contract to TNHC or its designee. If TNHC or its designee acquires the Project Site at any time during the twelve (12) months following such assignment of the Purchase Contract, TNHC shall be obligated to reimburse Tricon, concurrently with such acquisition of the Project Site, for all Capital Contributions made by Tricon to the Partnership, which shall include an amount equal to the Tricon Initial Project Costs for which Tricon received credit as part of its Initial Capital Contribution, except those Capital Contributions made by Tricon to the Partnership in order to fund any portion of the Tricon Commitment Fee.
ARTICLE V
ALLOCATIONS
5.1    Allocations of Profits and Losses.
(a)    Allocation of Profits Generally. After giving effect to the allocations set forth in Section 4.2(b)(iii)(C), Section 4.2(c)(ii), Section 4.2(d)(ii), Section 5.2, and Section 5.3, and after giving effect to all distributions of cash or property (other than cash or property to be distributed pursuant to Article XIII), Profits for any Fiscal Year shall be allocated to the Partners in the following manner:
(i)    First, to the Partners, in reverse order and in proportion to the sum of the cumulative Loss allocated to them under Section 5.1(b)(ii) – (v), until an aggregate amount of Profit shall have been credited cumulatively to the Partners under this Section 5.1(a)(i) equal to such cumulative Loss;

(ii)    Next, to each Partner with a negative balance in its Adjusted Capital Account, pro rata in accordance with each such negative Adjusted Capital Account balance, until each such negative Adjusted Capital Account balance has been eliminated;
(iii)    Next, to such of the Partners equal to the aggregate amount previously distributed and remaining to be distributed to such Partners under Section 6.1(a) to the extent of the Partner Advance Preference (less allocations previously made under this (iii)), pro rata to the extent of such distribution rights;
(iv)    Next, to such of the Partners equal to the aggregate amount previously distributed and remaining to be distributed to such Partners under Section 6.1(b) to the extent of the Excess Shortfall Preference (less allocations previously made under this (iv)), pro rata to the extent of such distribution rights;
(v)    Next, to such of the Partners equal to the aggregate amount previously distributed and remaining to be distributed to such Partners under Section 6.1(c), (less allocations previously made under this (v)), pro rata to the extent of such distribution rights;
(vi)    Next, to such of the Partners equal to the aggregate amount previously distributed and remaining to be distributed to such Partners under Sections 6.1(e) and (f) (less allocations previously made under this (vi)), pro rata to the extent of such distribution rights; and
(vii)    Next, to the Partners in accordance with their Percentage Interests.
(b)    Allocation of Losses Generally. After giving effect to the allocations set forth in Section 4.2(b)(iii)(C), Section 4.2(c)(ii), Section 4.2(d)(ii), Section 5.2, and Section 5.3, and after giving effect to all distributions of cash or property (other than cash or property to be distributed pursuant to Article XIII), and subject to the limitation set forth in Section 5.1(c), Losses for any Fiscal Year shall be allocated to the Partners in the following manner:
(i)    First, to the Partners, in reverse order and in proportion to the sum of the cumulative Profit allocated to them under Section 5.1(a)(ii) – (v), until an aggregate amount of Profit shall have been credited cumulatively to the Partners under this Section 5.1(b)(i) equal to such cumulative Loss;
(ii)    Next, to the Partners with Undistributed Capital, to the extent of and in proportion to such Undistributed Capital;
(iii)    Next, to each Partner with a positive Adjusted Capital Account balance, pro rata in accordance with such positive Adjusted Capital Account balances, until such positive Adjusted Capital Account balances have been reduced to zero; and

(iv)    Next, to the Partners in proportion to their Percentage Interests.
(c)    Notwithstanding anything to the contrary in Section 5.1(b):
(i)    The Losses allocated pursuant to Section 5.1(b) hereof to any Partner for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Partner without causing such Partner to have an Adjusted Capital Account Deficit at the end of such Fiscal Year.
(ii)    If some but not all of the Partners would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 5.1(b) hereof, the limitations set forth in this Section 5.1(c) shall be applied by allocating Losses pursuant to this Section 5.1(c) only to those Partners who would not have an Adjusted Capital Account Deficit as a consequence of receiving such an allocation of Losses (with the allocation of such Losses among such Partners to be determined by the Executive Committee, based on the allocation that is most likely to effectuate the distribution priorities set forth in Section 6.1 hereof).
(iii)    If no Partner may receive an additional allocation of Losses pursuant to Section 5.1(c)(ii) above, such additional Losses not allocated pursuant to Section 5.1(c)(ii) shall be allocated among the Partners in a manner that is most likely to effectuate the distribution priorities set forth in Section 6.1 hereof), as reasonably determined by the Executive Committee.
5.2    Special Allocations of Profits and Losses.
(a)    Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(f) of the Regulations, notwithstanding any other provision of Article V, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership gross income and gain for such taxable year (and if necessary, subsequent taxable years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement (set forth in section 1.704-2(f) of the Regulations) relating to Partnership nonrecourse liabilities (as defined in section 1.704-2(b)(3) of the Regulations) and shall be so interpreted.
(b)    Partner Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership gross income and gain for such taxable year (and if necessary, subsequent taxable years) in an amount equal to the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement (set forth in section 1.704-2(i)(4) of the Regulations) relating to Partner Nonrecourse Debt and shall be so interpreted.
(c)    Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in section 1.704-1(b)(2)(ii)(d)(4), section 1.704-1(b)(2)(ii)(d)(5), or section 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership gross income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.2(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(c) were not in the Agreement.
(d)    Gross Income Allocation. If any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.2(c) and this Section 5.2(d) were not in the Agreement.
(e)    Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code sections 734(b) or 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Transferor a distribution to a Partner in complete liquidation of its interest in the Partnership or a Transfer of a Partnership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
(f)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be considered an additional item of taxable loss or deduction that is included in the determination of Profits and Losses pursuant to Section 4.4(b) and that is then allocated among the Partners as a part of the allocation of Profits and Losses.

(g)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated pursuant to Regulations section 1.704-2(b)(4) and (i)(1) to the Partner or Partners who bears the economic risk of loss with respect to such deductions.
(h)    Special Allocation of Loss. Items of loss and deduction shall be specially allocated to a Partner (i) under the circumstances and in the amounts described in Section 4.2(c) until the aggregate allocations of loss pursuant to this Section 5.2(h) equals the aggregate amounts described in such Section 4.2(c) and (ii) under any other circumstance where a payment by a Partner not properly treated as a Capital Contribution is required to be taken into account for purposes of determining such Partner’s adjusted Capital Account balance, in an amount equal to the amount of such Capital Account adjustment.
5.3    Curative Allocations. The allocations set forth in Section 5.2(a) through Section 5.2(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Executive Committee shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 4.2(b)(iii)(C), Section 4.2(c)(ii), Section 4.2(d)(ii), and Section 5.1 hereof. In exercising its discretion under this Section 5.3, the Executive Committee shall take into account future Regulatory Allocations under Section 5.2(a) and Section 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.2(f) and Section 5.2(g).
5.4    Tax Allocations: Code Section 704(c).
(a)    In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.4(c)(i)).
(b)    If the Book Value of any Partnership asset is adjusted pursuant to Section 4.4(c)(ii), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code section 704(c) and the Regulations thereunder.
(c)    Any elections or other decisions relating to allocations made pursuant to this Section 5.4 shall be made by the Executive Committee in any manner that reasonably reflects the purpose and intention of the Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Partner’s Capital Account or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.
5.5    Other Allocation Rules.
(a)    For purposes of determining the Profits, Losses, or any other item allocable to any period, Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the Executive Committee using any permissible method under Code section 706 and the Regulations thereunder.
(b)    For federal income tax purposes, every item of income, gain, loss, and deduction shall be allocated among the Partners in accordance with the allocations under Section 5.1, Section 5.2, Section 5.3, and Section 5.4.
(c)    The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.
(d)    It is intended that the allocations in Section 5.1, Section 5.2, Section 5.3, and Section 5.4 effect an allocation for federal income tax purposes consistent with section 704 of the Code and comply with any limitations or restrictions therein.
(e)    The Partners agree that their Percentage Interests represent their respective interests in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in Regulations section 1.752-3(a)(3)) pursuant to Regulations section 1.752-3(a)(3).
ARTICLE VI
DISTRIBUTIONS
6.1    Distributions of Available Cash. Subject to Section 12.3, the General Partner shall periodically determine in its reasonable discretion if there is any Available Cash. If the General Partner determines that such Available Cash exists, then such Available Cash shall be distributed to the Partners as soon as reasonably practicable in the manner set forth below:
(a)    First to Tricon and TNHC pro rata in accordance with their Partner Advances first to the extent that such Partners have accrued and unpaid Partner Advance Preference and then to the extent such Partners have unreturned Partner Advances, after taking into account all previous distributions under this Section 6.1(a) provided that all distributions of Partner Advances and the related Partner Advance Preferences shall be made in the inverse order of the time of their contribution, that is, the most recent Partner Advances and related Partner Advance Preferences shall be paid first before payments of earlier Partner Advances and Partner Advance Preferences;

(b)    Then, to Tricon and TNHC pro rata in accordance with their Excess Shortfall Percentage first to the extent such Partners have an accrued and unpaid Excess Shortfall Preference and then to the extent they have unreturned Excess Shortfall Amount contributions, after taking into account all previous distributions under this Section 6.1(b); provided that all distributions of Excess Shortfall Amount contributions and the related Excess Shortfall Preferences shall be made in the inverse order of the time of their contribution, that is, the most recent Excess Shortfall Contributions and related Excess Shortfall Preferences shall be paid first before payments of earlier Excess Shortfall Contributions and Excess Shortfall Preferences;
(c)    Then, to Tricon and to TNHC pro rata in accordance with their relative Priority Preference Amount, in an amount up to the accrued and unpaid Priority Preference Amount of each such Partner;
(d)    Next, to Tricon and to TNHC pro rata in accordance with their relative Undistributed Capital;
(e)    Next, to Tricon and to TNHC in accordance with their Interim A Percentage Interests until (taking account all prior aggregate distributions under this Section 6.1 Tricon achieves a 20% IRR or greater.
(f)    Next, to Tricon and to TNHC in accordance with their Interim B Percentage Interests until (taking account of all prior aggregate distributions under this Section 6.1 Tricon achieves a 25% IRR or greater.
(g)    Next, to the Partners in proportion to their respective Percentage Interests.
Notwithstanding the foregoing, as of the Land Closing Date, the TNHC Reimbursement Amount and the Priority Preference Amount attributable to the TNHC Reimbursement Amount as of the Land Closing Date shall be distributed to TNHC in accordance with Section 4.2(a)(vi).
6.2    Promote Clawback. Upon the occurrence of any of the following events: (a) any Capital Contribution has been funded after any distribution has been made pursuant to Section 6.1(e), or (b) on liquidation of the Partnership’s assets, TNHC shall be required to restore funds to the Partnership, which the Partnership shall distribute to the Partners in accordance with Section 6.1 (taking into account all Capital Contributions previously funded, including those funded after any distribution(s) made pursuant to Section 6.1(e)) in an amount (if any) (the “Promote Clawback Amount”) equal to the excess of (i) the cumulative amounts previously received by TNHC under Section 6.1 and not thereafter returned pursuant to this Section 6.2 over (ii) the sum of the amounts that should have been distributable to TNHC pursuant to Section 6.1 for such period of determination, taking into account the timing and amounts of all contributions and distributions to the date of determination, and, notwithstanding Section 4.5, TNHC shall be required to restore its negative Capital Account to the extent such previously distributed amounts exceed the amounts it is otherwise entitled to under such aggregate calculation. In the event that TNHC is obligated to restore any Promote Clawback Amount in accordance with this Section 6.2, until TNHC has restored the full amount of such Promote Clawback Amount to the Partnership, any amounts due to TNHC by the

Partnership, including, without limitation, any TNHC Management Fee, shall be applied to the payment to the Partnership of the Promote Clawback Amount, and the failure of TNHC to restore any Promote Clawback Amount shall be deemed to be a Material Breach hereunder.
6.3    Amounts Withheld.
(a)    Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the Partnership reasonably determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445, or 1446 of the Code.
(b)    Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within 15 days after notice from any Partner that such payment must be made unless: (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner; or (ii) the Partnership determines, in its reasonable discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Partner.
(c)    Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points, until such amount is paid in full.
6.4    Limitation on Distribution. Any other provision of this Agreement to the contrary notwithstanding, no distribution to the Partners will be declared and paid unless after the distribution is made, the Fair Market Value of all of the assets of the Partnership is in excess of all liabilities of the Partnership, other than liabilities to the Partners on account of their Capital Accounts.

ARTICLE VII
MANAGEMENT OF THE PARTNERSHIP
7.1    Designation and Authority of General Partner.
(a)    The Limited Partners hereby designate GP as the initial General Partner of the Partnership. GP shall continue to serve as the General Partner of the Partnership until such time as: (i) the Limited Partners mutually agree that GP shall cease to serve as the General Partner, in which event the Limited Partners shall appoint a successor General Partner; (ii) either GP or TNHC is no longer a Partner in the Partnership; (iii) GP has been removed as General Partner pursuant to Article XII; (iv) the TNHC Conversion Date; or (v) the Partnership is dissolved and wound up in accordance with the provisions of Article XIII.

(b)    Except as otherwise provided in Section 7.2, Section 7.3, and elsewhere in this Agreement, the General Partner shall conduct, direct, and exercise full control over all activities of the Partnership. Except as otherwise provided in Section 7.2, Section 7.3, and elsewhere in this Agreement, all management powers over the business and affairs of the Partnership shall be vested in the General Partner.
(c)    The General Partner shall: (i) plan, operate and manage, or cause to be managed, the Partnership affairs and business in accordance with the Delaware Act and this Agreement, and (ii) implement and act in accordance with the then-current approved Annual Budget and any Major Decision approved by the Executive Committee.
(d)    In furtherance of GP’s obligations under this Agreement as the General Partner, until the earlier to occur of (i) the Trigger Date or (ii) the date (the “Entitlements Approval Date”) the Partnership obtains City approval of the master tentative map for the Project, along with those approvals set forth on Exhibit J, with all final conditions of approval of that master tentative map (including without limitation such conditions, if any, relating to the Cajalco Road and Interstate 15 interchange) and all appeals periods applicable to such approvals have expired without an appeal being filed or all appeals finally adjudicated, two Development Key Persons, on behalf of GP, shall devote such time and attention to the business of the Partnership as is reasonably necessary to pursue the objectives of the Partnership; provided, however, that no later than thirty (30) days after any of such individuals ceases to be associated with GP, GP shall propose another replacement for such individual in such role on at least fifteen (15) days’ prior notice to Tricon, and such proposed individual shall replace the applicable departed individual upon receipt of the approval, if any, of Tricon (not to be unreasonably withheld, conditioned or delayed).  If GP at any time either (i) fails to have any of the Development Key Persons devoting the time and attention to the Partnership required pursuant to the preceding sentence and such failure continues for a period of fifteen (15) days following the delivery of a notice of such failure from Tricon to GP, or (ii) experiences the contemporaneous departure or unavailability (including by virtue of death, disability or incapacity, but not due to short-term travel) of all of the then-current Development Key Persons and a replacement is not proposed by GP for at least one of such individuals within fifteen (15) days following the occurrence of such event, or such replacement subsequently is not approved by Tricon (not to be unreasonably withheld, conditioned or delayed), then it shall constitute a “Development Key Person Event” under this Agreement.
7.2    Executive Committee
(a)    The Partnership hereby constitutes an Executive Committee to consult from time to time concerning the Partnership, to review the status of the Partnership’s activities, and to make such Major Decisions as may be required from time to time. Meetings of the Executive Committee shall be held in accordance with the procedures set forth in either Section 7.2(b) or Section 7.2(c) below, as applicable.
(b)    (i)    The procedures for holding a meeting of the Executive Committee as set forth in this Section 7.2(b) shall become effective only after a representative on the

Executive Committee designated by TNHC and/or Tricon notifies the representatives designated by the other Partner, in writing, that the procedures set forth in this Section 7.2(b) have been invoked. The procedures set forth in this Section 7.2(b) shall be in effect until such procedures are revoked, in writing, by a representative of the Partner that initially invoked such procedures. If no election has been made to invoke the procedures set forth in this Section 7.2(b), or if such an election has been made but is subsequently revoked, then until an election to use the procedures in Section 7.2(b) is made (or until another election is made after an earlier revocation), the more simplified procedure for making Major Decisions in Section 7.2(c) shall be in effect.
(ii)    If the procedures set forth in this Section 7.2(b) have been invoked, then upon five (5) Business Days prior written notice from TNHC, Tricon, and/or any member of the Executive Committee, there shall be a meeting of the Executive Committee, and each Partner shall cause its representatives to be in attendance at such meeting (in person or by telephone or other communication equipment). All notices requesting a meeting shall be accompanied by an agenda in sufficient detail to provide adequate notice of the matters to be discussed and to permit each of the representatives to make knowledgeable decisions. Each such notice shall be sent in an envelope or other container marked “CONFIDENTIAL/URGENT.” Matters discussed at any meeting shall be limited to the items set forth in the agenda unless otherwise agreed to by the representatives in attendance at the meeting. The agenda may include items that are not Major Decision items.
(iii)    In the event that all of the representatives of a Partner receiving such notice fail to attend a proposed meeting, then the Partner that requested the meeting and sent the initial notice shall send a second notice to the Partner whose representatives failed to attend. This second notice also shall be sent in a package or other container marked “CONFIDENTIAL/URGENT,” shall be accompanied by the same information that was sent in the first notice, and also shall include a statement notifying the recipient Partner that if all of the representatives of the recipient Partner fail to attend the meeting of the Executive Committee specified in the second notice, then the representatives of the recipient Partner shall be deemed to have approved the agenda items specified in the second notice. This second notice shall be sent at least ten (10) Business Days prior to the date of the rescheduled Executive Committee meeting.
(iv)    In the event no representative of a Partner attends the proposed meeting of the Executive Committee after two notices have been sent, then the proposal of the Partner delivering such notice with respect to such Major Decision shall be deemed to be approved, but only with respect to those agenda matters that were described in sufficient detail on the written notice of the meeting. Except as provided for in the preceding sentence: (A) no Supermajority Major Decision shall be deemed to have been adopted unless such Supermajority Major Decision has been approved by each representative of the Executive Committee who is then entitled to vote, and (B) no Majority Major Decision shall be deemed to have been adopted unless such Majority Major Decision has been approved by at least two (2) representatives of the Executive Committee who are then entitled to vote.
(v)    Except as otherwise provided in Section 7.2(d)(v), meetings of the Executive Committee shall be held at the principal office of the Partnership under Section 1.3, or at such other location as approved by the Executive Committee. The General Partner shall cause to be prepared minutes of each meeting, which shall be promptly delivered to the Partners for their approval.
(c)    Unless the more formalized and elaborate procedure for calling and holding meetings of the Executive Committee has been invoked pursuant to Section 7.2(b), (i) all Supermajority Major Decisions must be approved in writing by each representative of the Executive Committee who is then entitled to vote, and (ii) all Majority Major Decision must be approved in writing by at least two (2) representatives of the Executive Committee who are then entitled to vote.
(d)    (i)    The Executive Committee shall consist initially of three (3) representatives, two (2) of which shall be appointed by Tricon and one (1) of which shall be appointed by TNHC. Each representative on the Executive Committee shall have one (1) vote.
(ii)    Each Partner shall be entitled to rely upon the authority of each of the other Partner’s Executive Committee representatives to act on behalf of the Partner which appointed such representatives unless such Partner has received prior written notice to the contrary.
(iii)    Representatives on the Executive Committee shall serve until their resignation, death, or removal (except as otherwise provided below) by the Partner appointing such representative.
(iv)    Except as provided in Section 7.2(b)(iv), for purposes of establishing a quorum at any such meeting, it is only necessary that two (2) representatives of the Executive Committee be in attendance.
(v)    At the election of any representative on the Executive Committee, the Executive Committee may hold a meeting pursuant to Section 7.2(b) and/or Section 7.2(c), by means of conference telephone or similar communication equipment, and an action shall be deemed approved at such a meeting so long as within five (5) Business Days of the telephone meeting such action is ultimately consented to in writing by the number of representatives required to approve such Major Decision (any such writing must include the signatures of the applicable representatives on the Executive Committee). A “writing” for these purposes includes any handwritten, typewritten or digitally written communication or a telecopy of a signed document. In addition, the notice requirements for any meeting of the Executive Committee pursuant to Section 7.2(b) may be waived if such waiver is approved by at least one (1) representative appointed by each Partner.

(vi)    Until further notice, the representative of the Executive Committee for TNHC shall be Joseph Davis and the representatives on the Executive Committee for Tricon shall be Jeremy Scheetz and David Berman. Any Partner may designate replacement representatives by a written notice of such designation to the other Partner; provided, however, that no Partner shall remove its designated representatives without appointing a successor representative in the notice of removal. Any action by a Partner in contravention of the foregoing provision shall be void and of no effect. If at any time a Partner notifies the other Partner that any of the representatives of the Executive Committee appointed by the Partner delivering such notice is no longer to serve in such capacity, the representatives on the Executive Committee designated in such notice shall, from and after the date on which the other Partner receives such notice, have no authority, power, or capacity with respect to any matter whatsoever to bind the Partner that delivered the removal notice.
(e)    The Partners acknowledge and agree that each representative on the Executive Committee is a representative and agent of the Partner that appointed such representative (it being agreed that each representative of a Partner on the Executive Committee may act in the best interests of the Partner appointing such representative in determining whether to approve Major Decisions) and is not a “general partner” as defined in Section §17-101(5) of the Delaware Act.
7.3    Major Decisions.
(a)    The General Partner shall not have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership and/or a subsidiary entity in respect of a Major Decision unless or until the same has been approved by the Executive Committee in accordance with Section 7.2. Any Partner (or any representative on the Executive Committee on behalf of the applicable Partner) shall have the right to submit Major Decisions to the Executive Committee for approval.
(b)    The term “Supermajority Major Decision,” as used in this Agreement, means any decision with respect to the following matters the approval of which shall require the approval of all members of the Executive Committee:
(i)    Approval of each Annual Budget and any amendments or modifications to any of the foregoing;
(ii)    Approval of the entering into and economic terms of, or the exercise by the Partnership of any rights, options or remedies it may have under, any Affiliate Agreements, approval of any extensions, amendments, modifications, or alterations of any Affiliate Agreements, and approval of the termination of any such Affiliate Agreement, except as otherwise set forth in Section 7.8;
(iii)    Approval of a Pledge of all or a portion of the Partnership’s property or the Pledge of any Partnership assets, except for: (A) liens arising by operation of law and securing Partnership debts, which are not then currently due or payable (i.e., real estate taxes); or (B) the grant of utility and other easements or licenses over the Project Site for the purpose of providing utilities, cable television, or other necessary services to the Project Site in a manner consistent with an approved Annual Budget and/or the approved final map recorded on the Project Site;
(iv)    Approval of the issuance of any Partnership indebtedness or Community Facilities District bonds (excluding any such indebtedness or bonds specifically identified in the then-current approved Annual Budget and any third-party trade payables incurred in the ordinary course of business of the Partnership and in accordance with the Annual Budget then in effect), and approval of the terms of, and any renewals, extensions, amendments, or modifications to, any Partnership indebtedness or Community Facilities District bonds (excluding any third-party trade payables incurred in the ordinary course of business of the Partnership and in accordance with the Annual Budget then in effect);
(v)    Approval of: (A) the filing and/or prosecution of any lawsuit or claim on behalf the Partnership against any Person with an amount at risk in excess of $100,000 or that would affect the reputation of the Partnership and/or a Partner; and/or (B) the settlement, compromise, defense and/or waiver of any claims or causes of actions of the Partnership against any third party and/or of any third party against the Partnership with respect to a lawsuit or claim described in clause (v)(A) above;
(vi)    (A) Except as specifically provided in the Annual Budget for any property immediately adjacent to the Project, acquiring on behalf of the Partnership any real property other than the Project Site pursuant to the Purchase Contract; and (B) if there has been a change to the Annual Budget or the map or site plan for the Project Site that could reasonably be expected to have a material adverse change to the economics of a Partner’s investment in the Project, the acquisition of the Project Site pursuant to the Purchase Contract;
(vii)    Lending any funds of the Partnership other than the deposit of Partnership funds in a federally insured institution;
(viii)    File a petition for relief under the United States Bankruptcy Code, as amended, with respect to the Partnership, make an assignment for the benefit of creditors of the Partnership, apply for the appointment of a custodian, receiver or trustee for the Partnership or any of the Partnership’s property, consent to any other bankruptcy or similar proceeding, or consent to the filing of such proceeding with respect to the Partnership, or admit in writing the Partnership’s inability to pay its debts generally as they become due;
(ix)    Filing any application to zone, rezone, or subdivide the Project Site (or any other real property owned by the Partnership), and making any material modifications or amendments to such application;

(x)    Approval of the draft CCRs to be recorded on all or any portion of the Project Site and any amendments or modifications to such draft CCRs;
(xi)    Approval of any easements, restrictions or other encumbrances affecting the Project, other than Pledges (which are separately approved pursuant to subparagraph (iii) above) or easements, restrictions and encumbrances that have been approved in connection with the approval of the final map recorded against the Project Site;
(xii)    Approval of any changes to the tentative map approved for the Project Site as of the Effective Date, approval of any final map to be recorded against the Project Site, approval of any changes to such final map, approval of the final site plan, and approval of any material changes to the final site plan;
(xiii)    Approval of the commencement of construction of each Phase (including the Land Improvements);
(xiv)    Approval of the site plan, overall quality of materials, amenities, or design of any streetscape for any Lot to be constructed by the Partnership;
(xv)    Approval of the hiring of any employees of the Partnership;
(xvi)    Taking any action and incurring any expenditure and/or obligation that is materially inconsistent with an Annual Budget then in effect; provided, however, the General Partner shall pay all Controllable Construction Cost Overruns and Bad Conduct Costs out of the additional Capital Contributions required to be made by TNHC pursuant to Section 4.2(c) and Section 4.2(d);
(xvii)    Approval of any contract or other agreement if, as a result of the Partnership’s execution of such contract or other agreement, the aggregate amount committed to be expended by the Partnership under such contract or agreement or related series of contracts or agreements would exceed $250,000, and approval of material amendment or modification of any such contract or agreement;
(xviii)    Confessing a judgment against the Partnership in connection with any threatened or pending legal action;
(xix)    Executing or delivering any assignment for the benefit of creditors of the Partnership;
(xx)    Doing any act in contravention of this Agreement (including any act which requires the consent of other Partners) or failing to do any act required by this Agreement;
(xxi)    Doing any act which would make it impossible to carry on the ordinary business of the Partnership;

(xxii)     Admitting any other Person to be a Partner in the Partnership;
(xxiii)    Causing the Partnership to settle any casualty or other insurance claim or any condemnation action involving a claim in excess of $100,000 or any such claim that, when added to all other insurance and condemnation claims during a single Fiscal Year, exceeds $100,000, in each case, above any amounts payable by insurance;
(xxiv)    Approval of any insurance coverage for the Partnership and the Project that is inconsistent with the requirements set forth in Section 7.9 below;
(xxv)    Approval of any agreement with local, federal, or state governmental or administrative agency, any school board, any quasi-governmental agency, or any non-profit corporation or similar entity with respect to financial incentives, rebates, tax abatements or similar economic benefits relating to the Project and any amendment or termination thereof;
(xxvi)    Using the Partnership’s name, credit, or assets for other than the Partnership’s purposes;
(xxvii)    Causing the Partnership to consolidate or merge with or into any entity or engaging in any other transaction having substantially the same effect;
(xxviii)     Except for sales of Lots developed and/or constructed by the Partnership in the ordinary course of the Partnership’s business sold on terms previously approved and for cash and at prices not less than 95% nor more than 105% of the prices set forth in the most recently approved Annual Budget or amendment thereof, approval of the Transfer of any asset of the Partnership; provided that any sale above 105% of the applicable price set forth in the most recently approved Annual Budget or amendment thereof shall be deemed approved by any Partner who fails to disapprove such sale by written notice to Manager given not later than ten (10) Business Days after the General Partner’s written request for approval to the Executive Committee that contains the following capitalized and underlined language in a conspicuous part of the request "…the sale price you are requested to approve shall BE DEEMED APPROVED IF YOU FAIL TO RESPOND IN TEN (10) BUSINESS DAYS";
(xxix)    Causing the Partnership to form any subsidiary and the entering into of governing documents of any subsidiary;
(xxx)    Making any distributions to the Partners other than distributions specifically provided for in this Agreement, or making any distributions other than by check of the Partnership or by wire transfer;

(xxxi)    Entering into any joint venture (regardless of the form of the joint venture) with another Person in connection with the Partnership and/or the Project;
(xxxii)    Changing the purposes of the Partnership, or engaging in any other business not included within the purposes of the Partnership;
(xxxiii)    Changing the Partnership’s or any subsidiary’s name or the name under which the Partnership or any subsidiary conducts its business;
(xxxiv)    Approval of press releases issued by the Partnership, or by any other Person on behalf of the Partnership, other than the marketing press releases in the ordinary course of selling Lots, none of which shall mention the name of any Partner or any direct or indirect owner of any Partner without such Partner’s prior written consent;
(xxxv)    Approval of the commencement of sales of each Phase and the initial schedule of prices for which Lots will be marketed and sold to third-parties, and any amendment to such schedule, and the terms on which Lots will be marketed and sold to third-parties; and
(xxxvi)    Approval of any other matter designated in this Agreement as a Supermajority Major Decision.
(c)    The term “Majority Major Decision,” as used in this Agreement, means any decision with respect to the following matters which shall require the approval of a majority of the members of the Executive Committee.
(i)    Approval of any tax elections for federal, state, or local purposes;
(ii)    Approval of any material decision concerning Partnership accounting for book and federal income tax purposes;
(iii)    Making any other decision under this Agreement that specifically requires the approval of the Executive Committee as a Majority Major Decision;
(iv)    Approval of any distributions to the Partners pursuant to Article VI or Article XIII; and
(v)    Designating a “general partner” for the Partnership under the Delaware Act.
(d)    Notwithstanding any other term of this Agreement, in the event that a Senior TNHC Principal has committed Bad Conduct, is a Bad Conduct Partner, or has committed a Material Breach, which has not been cured, the representative or representatives on the Executive Committee designated by that Partner shall not have a vote, except with respect to the Major Decisions set forth in Subsections 7.3(b)(viii), (xx), and (xxi) through (xxiii).

7.4    Certificate of Limited Partnership. The General Partner shall cause to be filed at the Partnership’s expense such other certificates or documents (including, without limitation, copies, renewals, amendments or restatements of this Agreement) as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation or qualification and operation of a limited partnership in any other state in which the Partnership may elect to do business.
7.5    Compensation and Reimbursement of Partners.
(a)    Except as provided in Section 7.5(b), Section 7.5(c) and Section 7.8, no Partner shall be compensated for any services rendered to the Partnership and no Partner shall be entitled to any reimbursements from the Partnership, unless such reimbursements have been specifically approved by the Executive Committee.
(b)    Notwithstanding anything to the contrary in Section 7.5(a), but subject to Section 7.8, a Partner may be reimbursed except for Excluded Costs for direct, third party expenses that such Partner incurs and/or makes for or on behalf of the Partnership after the Effective Date, but only to the extent such expenditure made by such Partner is consistent with and provided for in the approved Annual Budget then in effect and is not an Excluded Cost. The Annual Budget includes an item for reimbursement to Tricon for its reasonable third party costs incurred in connection with the negotiation, preparation, management and enforcement of this Agreement and due diligence activities including, without limitation attorneys fees and travel costs. The Partnership will not pay any interest to the relevant Partner with respect to such advances.
(c)    Notwithstanding anything to the contrary in Section 7.5(a), but subject to Section 7.8, the General Partner shall be reimbursed for the allocable portion of all Project Employee Costs incurred by the General Partner after the Effective Date, but only to the extent such expenditure made by such Partner is consistent with and provided for in a specific detailed line item in the approved Annual Budget then in effect and is not an Excluded Cost. The Partnership will not pay any interest to the General Partner with respect to Project Employee Costs.
7.6    Outside Activities. Except as specifically set forth in Section 4.11(b) or Section 7.15, the Partners (including the General Partner) or any Affiliates thereof, and any director, officer, partner, or employee of the Partners or any Affiliates thereof, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership and may engage in any real estate activities and in any other businesses and activities for their own accounts and for the accounts of others, including those that compete with the activities and business of the Partnership, without having or incurring any obligation to provide notice of same and/or offer any interest in or funds from such properties, businesses or activities to the Partnership or any Partner, and no other provision of this Agreement shall be deemed to prohibit the Partners or any such Person from conducting such other businesses and activities. Except as specifically set forth in Section 4.11(b) or Section 7.15, neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the relationship created hereby to participate in, to be notified of or to own any interest in any business ventures of a Partner, any Affiliates thereof, or any director, officer, partner, or employee of a Partner or an Affiliate thereof.

7.7    Partnership Funds. The funds of the Partnership shall be deposited in such Partnership account or Partnership accounts as are designated by the General Partner. The General Partner shall not commingle Partnership funds with any funds or accounts of the General Partner and/or its Affiliates. The General Partner and each representative of the Executive Committee appointed by Tricon shall be authorized to sign checks or drafts against any Partnership account. Any withdrawals from or charges against such accounts may be made by the General Partner or by its officers or agents in accordance with the terms of the Agreement.
7.8    Transactions with Affiliates.
(a)    Except as provided in Section 7.5, Section 7.8(b), Section 7.8(c), Section 7.8(d), Section 7.8(e), and Section 7.8(f), a Partner may not, on behalf of the Partnership, enter into any transaction, agreement, or contract with respect to the Partnership, and/or the business and affairs of the Partnership, with any Person that is a Partner, an Affiliate of any Partner, and/or an Affiliate of the Partnership (an “Affiliate Agreement”), or exercise any rights, options or remedies or perform any obligations (including, without limitation, any obligation to indemnify) the Partnership may have under such Affiliate Agreement, or approve any extensions, amendments, modifications, alterations or termination of any such Affiliate Agreement, unless such Affiliate Agreement and/or such action under such Affiliate Agreement is approved by the representative(s) on the Executive Committee appointed by the other Partner, and only the approval of such representative(s) shall be required. Under all circumstances, the terms to the Partnership of any such Affiliate Agreement including the amount of fees to be paid by the Partnership to such Person, shall be competitive with the terms of similar transactions, agreements, or contracts obtained by Persons in the same business as the Partnership in arms-length agreements with unrelated parties.
(b)    The Partnership shall pay GP a management fee (the “TNHC Management Fee”) equal to three percent (3%) of the gross sales proceeds derived by the Partnership from the sale of the Project Site or any portion thereof, including, but not limited to, the sale of any Lot and the master marketing fees received from merchant builders in the Project (“Gross Sales Proceeds”). One third (1/3) of the estimated TNHC Management Fee (i.e., 1% of the Gross Sales Proceeds) shall be paid over twenty-four (24) months in equal monthly installments on or about the first day of each month commencing as of the Effective Date based on the estimated Gross Sales Proceeds to be realized by the Partnership over the life of the Project as reflected in the most recently approved Annual Budget. One third (1/3) of the estimated TNHC Management Fee (i.e., 1% of the Gross Sales Proceeds) shall be paid in equal monthly installments on or about the first day of each month over the projected life of the Project based on the estimated Gross Sales Proceeds to be realized by the Partnership over the life of the Project as reflected in the most recently approved Annual Budget. The amount of such monthly installments will be adjusted (including an adjustment for previously paid installments), as necessary, whenever the Annual Budget is revised. The remaining one third (1/3) of the TNHC Management Fee (i.e., 1% of the Gross Sales Proceeds) shall be paid in payments on the first day of the next calendar month following the closing of each sale of any Lot (i.e., 1.0% of the gross sale price for a Lot, payable on the first day of the month following closing). Prior to the Partnership’s final liquidating distributions, the

Partnership and TNHC shall reconcile (and shall make any necessary final “adjustment” payments with respect to) the amount of TNHC Management Fee that has been paid to date with the amount of TNHC Management Fees that should have been paid based on the actual amount of Gross Sales Proceeds realized through the life of the Project. Notwithstanding the foregoing, if TNHC has committed Material Bad Conduct, then TNHC shall no longer have the right to receive the TNHC Management Fee hereunder but will have no obligation to return any portion of the TNHC Management Fee that has accrued and been paid.
(c)    The Partnership shall pay Tricon a management fee (the “Tricon Management Fee”) equal to the greater of (i) one quarter percent (0.25%) of Tricon’s Undistributed Capital calculated as of the first day of each calendar quarter, and (ii) Fifty Thousand and no/100 Dollars ($50,000), payable on the first day of each calendar quarter over the life of the Project and prorated for any partial calendar quarter.
(d)    As of the Effective Date, the Partnership shall pay Tricon a one-time equity commitment fee (the “Tricon Commitment Fee”) in the amount of Two Million Two Hundred Eighty Thousand and No/100 Dollars ($2,280,000.00).
(e)    The Partners hereby unanimously approve the form of the Construction Contract and the form of the Sales and Marketing Agreement attached as Exhibits D and E and to this Agreement.
(f)    Notwithstanding any other provision to the contrary in this Agreement and subject to clause (g) below, if an Affiliate of any Partner is the party to any Affiliate Agreement (as applicable), such Affiliate has committed a material default under the applicable Affiliate Agreement, and any applicable notice and cure periods have expired, then the Partner that is not an Affiliate to the Person providing services under the Affiliate Agreement shall have the right, but not the obligation, unilaterally and without requiring concurrence of any other Partner or the Executive Committee, to act on behalf of the Partnership with respect to the enforcement of remedies under the applicable Affiliate Agreement (including the right to terminate such agreement to the extent provided for in such agreement).
(g)    (i) Rather than enter into the Construction Contract and the Sales and Marketing Agreement with TNHC Realty, the Partnership could contract directly with unaffiliated contractors, suppliers, brokers or sales and marketing consultants for such services. The Partners acknowledge and agree that TNHC has caused its affiliated company TNHC Realty to enter into the Construction Contract and the Sales and Marketing Agreement for the convenience of the Partnership, to reduce costs and to facilitate construction and marketing of the Project by the Partnership. TNHC Realty’s compensation under the Construction Contract and the Sales and Marketing Agreement has been established as a “pass through” of costs and not as a “for profit” enterprise but excluding Excluded Costs. Except as provided in Section 7.8(g)(ii), the Partners do not intend for either TNHC or TNHC Realty to have the same liability, including without limitation liability for construction defects or for personal injury or property damage during the course of TNHC Realty’s activities under the Construction Contract and the Sales and Marketing Agreement,

or otherwise, as would a third-party, unaffiliated general contractor or a third-party, unaffiliated broker or sales and marketing consultant (collectively “Construction and Marketing Liability”). Therefore, notwithstanding anything in this Agreement, the Construction Contract or the Sale and Marketing Agreement to the contrary, but subject to Section 7.8(g)(ii) below, the Partners intend and agree that TNHC and TNHC Realty shall have no Construction and Marketing Liability and the Construction and Marketing Liability shall be solely with the Partnership and insured against by the Partnership’s insurance. Subject to Section 7.8(g)(ii) below, to the extent any Construction and Marketing Liability is not covered by Partnership insurance, all amounts owing in connection therewith shall be made by the Partnership and included in Partnership Costs and Expenses. Nothing in this Agreement shall be construed as a guarantee by TNHC of TNHC Realty’s obligations under the Construction Contract and/or the Sales and Marketing Agreement. If there is a conflict between this Agreement and the Construction Contract and/or Sales and Marketing Agreement, this Agreement shall control.
(ii)    Notwithstanding anything to the contrary in Section 7.8(g)(i):
(A)    To the extent TNHC Realty engages in conduct in the performance of its services under the Construction Contract and/or the Sales and Marketing Agreement that would constitute Bad Conduct or Uncured Bad Conduct if committed by TNHC or GP in the performance of its duties under this Agreement (defined as “TNHC Realty Bad Conduct”), then any cost, expense, damage, or liability suffered or incurred by the Partnership as a result of such TNHC Realty Bad Conduct shall be considered a Bad Conduct Cost within the meaning of this Agreement;
(B)    TNHC Realty and TNHC shall be liable to the Partnership for any cost, expense, damage, or liability suffered or incurred by the Partnership as result of the negligent acts by TNHC Realty pursuant to the Sales and Marketing Agreement in connection with the submission of any materials to the California Department of Real Estate and/or any statements made or actions taken by the sales agents employed by TNHC Realty in connection with the sale of Lots; and
(C)    In the event GP is removed as the General Partner due to a Removal Event described in Section 12.1(ii) and such Removal Event is due to Material Bad Conduct, then the Construction Contract and the Sales and Marketing Agreement shall be terminated as of the date on which the Removal Notice is delivered to GP and any unpaid fees accrued prior to such date shall be forfeited.
7.9    Insurance. Except as otherwise provided in this Agreement, the General Partner, on behalf of the Partnership and at the Partnership’s cost and expense, shall during the entire term hereof, obtain, maintain, and keep in full force and effect all insurance required by the insurance requirements set forth on Exhibit G, any other insurance that may be required by any Partnership

Obligation, and any other form or forms of insurance on the Project or for the Partnership that has been approved by the Executive Committee.
7.10    Indemnification of Partners. The Partnership shall indemnify, defend, and hold harmless the General Partner, the other Partners, their directors, officers, shareholders, constituent members, constituent partners, and employees, and the individual representatives on the Executive Committee (individually, an “Indemnitee”), as follows:
(a)    (i)    In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, to which an Indemnitee was or is a party or is threatened to be made a party by reason of the fact that such Indemnitee is or was a Partner, a director, officer, shareholder, constituent member, constituent partner, or employee of a Partner, or is an individual representative on the Executive Committee, the Partnership shall indemnify such Indemnitee against attorneys’ fees, judgments, fines, penalties, settlements, and reasonable expenses actually incurred by such Indemnitee in connection with the defense and/or settlement of such action, suit or proceeding, if such Indemnitee acted in good faith and using the standard of care required under this Agreement, and in the case of the exercise of authority by the Indemnitee under the Delaware Act or this Agreement, other than service for another enterprise, in a manner reasonably believed by such Indemnitee to be in the best interests of the Partnership and, in all other cases, that the Indemnitee’s conduct was not a willful and intentional or knowing act in opposition to the Partnership’s best interests, and with respect to any criminal action or proceeding, the Indemnitee did not have reasonable cause to believe that his conduct was unlawful.
(ii)    In no event, however, shall indemnification of an Indemnitee (or the Affiliates, directors, officers, shareholders, constituent members, constituent partners, and employees, or the individual representatives on the Executive Committee of such Indemnitee) ever be made: (A) in relation to a proceeding in which the Indemnitee has been found liable for fraud or a criminal act or for gross negligence, breach of fiduciary duty, willful or intentional misconduct in the Indemnitee’s performance of its duty to the Partnership or in relation to a proceeding which arises out of a Material Breach by the Indemnitee of the terms and provisions of this Agreement; or (B) with respect to any Uncured Bad Conduct of the Indemnitee; or (C) with respect to a claim or suit brought by one Partner (and/or an Affiliate thereof) against another Partner (and/or an Affiliate thereof); and/or (D) with respect to TNHC’s obligation to make additional Capital Contributions for Controllable Construction Cost Overruns.
(iii)    The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner reasonably believed by such Indemnitee to be in the best interests of the Partnership or not opposed to the Partnership’s best interests.
(b)    If a claim or assertion of liability is made or asserted by a third party against an Indemnitee by reason of the fact that such Indemnitee was or is a party or is threatened to be a party by reason of the fact that such Indemnitee is or was a Partner or is a director, officer, shareholder, constituent partner, constituent member, or employee of a Partner or an individual representative on the Executive Committee, Indemnitee will forthwith give to the Partnership and the Executive Committee written notice of the claims or assertion of liability and request the Partnership to defend the same and any other related claims or assertions of liability that are included in the same complaint. Failure to so notify the Partnership will not relieve the Partnership of any liability which the Partnership might have to Indemnitee except to the extent that such failure actually prejudices the Partnership’s legal position. The Partnership will have the obligation to defend against such claims or assertions and the Partnership will give written notice to the Indemnitee of acceptance of the defense of such claims and the name of the counsel selected by the Partnership to defend such claims. The Indemnitee will be entitled to be kept informed by the Partnership and its counsel of the status of such defense and also will be entitled at its option (and expenses) to employ separate counsel for such defense. In the event the Partnership does not accept the defense of the claims or in the event that the Partnership or its counsel fails to use reasonable care in maintaining such defense, the Indemnitee will have the right to employ counsel for such defense at the expense of the Partnership. The Partnership and the Indemnitee will cooperate with each other in the defense of any such action and the relevant records of each will be made available to the other with respect to such defense. If, at the conclusion of any such proceedings, it is determined that the Indemnitee would not have been entitled to indemnification pursuant to this Section 7.10 for such claims or assertions, then the Indemnitee and/or its Affiliated Partner shall be obligated to (which obligation shall be joint and several, if applicable) immediately reimburse the Partnership for any costs and expenses paid by the Partnership to defend the Indemnitee pursuant to this Section 7.10(b).
(c)    No Indemnitee will be entitled to indemnification under this Section 7.10 if it has entered into any settlement or compromise of any claim giving rise to any indemnifiable loss without the written consent of the Partnership. If a bona fide settlement offer is made with respect to a claim and the Partnership desires to accept and agree to such offer, the Partnership will give written notice to the Indemnitee to that effect (the “Settlement Notice”). If the Indemnitee fails to consent to the settlement offer within ten calendar days after receipt of the Settlement Notice, then the Indemnitee will be deemed to have rejected such settlement offer and will be responsible for continuing the defense of such claim and, in such event, the maximum liability of the Partnership as to such claim will not exceed the amount of such settlement offer plus any and all reasonable costs and expenses paid or incurred by the Indemnitee up to the date of the Settlement Notice and which are otherwise the responsibility of the Partnership pursuant to this Section 7.10.
(d)    Any indemnification permitted under this Section 7.10 shall be made only out of the assets of the Partnership and no Partner shall be obligated to contribute to the capital of or loan funds to, the Partnership to enable the Partnership to provide such indemnification.
(e)    The indemnification provided by this Section 7.10 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the

Partners, as a matter of law or otherwise, as to action in the Indemnitee’s capacity as a Partner, as a director, officer, employee, constituent member, or a constituent of a Partner, or as a member of the Executive Committee, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.
(f)    Except as otherwise provided in this Agreement, the Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees if approved by the Executive Committee.
(g)    In no event may an Indemnitee subject a Partner or its Affiliates to personal liability by reason of the indemnification provisions of this Agreement.
(h)    The provisions of this Section 7.10 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators, and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    Any action to be taken by the Partnership pursuant to this Section 7.10 shall instead be taken by and require the approval of the Executive Committee, except as otherwise set forth in Section 7.8.
(j)    EXCEPT AS PROVIDED IN SECTION 7.10(a)(ii)(c), THIS SECTION 7.10 INCLUDES AN INDEMNITY BY THE PARTNERSHIP OF EACH INDEMNITEE AGAINST SUCH INDEMNITEE’S ORDINARY NEGLIGENCE.
7.11    Liability of a Partner.
(a)    Neither a Partner nor a Partner’s shareholders, directors, officers, employees, constituent members, constituent partners, or Executive Committee representatives shall be liable to the Partnership or to the other Partners for errors in judgment or for any acts or omissions that do not constitute fraud, gross negligence, criminal misconduct, willful and wanton misconduct, and/or breach of this Agreement.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through agents; provided, however, that the performance of any duties of the General Partner by an agent shall not relieve the General Partner of any liability with respect to such duties and any and all acts taken by an agent in performance of duties delegated to it by the General Partner shall be attributable to the General Partner as if the General Partner had taken such action.
7.12    Duties.
(a)    The General Partner shall manage the Partnership and its business and affairs in accordance with the terms of this Agreement and shall use all of its reasonable efforts to carry out the business of the Partnership. Each Partner shall act honestly and in good faith, provided that the Limited Partners shall have no fiduciary duties to the Partnership (and any such duties are hereby waived) beyond the contractual covenants of good faith and fair dealing. The General Partner shall act in the best interest of the Partnership and the General Partner shall devote such time to the business of the Partnership as shall be reasonably required to perform such Partner’s duties and obligations under this Agreement. The General Partner shall devote itself to the business of the Partnership to the extent necessary for the efficient carrying on thereof and in a manner that will permit the General Partner to fulfill those duties and responsibilities described in Section 7.12(b) below and elsewhere in this Agreement. Whenever requested by any Partner, the General Partner shall render a just and faithful account of all material dealings and transactions relating to the business of the Partnership.
(b)    The General Partner, in addition to its other obligations under this Agreement, shall perform the following services in its capacity as the General Partner, at the expense of the Partnership:
(i)    Carry out and implement the Major Decisions approved by the Executive Committee;
(ii)    Give all notices and utilize commercially reasonable efforts to ensure compliance with all laws, ordinances, rules, and regulations affecting the grading, development, construction, operation, and sale of the Project;
(iii)    Prepare, or cause to be prepared, each Annual Budget and any necessary or appropriate amendments to any Annual Budget, all maps, schematic drawings, Plans and Specifications, working drawings, and other documentation (including all revisions thereto) necessary to develop the Project Site and construct the applicable Improvements, and obtain all necessary governmental approvals therefor;
(iv)    Conduct such other pre-development activities with respect to the Project Site as General Partner deems necessary to develop and improve the Project Site in accordance with any approved Annual Budget;
(v)    Develop or supervise the development of a marketing plan for the Lots and then coordinate all efforts to market and sell Lots, including efforts to develop and implement marketing strategies;
(vi)    Prepare and distribute to each Partner any and all reports required under Section 9.3 hereof;
(vii)    Prepare and submit an Annual Budget pursuant to Section 7.13 hereof for approval by the Executive Committee;

(viii)    Manage and maintain the Project Site and pay all applicable ad valorem taxes, insurance premiums, and other similar carrying costs associated with the Project;
(ix)    Obtain any financing and bonds required to construct and sell the Lots; and
(x)    Cause the Partnership to comply with the terms of all applicable loan agreements governing the Partnership Obligations and other Partnership indebtedness, and notify the other Partners of any default of any party under any loan, Partnership Obligation, and/or any other significant agreement affecting the Partnership.
7.13    Annual Budget.
(a)    The Partners approve the initial Annual Budget for the Partnership, a copy of which is attached hereto as Exhibit F. The parties acknowledge and agree that the initial Annual Budget attached hereto is the budget based upon which the Partners have agreed to proceed with respect to the Project and that any and all prior drafts of a budget with respect to the Project are not applicable and are of no force and effect. At least 60 days prior to the commencement of each Fiscal Year, commencing with the Fiscal Year beginning January 1, 2015, the General Partner shall submit a proposed revised and updated Annual Budget for the Partnership for the period of time commencing on January 1 of the upcoming Fiscal Year and extending through the projected term of the Partnership.
(b)    The Executive Committee shall review and, if acceptable, approve the proposed Annual Budget to the extent required under Section 7.3(b)(i). A proposed Annual Budget shall not become effective, however, until such Annual Budget has been approved by the Executive Committee.
(c)    If the Executive Committee fails to approve a proposed Annual Budget prior to the commencement of a particular Fiscal Year, then pending a final resolution of the dispute with respect to such Annual Budget, the General Partner shall continue to manage, maintain, supervise, direct, and operate the Partnership based upon the previous Annual Budget, those budget items agreed to for the new Annual Budget and excepting non-controllable costs for insurance, taxes and utilities.
(d)    After an Annual Budget has been approved, the General Partner has the right from time to time during the applicable Fiscal Year to propose revisions to the Annual Budget and submit such revisions to the Executive Committee for its approval, and such proposed revision to the Annual Budget shall not be effective until approved by the Executive Committee. Once approved, such revisions shall be incorporated in and become part of the approved Annual Budget.
7.14    Indemnification for Fees.

(a)    Tricon represents and warrants to TNHC and GP that no broker or other Person is entitled to a commission, fee, or other compensation in connection with the formation of the Partnership and/or the contribution of the equity capital to the Partnership, and Tricon hereby indemnifies and holds TNHC and GP harmless from and against any claims, losses, damages, costs, and expenses that the Partnership and/or TNHC and/or GP may suffer or incur in the event that any broker or other Person asserts a claim through Tricon for such a commission, fee, or other compensation.
(b)    TNHC and GP jointly and severally represent and warrant to Tricon that no broker or other Person is entitled to a commission, fee, or other compensation in connection with the formation of the Partnership and/or the contribution of the equity capital to the Partnership, and TNHC and GP jointly and severally hereby indemnify and hold Tricon harmless from and against any claims, losses, damages, costs, and expenses that the Partnership and/or Tricon may suffer or incur in the event that any broker or other Person asserts a claim through TNHC and/or GP for such a commission, fee, or other compensation.
7.15    First Refusal Rights on Additional Land. No TNHC Party shall acquire any interests (whether through debt or equity) in or provide development, management or brokerage services to any Additional Lands except as specifically provided in this Section 7.15. If any TNHC Party intends to acquire any interest (whether through debt or equity) in or provide development, management or brokerage services to any property within a 5-mile radius of the approximate center of the Project Site, as outlined on Exhibit H attached hereto (all such property, the “Additional Lands”), the TNHC Party shall offer or cause to be offered to Tricon the right of Tricon or its designated Affiliate(s) (with any co-investors as they may determine) to participate in such opportunity on the same terms and conditions as set forth in this Agreement, or as they may otherwise agree. Tricon shall notify the applicable TNHC Party within forty-five (45) days after it receives such offer as to whether or not Tricon or its designated Affiliate(s) elect to participate in such opportunity (and failure to respond within such time period shall be deemed a decision not to participate). If Tricon or its designated Affiliate(s) do not elect to participate in an opportunity as to the Additional Land that is subject to an offer, the applicable TNHC Party may proceed with such opportunity only if, prior to the acceptance of such opportunity by the applicable TNHC Party, either (a) the Partnership has sold at least seventy-five percent (75%) of the total net developable acres of the Project Site to Persons that are not Affiliates of the Partnership or (b) Tricon has received distributions sufficient so that the next distributions that would be made would be made pursuant to Section 6.1(f). If either of the foregoing conditions has not been met, no TNHC Party shall proceed with any such acquisition and development without Tricon’s prior written approval, which may be given or withheld in its sole discretion. If the TNHC Party can only acquire the Additional Lands or a portion thereof under terms that prevent Tricon or its designated Affiliate(s) from participating directly on the same terms and conditions as set forth in this Agreement, TNHC will, or will cause the applicable TNHC Party to, offer to Tricon or its designated Affiliate(s) (with any co-investors as they may determine) the right to participate in the interest of the applicable TNHC Party, as applicable, on the same terms and conditions as set forth in this Agreement.
7.16    TNHC Right of First Refusal. TNHC shall have the right to acquire from the Partnership, and the Partnership shall be obligated to sell to TNHC, Lots at a price equal to the list price set forth in the most recent Annual Budget (as such list price may be updated pursuant to a market study requested by a Partner under Section 9.5), provided, however, that (a) the purchase price of any such Lot shall not be less than the greater of (i) the projected sale amount of such Lot as set forth in the Partnership’s most recent Annual Budget, and (ii) the last sale price for a comparable Lot, (b) the total number of Lots purchased by TNHC in accordance with this Section 7.16 shall in no event exceed thirty percent (30%) of the total Lots of the Project for the relevant Phase of the Project (the Partners agreeing that they will reasonably consider a re-allocation of Lots among the Phases at least annually), and (c) the terms and conditions of the purchase of any such Lots (other than the price, which shall be as set forth above) shall be comparable to the terms and conditions offered to third parties, subject to Tricon’s reasonable written consent, provided, however, that the selection and location of such Lots shall be subject to Tricon’s written consent, which consent may be given or withheld at Tricon’s sole discretion. In the event that TNHC intends to acquire any Lots pursuant to this Section 7.16 and seeks third-party equity financing in connection with such acquisition or with the development of such Lots subsequent to the acquisition of such Lots hereunder, then Tricon shall have a right of first refusal with respect to the provision of any such equity financing, provided that Tricon must provide notice to TNHC that it is exercising such right no later than ten (10) Business Days after receipt from TNHC of the terms on which TNHC would be willing to accept such equity financing.
7.17    Tricon Right of First Refusal and TNHC Fee Build Agreement. Subject to TNHC’s rights under Section 7.16 above, Tricon or any Tricon Party shall have the right to acquire from the Partnership, and the Partnership shall be obligated to sell to Tricon or such Tricon Party, Lots at a price equal to the list price set forth in the most recent Annual Budget (as such list price may be updated pursuant to a market study requested by a Partner under Section 9.5), provided, however, that the purchase price of any such Lot shall not be less than the greater of (a) the projected sale amount of such Lot as set forth in the Partnership’s most recent Annual Budget, and (b) the last sale price for a comparable Lot. In the event that Tricon or any Tricon Party acquires any Lots pursuant to this Section 7.17, Tricon and TNHC Realty shall enter into a fee-build agreement on the terms set forth in Exhibit I and on such other terms and conditions as Tricon and TNHC Realty reasonably agree, pursuant to which TNHC Realty shall build residences on such Lots. In the event that Tricon or a Tricon Party desires to exercise its right under this Section 7.17 with respect to a particular Phase and TNHC has not previously exercised its right under Section 7.16 with respect to such Phase or such Lots, then Tricon may notify TNHC of Tricon’s (or the applicable Tricon Party’s) desire to exercise its rights under this Section 7.17 and promptly thereafter TNHC shall either (x) exercise its rights under Section 7.16 with respect to such Phase or such Lots, as applicable, or (y) notify Tricon and the Partnership that it does not intend to exercise any rights under Section 7.16 with respect to such Phase or such Lots, as applicable, and thereafter Tricon (and/or the applicable Tricon Party) shall be free to exercise the right to acquire Lots under this Section 7.17 with respect to such Phase or such Lots, such right with respect to such Phase or such Lots to be no longer subject to Section 7.16.

ARTICLE VIII
PHASES AND DEVELOPMENT PHASE PLANS
8.1    Development and Construction of Project in Phases.
(a)    It is contemplated that the Partnership shall construct any proposed Improvements on any portion of the Project Site that the Partnership has elected to develop in phases (each such phase is referred to as a “Phase”).
(b)    The General Partner shall not commence any Phase unless: (i) such Phase is consistent with an approved Annual Budget; and (ii) the commencement of Phases has been approved by the Executive Committee pursuant to Section 7.3.
(c)    The commencement of any such Phase may be subject to such conditions as the representatives on the Executive Committee may, in their sole and absolute discretion, impose.
8.2    Financing. The Partners acknowledge and agree that it is their intent to maximize third-party financing for the Project. In furtherance of this objective, but subject to Section 7.3, the Partners shall cooperate with each other in using commercially reasonable efforts to obtain any and all acquisition, development and construction financing (i.e., AD&C Loans) from one or more Persons that are not Affiliates of any Partner, in such amount as the Partnership may require to finance development of the Improvements in accordance with the intent of the Partners or refinance any AD&C Loans prior to maturity thereof. Any such AD&C Loans must be approved by the Executive Committee pursuant to Section 7.3(b). Under no circumstances shall any Partner be obligated to provide any such AD&C Loans. In addition, subject to Section 4.2(b), the Partners acknowledge and agree that no Partner or any Affiliate of a Partner shall be obligated to have any personal liability, either directly or indirectly, on a AD&C Loan or any other Partnership Obligations.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
9.1    Records and Accounting. The General Partner shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which shall at all times be kept at the principal office of the Partnership or such other office as the Executive Committee may designate for such purposes. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes on the accrual basis. The Executive Committee shall have the right to make final determinations as to how any transaction, revenue, expense, asset or liability item of the Partnership will be accounted for on the books of the Partnership if generally accepted accounting principles are unclear in any instance.
9.2    Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year for tax and accounting purposes.
9.3    Reports.

(a)    The General Partner shall deliver to the Partners, not later than 60 days following the end of each Fiscal Year, audited financial statements, including a balance sheet, an income statement, and an annual statement of source and application of funds of the Partnership for such Fiscal Year, prepared in accordance with GAAP (the “Financial Statements”). The General Partner shall, at the expense of the Partnership, cause the Partnership’s Independent Accountants to review and certify the Financial Statements. The General Partner shall deliver to the Partners, not later than 45 days after the end of each Fiscal year, drafts of the Financial Statements required pursuant to the preceding sentence and, if requested by Tricon, an IFRS Reporting Package (as hereinafter defined). In addition, each Annual Budget, as modified and approved solely in accordance with the terms and conditions of this Agreement, must provide for the financing, marketing, construction, development, operation and sale of sub-divided portions of the Project and collection of all proceeds from such sales by the estimated sell-out date. Any Partner may request an appraisal of the Project if required by the IFRS for any investor in the any Partner, and the cost thereof shall be a Project cost (provided that if more than one such appraisal is required for any Fiscal Year, the cost of each such additional appraisal shall be borne solely by the Partner requesting such appraisal, without reimbursement by the Partnership, and such payment shall not be treated as a Capital Contribution by such requesting Partner).
(b)    No later than 21 days after the last day of each fiscal quarter during the term of this Agreement, the General Partner shall use its best efforts to cause the Partnership to prepare, or cause to be prepared and delivered to each Partner (i) unaudited financial statements of the Partnership for such fiscal quarter, except that after the final quarter, such unaudited financial statement shall be for the entire Fiscal Year, which annual and quarterly statements shall be certified to be true and correct to the best of the General Partner’s knowledge and belief, (ii) the reports and information required under Section 9.3(a), and (iii) such other reports and information requested to be provided on a quarterly basis, as Tricon may reasonably request.
(c)    No later than 30 days after the end of each calendar month, the General Partner shall cause the Partnership to prepare, or shall cause to be prepared and delivered to each Partner: (i) a reconciliation, on a line item basis, of costs and expenses incurred to date with the costs and expenses set forth in the Annual Budget with a written explanation of any material variations; (ii) a schedule of showing the draw downs and uses of the proceeds of Partnership indebtedness; (iii) monthly status reports showing the status of any construction in progress, and actual and projected costs over-runs; (iv) a listing of each employee and their related costs allocated to the Project, whether employees of TNHC Realty or any other Affiliate of any Partner, including without limitation, the percentage allocation, salary, benefits, insurance and other all other compensation and other costs allocated to the Project relating to such employee in such manner as is provided by TNHC and is reasonably acceptable to Tricon, and (iv) such other reports and information requested to be provided on a monthly basis, as Tricon may reasonably request. For additional clarification, employees who are employees of the general contractor under the Construction Contract or of the sales manager under the Sales and Marketing Agreement and are not compensated or reimbursed at all directly by the Partnership and for which there is no overhead allocation to the Partnership shall not be required to be included in the reports under clause (iv) above.
(d)    Not later than 30 days after the end of each fiscal quarter, (i) most recently approved Annual Budget along with any proposed changes thereto, (ii) a cost-to-complete analysis showing actual costs-to-date compared with remaining Project costs on a line item basis, (iii) a statement of cash flow indicating the cash flow for the Project, (iv) details of Project returns and promote calculations, and (v) static information as well as performance analysis for the Project;
(e)    Weekly Sales Reports. Once sales are underway, weekly sales reports outlining in sufficient detail (i) the sales activity for sales by the Partnership at the Project for the prior week, and (ii) summary sales information for the entire Project to date. The weekly sales reports shall also include the sales activity by builders who have acquired Lots for development, if and when such information becomes available from such builders.
(f)    IFRS Reporting Package. If Tricon or any direct or indirect equity owner of Tricon is required by the Accounting Standards Board of Canada to adhere to IFRS, the General Partner shall provide within a reasonable time period (which shall not exceed forty-five (45) days following the end of such Fiscal Year, as to information requested for annual financial statements) such information requested by Tricon to allow Investor or such direct or indirect equity owner of Tricon to prepare or have prepared such reports as it requires to comply with IFRS (an “IFRS Reporting Package”). The cost of preparing any IFRS Reporting Package shall be Project costs, which costs shall include any third-party accounting costs or the costs of the salary and benefits of any person hired by TNHC to do such work (provided that the Executive Committee has approved the use of such additional person in place of a third party).
(g)    At the request of a Partner, the General Partner shall additionally cause to be provided to the Partner: (i) an annual analysis detailing the components, and changes therein, of each Partner’s Capital Accounts, each Partner’s Adjusted Capital Accounts, and each Partner’s (as applicable) accrued and unpaid Priority Preference Amount and Undistributed Capital; (ii) an annual analysis detailing all allocations of Profit, Loss, and other items of income, gain, loss and deduction; (iii) an annual reconciliation of accounting and taxable income; (iv) any information necessary for Tricon to prepare its tax returns; and iv) such other financial statements or information as may be reasonably requested by a Partner.
(h)    Third Party Reports. The General Partner shall deliver to each Partner, any reports provided to lenders of any indebtedness of the Partnership or of any subsidiary of the Partnership.
9.4    Documents. Each Partner shall have the right to inspect and review and make copies (at Partnership expense) of all documents relating to the business of the Partnership, including without limitation, all reports, studies, and other items prepared by or obtained by the General Partner in connection with the performance of its duties hereunder.

9.5    Appraisals/Market Studies. Any third party valuation will be performed by a firm proposed by the General Partner and approved by Tricon. In the event that Tricon does not approve the firm proposed by the General Partner, Tricon shall propose a firm to perform the third party valuation, subject to the approval of the General Partner. Any valuation, report or other information requested by a Tricon will be provided in formats and to standards agreed upon by the parties. All valuations, estimates and financial statements will be delivered to the partners in writing and signed by the General Partner or an approved third party (i.e., an approved appraiser or accountant). Except as specifically provided otherwise in this Agreement, valuations and reports will be paid for by the Partnership. The General Partner will cooperate with, and provide necessary property information upon reasonable request of any appraiser or other valuation expert who is making valuations. In addition, each Partner will have the right to require the Partnership from time to time to have a market study performed as a Project Cost, in order to review the pricing for individual Lots to be sold in the most recent Annual Budget.

ARTICLE X
TAX MATTERS
10.1    Tax Matters Partner. The General Partner shall be the tax matters partner (the “Tax Matters Partner”) for federal income tax purposes pursuant to section 6231 of the Code with respect to each applicable taxable year of the Partnership. The General Partner is authorized to do whatever is necessary to qualify as such, subject to agreement by the Executive Committee on any decision to extend the statute of limitations, enter into a binding settlement of tax issues, or choosing a court of jurisdiction for tax litigation.
10.2    Annual Tax Returns.
(a)    The General Partner shall cause the Partnership’s accountants to prepare, at the Partnership’s expense, and shall timely file, or cause the timely filing of, all tax returns and shall, on behalf of the Partnership, timely file, or cause the timely filing of, all other writings required by any governmental authority having jurisdiction to require such filing. The General Partner shall submit the proposed returns to each Partner for its review and approval no later than 90 days following the end of the preceding Fiscal Year.
(b)    If a Partner disagrees with the treatment of any Partnership item (within the meaning of section 6231(a)(3) of the Code and Regulations) on a tax return of the Partnership, then such Partner shall give written notice to the General Partner. If, after good faith consultation, an agreement regarding the treatment of such item cannot be reached within ten days after the receipt of notice, the Partnership shall seek written advice from independent tax counsel approved by the Executive Committee or from the Independent Accountants. Such advice shall recommend the treatment which is consistent with the terms of this Agreement, the respective interests of the Partners, and for which there exists substantial authority in support thereof. Such recommended treatment shall be the one reported on the return.

(c)    Without the prior approval of the Executive Committee, no Partner shall file an amended return of the Partnership or a request for an administrative adjustment under section 6227 of the Code, nor shall any Partner (other than the Tax Matters Partner, as provided herein) commence any administrative or judicial proceeding relating to a return of the Partnership. If, after good faith consultation, such approval is not provided, no Partner shall file such return or request, or commence such proceeding unless a mutually agreed upon independent tax counsel renders an opinion that there is substantial authority for the proposed treatment of the tax items with respect to which such return, request or proceeding relates. Nothing herein shall be construed to prevent a Partner from undertaking any administrative or judicial proceeding with respect to its own return.
10.3    Notice and Limitations on Authority.
(a)    Each Partner shall notify the other Partners upon receipt of any notice regarding an audit or tax examination of the Partnership and upon any request for material information of the Partnership by United States federal, state, local, or other tax authorities.
(b)    The General Partner shall, within ten (10) days after the receipt thereof, forward to each Partner a photocopy of any material correspondence relating to the Partnership received from the Internal Revenue Service. The General Partner shall, within ten (10) days thereof, advise each Partner in writing of the substance of any conversation affecting the Partnership held with any representative of the Internal Revenue Service.
(c)    The General Partner shall have all the authority granted by the Code and Regulations to the Tax Matters Partner; provided, however, the General Partner cannot take any of the actions described below unless the General Partner first obtains the prior approval of the Executive Committee:
(i)    admitting any allegations, entering into any settlement discussions, or entering into a settlement agreement with the Internal Revenue Service in any matter relating to the Partnership and/or any item reported and/or not reported on a Partnership tax return;
(ii)    filing a petition as contemplated in section 6226(a) or 6228 of the Code;
(iii)    intervening in any action as contemplated in section 6226(b)(5) of the Code;
(iv)    filing any request contemplated in section 6227(b) of the Code;
(v)    entering into an agreement extending the period of limitations as contemplated in section 6229(b)(1)(B) of the Code; and
(vi)    taking any action that requires approval as a Majority Major Decision.

10.4    Tax Elections. Subject to Section 7.3 and this Article X, the General Partner shall do all acts, make all elections and take whatever reasonable steps are required to maximize, in the aggregate, the federal, state, and local income tax advantages available to the Partnership and shall defend all tax audits and litigation with respect thereto at the expense of the Partnership. The General Partner shall maintain the books, records, and tax returns of the Partnership in a manner consistent with the acts, elections, and steps taken by the Partnership. Subject to Section 7.3, in making any “tax” election for any Fiscal Year, the General Partner shall make such election, to the extent reasonably possible, in a manner that maximizes the benefit and minimizes the detriment of each such election to each Partner.
10.5    Actions in Event of Audit. Subject to Section 10.3, if an audit of the Partnership’s tax returns occurs, the General Partner shall, at the expense of the Partnership, notify the Partners thereof and participate in the audit and contest. The General Partner may, with the approval of the Executive Committee, settle or otherwise compromise assertions of the auditing agent which may be adverse to the Partnership in accordance with this Article X. The General Partner may, if it determines that the retention of accountants and/or other professionals would be in the best interests of the Partnership, retain such accountants and/or other professionals to assist in such audits. The Partnership shall indemnify and reimburse the General Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses, and damages borne by the General Partner which were incurred in connection with any administrative or judicial proceeding with respect to any audit of the Partnership’s tax returns, except to the extent caused by the negligence or willful misconduct of the General Partner.
10.6    Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership as provided in section 709 of the Code.
10.7    Taxation as a Partnership. The Partners intend for the Partnership to be taxed as a partnership for federal income tax purposes. No election shall be made by the Partnership or any Partner for the Partnership to be classified as an association or a corporation under section 7701 of the Code and the Regulations issued thereunder and no election shall be made to otherwise be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws. If the default classification rules under section 7701 of the Regulations are ever amended so as to classify the Partnership as an association or corporation unless it elects otherwise, any Partner shall cause the Partnership to elect to be classified as a partnership pursuant to section 7701 of the Regulations, as amended, for the taxable year in which such amendment to the Code or Regulations occurs.
ARTICLE XI
TRANSFERS AND PLEDGES OF PARTNERSHIP INTERESTS
11.1    Pledge and Transfer Restrictions.
(a)    Except as otherwise specifically provided in Section 11.3, Section 11.9, or elsewhere in this Agreement, no Partnership Interest shall be Transferred or Pledged, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer, Pledge, or purported Transfer or Pledge of any Partnership Interest not made in accordance with this Article XI shall be null and void and shall give the alleged Transferee no right to require any information or account of the Partnership’s transactions or to inspect the Partnership’s books. The Partnership shall be entitled to treat the alleged Transferor in a Transfer of a Partnership Interest not made in accordance with this Article XI as the absolute owner thereof in all respects, and shall incur no liability to any alleged Transferee for distributions to the Partner owning such Partnership Interest of record or for allocations of Profits, Losses, and other items of income, gain, losses, deductions or credits or for transmittal of reports and notices required to be given to holders of Partnership Interests.
(b)    Tricon represents and warrants to TNHC and GP that, as of the Effective Date, one or more Investor Parties currently have Majority Control of Tricon. Notwithstanding anything to the contrary in this Section 11.1, and subject to the terms of the documents evidencing or securing any Partnership Obligation, Tricon shall not permit a Transfer or Pledge of ownership interests in Tricon, or in the direct or indirect ownership or control of Tricon, without first obtaining the consent of the Executive Committee, unless after giving effect to such proposed Transfer or Pledge, an Investor Party continues to have Majority Control of Tricon.
(c)    GP and TNHC jointly and severally represent and warrant to Tricon that, as of the Effective Date, GP is wholly owned by TNHC. TNHC represents and warrants to Tricon that, as of the Effective Date, TNHC is wholly-owned by The New Home Company Inc., a Delaware corporation (“New Home Company”).  Notwithstanding anything to the contrary in this Section 11.1, (A) TNHC shall not Transfer or Pledge any portion of its ownership interests in GP without first obtaining the consent of the Executive Committee and (B) New Home Company shall not Transfer or Pledge any portion of its ownership interests in TNHC without first obtaining the consent of the Executive Committee unless after such Transfer or Pledge New Home Company still Controls TNHC. Notwithstanding any other provision of this Agreement to the contrary: nothing in this Agreement shall be construed to prohibit or restrict any TNHC Reorganization or to require any consent of Tricon, the Executive Committee or any member thereof to any TNHC Reorganization so long as, following the TNHC Reorganization, TNHC remains wholly-owned by New Home Company.
11.2    Consent of the Executive Committee. Except for transfers in accordance with Section 11.3, Section 11.9, or elsewhere in this Agreement, the Partnership Interest of any Partner may not be Transferred to a Person that is not a Partner without the written consent of the representatives on the Executive Committee of the other Partners, which consent may be unreasonably withheld.
11.3    Permitted Transfers and Pledges. Notwithstanding anything to the contrary in Section 11.2 above, but subject to Section 11.4, Section 11.5, Section 11.6 and Section 11.7 below:
(a)    Tricon may Transfer its Partnership Interest to a Transfer Affiliate of Tricon without having to obtain the consent of any Person but after five (5) days written notice to TNHC; and

(b)    TNHC may Transfer its Partnership Interest to a Transfer Affiliate of TNHC without having to obtain the consent of any Person but after five (5) days written notice to Tricon.
11.4    Registration. If any Partnership Interest is to be Transferred, the proposed Transfer must be exempt from registration requirements under the Securities Act, as amended, and any applicable state securities laws. The Partnership and the Partners have no obligation or intention whatsoever either to register Partnership Interests for resale under any federal or state securities laws or to take any action which would make available to any Person any exemption from the registration requirements of such laws.
11.5    Prohibited Transfers and Pledge. Any Transfer or purported Transfer, or Pledge or purported Pledge whether by operation of law or otherwise, of a Partnership Interest shall be null and void and of no legal effect unless it is permitted by this Article XI or by other provisions of this Agreement.
11.6    Rights of Assignee.
(a)    Except as provided in this Article XI, and as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the Transfer by any Partner of a Partnership Interest unless such Transfer is made in accordance with the terms of this Agreement.
(b)    Any Transfer of Partnership Interests must be in writing, may not contravene any of the provisions of this Agreement or the Delaware Act, and must be executed by the Transferor and delivered to the Partnership and recorded on the books of the Partnership. Any Transfer which contravenes any of the provisions of this Agreement or the Delaware Act shall be of no force and effect and shall not be recognized by the Partnership.
(c)    A Transferee of Partnership Interests who is not admitted as a Partner pursuant to Section 11.7 shall have no right to require any information or account of the Partnership’s transactions or to inspect the Partnership books or to vote, but shall only be entitled to receive the allocations and distributions to which his Transferor would otherwise be entitled under this Agreement.
(d)    Any Transferee who does not become a Partner and desires to make a further Transfer of such Partnership Interest shall be subject to all of the provisions of this Article XI to the same extent and in the same manner as any Partner desiring to Transfer his Partnership Interest.
11.7    Admission as a Partner.
(a)    Subject to the other provisions of this Article XI, a permitted Transferee of a Partnership Interest shall be admitted as a Partner only after the satisfactory completion of items (i) through (iv) below, and if applicable, item (v):

(i)    the Transferee accepts and agrees to be bound by the terms and provisions of this Agreement;
(ii)    a counterpart of this Agreement and such other documents or instruments as the Executive Committee may reasonably require is executed by the Transferee to evidence such acceptance and agreement;
(iii)    the Transferee pays or reimburses the Partnership for all reasonable legal fees and filing and publication costs incurred by the Partnership in connection with the admission of the Transferee as a Partner;
(iv)    except for Transferees that receive their Partnership Interest pursuant to a Transfer permitted under Section 11.3 above or Section 11.9, the Executive Committee approves the admission of such permitted Transferee, which approval may be withheld in the unreasonable discretion of such Executive Committee; and
(v)    if the Transferee is not an individual, the Transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of such Transferee to become a Partner under the terms and provisions of this Agreement.
(b)    The General Partner shall make all official filings and publications as promptly as practicable after the satisfaction by the Transferee of the conditions contained in this Article XI to the admission of such transferee as a Partner.
11.8    Distributions and Allocations in Respect of Transferred Partnership Interests. If any Partnership Interest is Transferred or adjusted during any Fiscal Year in compliance with the provisions of this Article XI, Profits, Losses, and all other items attributable to the Transferred or adjusted Partnership Interest for such period shall be divided and allocated between the affected Persons by taking into account their varying interests during the period in accordance with Code section 706(d), using any conventions permitted by law and approved by the Executive Committee. All distributions on or before the date of such Transfer shall be made to the Transferor.
11.9    Buy/Sell Provision.
(a)    Buy/Sell Group. For the purposes of this Section 11.9, TNHC and each of its Transferees (other than any member of the Tricon Partners) and GP shall be considered collectively as a group (the “TNHC Partners”), and Tricon and each of its Transferees (other than any member of the TNHC Partners) shall also be considered collectively as a group (the “Tricon Partners”). The members of each group shall be deemed to be one Partner, and the members must act as a group with regard to all decisions or elections to be made pursuant to this Section 11.9. Any such decisions or elections to be made by a group of members pursuant to this Section 11.9 shall be made by a majority of the percentage ownership interest of the applicable group.
(b)    Procedures.

(i)    Upon the earlier of (A) the Trigger Date, (B) the date upon which a Partner has Uncured Bad Conduct, has committed a Material Monetary Default, or has committed a Material Breach, (C) a Deadlock Event, and (D) the date upon which there is no longer TNHC Officer Continuity, the TNHC Partner and its Affiliates or the Tricon Partner and its Affiliates (the group so acting hereinafter called the “Movant”) may deliver a written notice (“Buy/Sell Notice”) to the other group (hereinafter called the “Respondent”) which shall contain alternative offers to the Respondent either: (A) to buy from the Respondent all of the Partnership Interests owned by the Respondent (and, if the Respondent elects to sell, to, at the Movant’s option, pursue the Sale Option as defined in clause (iii) below); or (B) to sell to Respondent all of the Partnership Interests owned by the Movant; provided, however, no Partner may be a Movant under this Agreement during any time in which such Partner is a Defaulting Purchaser, a Defaulting Seller, has engaged in Bad Conduct, has Uncured Bad Conduct, has committed a Material Monetary Default or (as to TNHC) there is no longer TNHC Officer Continuity, or as otherwise provided in this Agreement.
(ii)    (A)    The Buy/Sell Notice must be delivered with the words “CONFIDENTIAL/URGENT” clearly visible from the exterior of the container in which the Buy/Sell Notice is contained and must alert the Respondent to the 60-day time limit for response as described below. Delivery shall be to each Partner of the Respondent group whose address has been previously provided in writing to Movant in accordance with the notice provisions of this Agreement.
(B)    The Buy/Sell Notice shall state Movant’s determination of the gross value of all assets of the Partnership (the “Stated Value”). Each Partner shall cooperate and promptly respond to any requests for information that a Partner may make in order to formulate the Buy/Sell Notice and/or to analyze the potential consequences of accepting or rejecting the alternative offers in the Buy/Sell Notice under this Section
(iii)    The Respondent shall have 60 days from its receipt of the Buy/Sell Notice to elect by written notice given to the Movant: (A) to accept the Movant’s offer to buy all of Respondent’s Partnership Interest for the Purchase Price determined pursuant to Section 11.12; or (B) to accept the Movant’s offer to sell all of Movant’s Partnership Interest for the Purchase Price determined pursuant to Section 11.12 and (C) if Respondent has accepted the Movant’s offer to buy, Respondent shall be deemed to have consented to a sale of the Project by the Movant (the “Sale Option”) in the Buy/Sell Notice (the 60-day period of time that the Respondent has to respond to a Buy/Sell Notice is referred to herein as the “Response Period”), provided, however, that if a sale pursuant to the Sale Option is consummated, Respondent shall receive an amount equal to the amount it otherwise would have received in the event that the Movant had purchased all of Respondent’s Partnership Interest based on the Stated Value, notwithstanding the amount for which the Project is sold.

(iv)    If the Respondent fails to respond within the Response Period, then the Respondent shall be deemed to have accepted the Movant’s offer to buy all of Respondent’s Partnership Interest for the Purchase Price determined pursuant to Section 11.12 and in accordance with the provisions of Section 11.12.
(v)    The actual conveyance shall take place on a date (the “Buy/Sell Closing Date”) chosen by the Purchasing Partner, not to be later than the date that is 60 days after the earlier of the following dates: (A) the date of delivery to the Movant of the response from the Respondent, or (B) the expiration of the Response Period.
(vi)    If the Respondent delivers a timely notice electing to accept the Movant’s offer to buy all of Respondent’s Partnership Interest, then the Movant shall have the right during the one hundred twenty (120) day period (“Sale Period”) following the date of the notice to take all steps necessary to complete the sale of the Project on terms deemed satisfactory to the Movant in its reasonable discretion; provided that in no event shall the Movant have the right to execute on behalf of the Partnership any contract or documentation (Y) imposing personal liability on any Partner or Affiliate thereof, and (Z) indemnifying the purchaser for any breaches of covenants, representations and warranties of the Partnership beyond one year after the date of the sale. The Respondent, the General Partner and New Home Company and their Affiliates shall promptly and at no cost co-operate with the Movant in providing information and access to the Project to facilitate the sale. Any marketing of the Project shall be done in a commercially reasonable manner, and any documentation shall include customary confidentiality provisions requiring the purchaser and its agents, advisors and professionals to keep the information regarding the Partnership and the Project confidential. If a sale of the entire Project has not been closed by the end of the Sale Period, the Movant shall purchase Respondent’s Partnership Interest pursuant to Section 11.9(b)(iii), in accordance with Section 11.9(v) and the provisions of Section 11.12 no later than sixty (60) days after expiration of the Sale Period.
11.10    Partner Buyout Provision.
(a)    Upon the earlier of (x) a Removal Event, and (y) the Trigger Date, Tricon shall be entitled to implement the process set forth in this Section 11.10.
(b)    Tricon may invoke the terms of this Section 11.10 by delivering notice (the “Buyout Initiating Notice”) to the General Partner (on behalf of TNHC and the General Partner) setting forth the following: (i) a statement indicating that Tricon is invoking its rights under this Section 11.10; (ii) the Asset Value; (iii) an estimate of the Purchase Price to be paid for the Partnership Interests of the TNHC Partners, calculated in accordance with Section 11.12. The Buyout Initiating Notice shall be irrevocable once given.

(c)    In lieu of selling their Partnership Interests to Tricon under this Section 11.10, the TNHC Partners shall have the right, but not the obligation, to remain in the Partnership subject to the following provisions:
(i)    The Buyout Initiating Notice has not been sent on account of a Removal Event;
(ii)    both the TNHC Partners shall become special limited partners, without any right to vote and without any other approval or consent rights (a “TNHC Conversion”), notwithstanding any provisions hereof to the contrary (the effective date of change in status being the “TNHC Conversion Date”) and in connection therewith, the Adjusted Capital Accounts of the Partners shall be adjusted to reflect the amount that each Partner would receive if the assets of the Partnership were sold for the Asset Value and the net proceeds thereof, calculated in accordance with the provisions of Section 11.12, after payment of all Partnership liabilities (limited according to their terms), were distributed to the Partners pursuant to the provisions of Section 6.1, with the portion distributable pursuant to Sections 6.1(e)–(g) being referred to herein as the “Trigger Date Liquidation Entitlements”;
(iii)    Tricon shall owe no payment on account of the Purchase Price or in connection with such conversion (provided that this shall not limit fees payable to either TNHC Partner, as applicable, from other Persons in the Project through the date of such conversion);
(iv)    Tricon shall have the right to cause the termination of any Affiliated Contract without the Partnership bearing any liability other than for accrued and unpaid fees and any other accrued but unpaid obligations of the Partnership through the date of termination, but not any penalties or liquidated damages for any such early termination, and may replace any such terminated contracting party as selected by Tricon;
(v)    if (x) within the 45 days following the TNHC Conversion Date, Tricon either (1) exchanges with a third party written proposed offer terms and conditions for an interest in the Partnership or the Project, or (2) enters into a written retainer agreement with a broker to market for sale an interest in the Partnership or the Project, and (y) a direct or indirect sale on substantially the same terms proposed in writing or brokered pursuant to such agreement (as applicable) is consummated within 90 days following the TNHC Conversion Date, then the TNHC Partners shall be entitled to receive (in lieu of all other amounts in connection therewith) the amounts that they would have received pursuant to Section 6.1 had the TNHC Conversion not occurred, calculated in accordance with Section 11.12, and using the actual Sales Proceeds received by the Partnership instead of the Asset Value;
(vi)    this Section 11.10 shall have no future applicability upon the effectiveness of the TNHC Conversion; and

(vii)    notwithstanding anything to the contrary set forth in Section 6.1, all Partnership distributions under Section 6.1 (after payments to the Partners under Section 6.1(a) and (b)) from and after the TNHC Conversion Date shall be to the Partners (x) first, pro rata based upon their respective Actual Contribution Percentages until each Partner’s accrued and unpaid Priority Preference Amount and Undistributed Capital have each been reduced to zero, (y) thereafter, pro rata in proportion to their relative Trigger Date Liquidation Entitlements until each Partner has received distributions equal to their relative Trigger Date Liquidation Entitlements, and (z) thereafter, pro rata in proportion to each Partner’s Contribution Percentage.
(d)    Within thirty (30) days following their receipt of the Buyout Initiating Notice, the TNHC Partners may send Tricon notice advising Tricon whether they (i) irrevocably agree to convert and otherwise engage in the transactions described in Section 11.10(c) (a “TNHC Conversion Election Notice”) or (ii) elect to sell their Partnership Interests to Tricon in accordance with the Buyout Initiating Notice. If they do not respond to Tricon during such thirty (30) day period, the TNHC Partners shall be deemed to have irrevocably elected to sell their Partnership Interests to Tricon in consideration for the Purchase Price. Timely delivery of a TNHC Conversion Election Notice shall be deemed to effect the amendments to this Agreement described in Section 11.10(c) above without further documentation, effective as of the earlier of (x) thirty (30) days after the date of such delivery of the TNHC Conversion Election Notice and (y) the date on which Tricon appoints a new general partner (that accepts such appointment). A response from either TNHC Partner shall be binding upon both of them and may be relied upon by Tricon.
(e)    The closing of the purchase and sale resulting from the Buyout Initiating Notice shall take place in accordance with Section 11.12 on a date (the “Buyout Closing Date”) selected by Tricon no later than thirty (30) days after the date of the Buyout Initiating Notice.
11.11    Forced Sale Provision.
(a)    Upon the earlier of (x) a Removal Event, and (y) the Trigger Date, Tricon shall be entitled to implement the process (“Forced Sale Process”) set forth in this Section 11.11.
(b)    Tricon shall send the General Partner (on behalf of TNHC and the General Partner) a notice (a “Forced Sale Notice”) setting forth the terms upon which Tricon intends that the Partnership sells the Project, including (i) Tricon’s determination of the Asset Value (provided, however, that if an appraisal has been performed pursuant to Section 9.5 or the procedures in Exhibit K within the prior six (6) months and each Partner reasonably agrees that there have been no material changes to the value of the Project since the date of such appraisal, such appraisal shall instead be used to determine the Asset Value), and (ii) all other material terms of the proposed sale in accordance with this Agreement. The Forced Sale Notice shall be irrevocable once given.

(c)    The TNHC Partners shall have the right to purchase all (but not less than all) of Tricon’s Partnership Interest for the Purchase Price calculated in accordance with the Section 11.12.
(d)    Subject to Section 11.11(f), the General Partner may send Tricon a notice on behalf of the TNHC Partners (a “Forced Sale Election Notice”) within thirty (30) days following its receipt of the Forced Sale Notice (the “Forced Sale Offer Period”) advising Tricon whether the TNHC Partners irrevocably agree to purchase Tricon’s Partnership Interest for the Purchase Price. If the General Partner does not timely notify Tricon, it shall be deemed to have irrevocably elected not to purchase Tricon’s Partnership Interest. If the General Partner elects to purchase Tricon’s Partnership Interest, it shall, simultaneously with providing the Forced Sale Election Notice, deliver a ten percent (10%) deposit into escrow to a title company reasonably acceptable to Tricon and the General Partner. The closing of such sale shall take place on a date selected by Tricon (the “Forced Sale Closing Date”), which shall be no later than sixty (60) days after the date of receipt of the Forced Sale Election Notice. A Forced Sale Election Notice that the General Partner is exercising the TNHC Partners’ rights to acquire Tricon’s Partnership Interest shall render the balance of this Section 11.11 inapplicable and the sale shall take place in accordance with the terms of Section 11.12.
(e)    If the General Partner (on behalf of the TNHC Partners) does not agree to purchase all of Tricon’s Partnership Interest (or is deemed to have so elected), then within nine (9) months after the end of the Forced Sale Offer Period (the “Forced Sale Period”), the General Partner shall take all steps necessary to complete the sale of the Project (as specified in the Forced Sale Notice upon the material terms set forth in the Forced Sale Notice, for a cash price equal to or greater than 95% of the Asset Value as determined pursuant to Section 11.11(b), on terms deemed satisfactory to Tricon in its reasonable discretion; provided that in no event shall Tricon or the General Partner have the right to execute on behalf of the Partnership any contract or documentation (Y) imposing personal liability on any Partner or Affiliate thereof, and (Z) indemnifying the purchaser for any breaches of covenants, representations and warranties of the Partnership beyond one year after the date of the sale. Any marketing of the Project shall be done in a commercially reasonable manner, and any documentation shall include customary confidentiality provisions requiring the purchaser and its agents, advisors and professionals to keep the information regarding the Partnership and the Project confidential. If a sale of the entire Project has not been closed by the end of the Forced Sale Period, the Forced Sale Process shall be terminated and cannot be recommenced by Tricon until six (6) months after the end of such nine (9) month period.
11.12    Triggered Sale Closing Procedures. In the event of the sale of a Partner’s Partnership Interest or the sale of the Project pursuant to Section 11.9, 11.10, or 11.11 (a “Triggered Sale”), the following provisions shall apply:
(a)    Calculation of Purchase Price.

(i)    In the event of a Triggered Sale that results in the sale of a Partner’s Partnership Interest, subject to Section 11.12(a)(ii), below, the purchase price of the Partnership Interest (the “Purchase Price”) shall be calculated as follows:
(A)    If the TNHC Partners are the Selling Partners, the actual price (the “TNHC Price”) to be paid for the Partnership Interests of the TNHC Partners shall equal the amount which the TNHC Partners would receive pursuant to Section 13.2(d) if, on the Buy/Sell Closing Date, the Buyout Closing Date, or the Forced Sale Closing Date, as applicable (the “Partnership Interest Sale Closing Date”), the entire assets of the Partnership were sold at a cash price equal to 97% of the Project Value (without further adjustment for commissions and transaction costs), Profit, Loss, and other items of income, gain, loss or deduction were allocated among the Partners in accordance with Article V, and appropriate distributions were made pursuant to Section 13.2(d). For purposes of determining the amount of the deemed gross proceeds available for distribution pursuant to Section 13.2(d), the deemed gross proceeds are first applied against Partnership trade payables and Partnership liabilities (including the funding of an appropriate reserve for contingent liabilities in the amount set forth in the Buy/Sell Notice or the Forced Sale Notice, if applicable) as of the Partnership Interest Sale Closing Date. “Project Value” means, in the case of a Triggered Sale that is exercised pursuant to Section 11.9 or 11.11, the Stated Value, and in the case of a Triggered Sale that is exercised pursuant to Section 11.10, the Asset Value.
(B)    If the Tricon Partners are the Selling Partners, the actual price (the “Tricon Price”) to be paid for the Partnership Interests of the Tricon Partners will be the amount which the Tricon Partners would receive pursuant to Section 13.2(d) if, on the Partnership Interest Sale Closing Date, the entire assets of the Partnership were sold at a cash price equal to 97% of the Project Value (without further adjustment for commissions and transaction costs), Profit, Loss, and other items of income, gain, loss or deduction were allocated among the Partners in accordance with Article V, and appropriate distributions were made pursuant to Section 13.2(d). For purposes of determining the amount of the deemed gross proceeds available for distribution pursuant to Section 13.2(d), the deemed gross proceeds are first applied against Partnership trade payables and Partnership liabilities (including the funding of an appropriate reserve for contingent liabilities in the amount set forth in the Buy/Sell Notice or the Forced Sale Notice, if applicable) as of the Partnership Interest Sale Closing Date.
(ii)    In the event of any Triggered Sale, if a Partner has committed Material Bad Conduct, and such Partner (the “Material Bad Conduct Partner”) is the Selling Partner, then the actual price to be paid by the Purchasing Partner in such sale shall be an amount equal to 80% of the Purchase Price that would have otherwise been paid to the Selling Partner. In the event that the Material Bad Conduct Partner is the

Purchasing Partner, then the actual price to be paid by the Purchasing Partner in such sale shall be an amount equal to 125% of the Purchase Price that would have otherwise been paid. In the event that a Partner is a Material Bad Conduct Partner and a Triggered Sale results in the sale of the Project (rather than the sale of a Partner’s Partnership Interest), then the amount that would otherwise be distributed to the Material Bad Conduct Partner pursuant to the terms hereof shall be reduced by 20%.
(b)    Closing Mechanics.
(i)    From and after the Triggered Sale Date until the Partnership Interest Sale Closing Date or the date on which the sale of the Project, as part of a Triggered Sale, whichever is applicable (the “Triggered Sale Closing Date”), no Partner shall take any action to cause or permit the sale of the assets of the Partnership (except pursuant to a written contract executed by prior to the Triggered Sale Date in accordance with the terms of the Agreement), enter into any binding agreement, make any new finance commitments on behalf of the Partnership, or take any other action that could materially affect the interests of the Partnership (including the value of any of the Partnership’s assets) or its Partners, unless such action has been approved in writing by the Executive Committee as a Supermajority Major Decision. The General Partner, however, may continue to conduct the day-to-day operations of the Partnership (subject to the limitations set forth in this Agreement) in a careful and prudent manner so long as the General Partner provides weekly updates to each of the other Partners of the status of Partnership affairs, including the value of the Partnership’s assets, the amount of any Partnership liabilities and any changes in such liabilities, and the existence of any new contingent liabilities. Furthermore, no Partner shall sell any assets of the Partnership or acquire additional assets of the Partnership other than those assets necessary and incidental to the general administration of the Partnership.
(ii)    The Selling Partner(s) shall assign all of their Partnership Interest to the Purchasing Partner(s) (or its or their designees) by written assignment with commercially reasonable representations and warranties in a form reasonably acceptable to the Purchasing Partners. Except as otherwise provided herein, such assignment shall be prepared in a recordable form mutually acceptable to the parties. Subject to paragraph (v), below, the selling Partners shall convey their entire Partnership Interest, free and clear of all liens, claims and encumbrances, and the selling Partners shall execute and deliver to the purchasing Partners all documents which may be required to give effect to the sale and purchase of such Partnership Interest.
(iii)    The documents and instruments of conveyance shall also include the indemnification of each Selling Partner by each Purchasing Partner from and against any and all liabilities relating to the Partnership Interest of each Selling Partner accruing before or after the Partnership Interest Sale Closing Date (including contingent liabilities that the Purchasing Partners had knowledge of and/or that the

Purchasing Partners could have had knowledge of after reasonable inquiry and/or contingent liabilities that the Selling Partners had disclosed to the Purchasing Partners prior to the Triggered Sale Date), but excluding liabilities resulting from Material Breach and/or the breach of fiduciary duty of a Selling Partner, if any, and/or liabilities that cannot properly be taken into account because of a Partner’s failure to provide information required to be provided by such Partner under this Agreement or because of a breach of a Partner’s duty under this Agreement or because of any Uncured Bad Conduct by a selling Partner. If any Selling Partner (or any Affiliate of a Selling Partner) has any liability, contingent or otherwise, on any Partnership indebtedness, then except for that portion of such liabilities resulting from the Material Breach and/or a breach of fiduciary duty, if any, and/or Uncured Bad Conduct, of the Selling Partner and/or its Affiliate, the Purchasing Partners shall take such actions as may be required to obtain a release of the Selling Partner and its Affiliates from any such liability on or prior to the Partnership Interest Sale Closing Date.
(iv)    The Purchase Price to be paid to the Selling Partners shall be payable entirely in cash at closing.
(v)    Notwithstanding anything to the contrary set forth in this Section 11.12, the rights and obligations of the Partners under Section 7.10 shall survive the closing of any purchase of Partnership Interest pursuant to Section 11.9, 11.10, or 11.11.
(vi)    As of the Triggered Sale Closing Date there shall be an accounting as of the closing of the Partnership’s books and there shall be an adjustment of the Purchase Price based upon prorations as of the closing date of accrued income and expenses and all other customary prorations as would be made between a buyer and seller of real estate as if the Project were being sold, appropriately adjusted to reflect the sale of interests in the Partnership rather than a sale of the entire asset, provided that Selling Partner shall pay any transfer taxes and recording taxes owed with respect to its Partnership Interests that are Transferred pursuant to a Triggered Sale. Within ninety (90) days after the closing, the General Partner shall cause to be completed an audit of such accounting and proration and shall deliver the audit report to the Partners. If such audit report shall adjust such proration, the party in whose favor such adjustment is made shall promptly be paid by the other party the amount of such adjustment. Notwithstanding anything in this Section 11.12 to the contrary, after taking into account all adjustments, prorations and any other items to be included in the calculation of the Purchase Price for the Selling Partner’s Partnership Interests, the net amount to be paid to the Selling Partner shall not be less than zero dollars ($0.00), and in no event shall a Selling Partner be required to make any payment to the Purchasing Partner in a transaction governed by this Section 11.12.
(vii)    At the closing, the Selling Partner shall deliver to the Purchasing Partner a “nonforeign affidavit” as referred to in the Foreign Investment in Real

Property Tax Act, in form and substance reasonably satisfactory to the Selling Partner. Each Partner agrees to execute such documents and other instruments and to take such other actions as shall be reasonably necessary to effectuate the closing.
(viii)    Each Partner shall be entitled to any regular distributions of Available Cash from the Partnership that it would otherwise be entitled to in accordance with Section 6.1 until the closing. The Purchasing Partner shall receive all distributions of Available Cash made after the closing for periods after the closing.
(c)    Coordination of Exit Processes.    If a Partner delivers a Buy/Sell Notice under Section 11.9, a Buyer Initiating Notice under Section 11.10, or a Forced Sale Notice under Section 11.11, then no Partner may send any initiating notice under any of the other provisions of this Article XI unless and until the first process has been completed. For purposes of the preceding sentence, “completion” means (i) that the Property or interest therein shall have been marketed for the period of time specified in the applicable section, (ii) that the assignment transactions between the Partners have been completed, or (iii) such assignment transactions have not been completed on account of the default of the Partner, except in no event shall a Partner be permitted to send an initiating notice in the event that the assignment transactions have not been completed on account of the default of such Partner. Nothing in the first two sentences of this Section 11.12(c) shall preclude the Partners from mutually determining whether they are going to terminate any process under Sections 11.9, 11.10 or 11.11.
11.13    Specific Performance and Other Remedies.
(a)    It is expressly agreed that the remedy at law for breach of any of the obligations to transfer a Partnership Interest is inadequate in view of: (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Partnership business and the Partnership relationship. Accordingly, each of the aforesaid obligations to transfer and/or convert a Partnership Interest shall be, and is hereby expressly made, enforceable by specific performance.
(b)    If a Partner is a Purchasing Partner and such Partner defaults on its obligation to purchase the Partnership Interest of the Selling Partners or to purchase the Project from the Partnership, as applicable (the purchasing Partner that so defaulted is referred to as the “Defaulting Purchaser” and the selling Partners are referred to as the “Innocent Seller”), then the Innocent Seller shall, in addition to the remedy of specific performance set forth in Section 11.13(a) above, have the following rights and remedies against the Defaulting Purchaser:
(i)    The Innocent Seller may, within 90 days after the date on which the Defaulting Purchaser defaulted on its obligation under Section 11.9, Section 11.10, or Section 11.11, elect to purchase the Partnership Interest of the Defaulting Purchaser and its Affiliates. The actual price to be paid by such Innocent Seller shall be recomputed by using a Project Value that is 80% of the Project Value for all of the Partnership’s assets that was used in determining the Purchase Price that the Defaulting Purchaser could have paid to purchase the Partnership Interest of the Innocent Seller, including any reductions or increases in the Project Value under Section 11.12(a)(ii). The actual price to be paid by the Innocent Seller to the Defaulting Purchaser shall then be redetermined in accordance with Section 11.12 using this reduced Project Value. The Innocent Seller may exercise its right pursuant to this Section 11.13(b)(i) by giving the Defaulting Purchaser 15 days’ prior written notice of its intent to purchase the Partnership Interest of the Defaulting Purchaser. The remaining provisions of Section 11.9, Section 11.10, or Section 11.11, as applicable, shall then apply in connection with the Innocent Seller’s consummation of the purchase of the Partnership Interest of the Defaulting Purchaser; and
(ii)    In the alternative, the Innocent Seller may pursue all other legal and equitable remedies against the Defaulting Purchaser, including a suit for damages.
(c)    If a Partner is a Selling Partner and such Partner defaults on its obligation to sell its Partnership Interest to the Purchasing Partner (the Selling Partner that so defaults is referred to as the “Defaulting Seller” and the Purchasing Partner is referred to as the “Innocent Purchaser”), then the Innocent Purchaser may: (i) abandon the purchase and sale contemplated, (ii) enforce specific performance of the sale contemplated by Section 11.9, 11.10, or 11.11, as applicable, or (iii) exercise any remedy to which it may be entitled at law or in equity. If the Innocent Purchaser shall not have used one or more of the options described in the preceding clauses (i) through (iii) of this Section 11.13(c) within six (6) months after the default by the Defaulting Seller, then the Innocent Purchaser shall be deemed to have elected the option described in Section 11.13(c)(i).
ARTICLE XII
REMOVAL OF GENERAL PARTNER
12.1    Removal Events. If one of the events described in this Section 12.1 occurs (any such event is referred to as a “Removal Event”), then any representative on the Executive Committee that has been designated by Tricon, may, in its sole discretion, elect to remove GP as the General Partner in the manner described in this Article XII and, if removed, TNHC and GP will suffer certain other consequences set forth in Section 12.3. A Removal Event for these purposes occurs if (i) GP or TNHC has committed a Material Breach, (ii) GP, TNHC, or any TNHC Party has engaged in Bad Conduct or Uncured Bad Conduct, (iii) GP or TNHC has committed a Material Monetary Default, (iv) GP or TNHC has become a Defaulting Purchaser under this Agreement, (v) GP or TNHC has suffered a Bankruptcy, (vi) GP is no longer wholly owned by TNHC, (vii) TNHC is no longer wholly owned by New Home Company, or (viii) there is a Development Key Person Event. Notwithstanding anything in this Agreement to the contrary, no TNHC Reorganization shall constitute a Removal Event so long as, following the TNHC Reorganization, TNHC remains wholly-owned by New Home Company.
12.2    Removal of General Partner. Upon the occurrence of a Removal Event, any representative on the Executive Committee designated by Tricon may, in its sole discretion, elect to remove GP by delivering a written notice (the “Removal Notice”) to GP at any time after the occurrence of such Removal Event. The removal of GP shall be effective immediately after the delivery of the Removal Notice to GP. A Person designated by the representatives on the Executive Committee appointed by Tricon shall replace GP as the sole General Partner upon any such removal.
12.3    Consequences of Removal. If GP is removed as the General Partner pursuant to a Removal Event described in Section 12.1, then in addition to the rights of the other Partners under Section 4.3 and applicable law, the following remedies and/or consequences shall take effect (to the extent applicable) immediately after the Removal Notice is delivered to GP:
(a)    TNHC’s representative to the Executive Committee shall automatically be removed and TNHC shall have no right to participate in the management of the Partnership or to appoint representatives to the Executive Committee;
(b)    TNHC’s Percentage Interest shall be reduced to the lesser of 5% or TNHC’s Actual Contribution Percentage (i.e., if TNHC had a 30% Percentage Interest prior to the occurrence of the Removal Event, then after TNHC had been removed, TNHC’s Percentage Interest would be reduced from 30% to 5%). The Partners acknowledge and agree that the Percentage Interest of Tricon shall be increased by the same percentage that was forfeited by TNHC. Similarly, the Interim A Percentage Interest and Interim B Percentage Interest of TNHC shall be reduced to the lesser of 5% or TNHC’s Actual Contribution Percentage and Tricon’s Interim A Percentage Interest and Interim B Percentage Interest, respectively, shall be increased by the amount of such reduction.
(c)    TNHC shall no longer have the right to receive the TNHC Management Fee pursuant to Section 7.8(b) (except to the extent accrued prior to removal), the Construction Contract and the Sales and Marketing Agreement shall immediately be terminated on the delivery of the Removal Notice, and TNHC, its Affiliates, TNHC Realty, and all other Project Employees shall be paid no fees not then accrued and shall be released of all duties accruing thereafter with respect to the Project (other than any obligation TNHC may have under this Agreement to contribute capital to the Partnership and the obligation of TNHC and TNHC Realty to assist (and to cause its Affiliates to assist) in all reasonable respects for 60 days following such termination with a transition in management and a transfer of all applicable books and records to the Person designated as the new General Partner);
(d)    In connection with the termination of any agreements between TNHC (and/or its Affiliates) and the Partnership (including, without limitation, the Construction Contract and the Sales and Marketing Agreement), the Partnership may offset payment of all reimbursements to TNHC and/or to its Affiliates pursuant to any such agreements and/or pursuant to Section 7.5 hereof against amounts that TNHC or its Affiliates may owe the Partnership.
12.4    Removal for Material Bad Conduct. If GP is removed as the General Partner pursuant to a Removal Event described in Section 12.1(ii) and such Removal Event is due to Material Bad Conduct, then in addition to the rights of the other Partners under Section 4.3 and applicable law, and the remedies and/or consequences set forth in Section 12.3, notwithstanding anything to the contrary set forth in Section 6.1, all Partnership distributions under Section 6.1 (after payments of

Partner Advances and Excess Shortfall Percentages and Excess Shortfall Preferences under Section 6.1(a) and (b)) from and after date on which the Removal Notice is delivered to GP shall be to the Partners pro rata based upon their respective Actual Contribution Percentages.
12.5    Cooperation. TNHC and GP shall fully cooperate with the other Partner by executing all documents, providing all information, and taking or refraining from taking such other action as may be necessary or appropriate to evidence the removal of GP as the General Partner, and the substitution of a Person designated by the representatives on the Executive Committee appointed by Tricon as the new General Partner. If, however, TNHC or GP fail or refuse to execute any such instruments, TNHC and GP shall be deemed to have constituted and appointed the representatives on the Executive Committee appointed by Tricon as their true and lawful agent and attorney-in-fact with full power of substitution and with full power and authority to execute such instruments as such other Person deems necessary or desirable to effectuate the removal of TNHC and GP and the substitution of such other Person as the new General Partner. The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive the dissolution or liquidation of TNHC and GP, and upon the transfer of its Partnership Interest, shall extend to the successors and assigns of TNHC and GP.
12.6    Consent to Remedies. The Partners acknowledge and agree that the remedies set forth in this Article XII are not the exclusive remedies available to a Partner if TNHC or GP commits or is alleged to have committed a Removal Event. In addition to the remedies described herein, a Partner shall continue to have all other legal and equitable remedies available against TNHC, GP or any Affiliate of either of them (including a suit for damages and/or if applicable, a suit for specific performance) if TNHC or GP (and/or any Person that is an Affiliate of TNHC) commits or is alleged to have committed a Removal Event.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
13.1    Dissolution.
(a)    Except as set forth in this Agreement, no Partner shall have the right to terminate this Agreement or to dissolve the Partnership by its express will or by withdrawal without the consent of the other Partners.
(b)    The Partnership shall be dissolved upon the first to occur of any of the following events and/or on the following dates (each such event is referred to as a “Dissolution Event”):
(i)    the entry of a decree of judicial dissolution under section 17-802 of the Delaware Act;
(ii)    an election to dissolve the Partnership is approved in writing by the Executive Committee (as a Supermajority Majority Decision);

(iii)    the sale or other disposition by the Partnership of all or substantially all of the Partnership’s assets and the collection by the Partnership and distribution to the Partners of the Sales Proceeds (whether proceeds shall be cash, notes, or other property) pursuant to this Agreement;
(iv)    any other event causing a dissolution of the Partnership as described in section 17-801 of the Delaware Act (it being recognized that an event causing a dissolution of the Partnership as described in section 17-801 of the Delaware Act that can be altered or eliminated by an agreement of the Partners, shall be deemed to be altered or eliminated and not included in this Section 13.1(b)(iv); upon the happening of any event described in section 17‑402 of the Delaware Act pursuant to which the General Partner ceases to be a general partner of the Partnership, other than the assignment of the General Partner’s Partnership Interest to a Person admitted as a successor General Partner pursuant to the terms of this Agreement, the Executive Committee shall have the right, but not the obligation, exercisable within 90 days after such withdrawal, dissolution or Bankruptcy to admit a new general partner to the Partnership as a Majority Major Decision); or
(v)    May 30, 2021 (as it may be extended pursuant to this Section 13.1(b)(v), the “Outside Date”), provided that such date may be extended at the request of the General Partner and with Tricon’s consent or upon Tricon’s request, for successive consecutive additional periods of one (1) year each. The party requesting such extension shall give written notice to the other Partner(s) of the request to extend the Outside Date at least six (6) months prior to the then-current Outside Date. The Outside Date shall not be extended if (x) neither Tricon nor the General Partner has provided such notice by the time provided above or (y) if the General Partner has provided such notice in a timely fashion but Tricon has not provided its written consent to such extension at least three (3) months prior to the then-current Outside Date.
(c)    Upon the occurrence of a Dissolution Event, the Partnership shall conduct only those activities necessary to wind up its affairs.
(d)    Notwithstanding Section 13.1(b), there shall be no dissolution or liquidation except as approved in writing by the Executive Committee (as a Supermajority Majority Decision) until any relevant statute of limitations has expired with respect to liabilities for activities of the Partnership, including without limitation, those arising in connection with the construction, operation or sale of the Lots.
13.2    Liquidation.
(a)    Upon dissolution of the Partnership, a Person selected by the Executive Committee shall serve as the liquidator (the “Liquidator”) of the Partnership.
(b)    Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Executive Committee. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.
(c)    Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, including the limitations set forth in Section 7.3) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.
(d)    The Liquidator, with the approval of the Executive Committee, shall liquidate the assets of the Partnership, and, after making all allocations and distributions otherwise required by this Agreement and approved by the Executive Committee, shall apply and distribute the net proceeds of such liquidation in the following order of priority:
(i)    to the creditors of the Partnership, including Partners, in the order of priority provided by applicable law; and
(ii)    to the Partners in the same manner and order of priority as provided for distributions under Section 6.1, subject to the requirements of Section 6.2 and except as set forth in Section 11.10(c)(vii); provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Executive Committee to be appropriate for such purposes.
13.3    Reserves. After all of the assets of the Partnership have been distributed, the Partnership shall terminate. If at any time thereafter any funds in any cash reserve fund referred to in Section 13.2(d) are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Partners in the same manner as if such distribution had been made pursuant to Section 13.2(d).
13.4    Distribution in Kind. Notwithstanding the provisions of Section 13.2, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon the dissolution of the Partnership the Executive Committee determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in good faith, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners). The Liquidator may distribute to the Partners, in lieu of cash, such Partnership assets as the Liquidator and the Executive Committee deem not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator and the Executive Committee deem reasonable and equitable. The Liquidator shall value any property distributed in kind based upon such property’s fair market value as determined by the Liquidator and the Executive Committee using such reasonable method of valuation as it may adopt.
13.5    Disposition of Documents and Records. All documents and records of the Partnership, including, without limitation, all financial records, vouchers, canceled checks and bank statements, shall be delivered to the General Partner upon termination of the Partnership. Any Partner may at any time exercise its rights to audit the Partnership’s books and records after the liquidation and dissolution of the Partnership. Any such audit shall commence immediately after such notice is delivered to the General Partner. Unless otherwise approved by the Executive Committee, the General Partner shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records available after reasonable notice during normal business hours to any other Partner for inspection and copying at the other Partner’s cost and expense.
13.6    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Sections 13.2, 13.3, and 13.4, the Partnership shall be terminated, and the Liquidator (or the Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.
13.7    Return of Capital. No Partner shall be personally liable for the return of the Capital Contributions of any other Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
13.8    Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.
ARTICLE XIV
AMENDMENT OF AGREEMENT
14.1    Amendment Procedures.
(a)    Amendments to this Agreement may be proposed by any Partner, which shall give written notice to all Partners of the text of such amendment, together with a statement of the purpose of such amendment.
(b)    Proposed amendments to this Agreement shall be adopted only if they have been approved in writing by each Partner. The General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement, make official filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any parallel amendment to the Certificate of Limited Partnership.

ARTICLE XV
GENERAL PROVISIONS

15.1    Addresses and Notices. Any notice provided in or permitted under this Agreement shall be made in writing and may be given or served by: (a) delivering the same in person to the party to be notified; (b) depositing the same in the mail, postage prepaid, registered or certified with return receipt requested, and addressed to the party to be notified at the address herein specified; (c) delivering the same on a prepaid basis via a nationally recognized courier service, such as FedEx; or (d) sending the same by facsimile transmission, followed by delivery of a hard copy via a nationally recognized courier service, such as FedEx. If notice is deposited in the mail pursuant to this Section 15.1, it will be deemed received on the fourth (4th) Business Day after it is so deposited. Notice given in any other manner shall be deemed received only if and when actually received by the party to be notified. For the purpose of notice, the address of the parties shall be, until changed as hereinafter provided for, as follows:
If to Tricon:    Arantine Hills Equity LP
c/o Tricon Capital Group
1067 Yonge Street
Toronto, Canada
M4W 2L2
Attn: Jeremy Scheetz
Attn: David Berman
Fax No.: 416.925.5022

With a copy to:    Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110-3333
Attn: Zev D. Gewurz
Fax No.: 617.574.7523

If to TNHC and GP:    C/O The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, CA 92656
Attn: Wayne Stelmar
Attn: Joseph Davis
Fax No.: 949.382.7801

With a copy to:     Dzida, Carey & Steinman
3 Park Plaza, Suite 750
Irvine, California 92614
Attn: Steven J. Dzida
Fax No.: 949.399.0363

The parties shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least 15 days’ prior written notice to the other parties. Each party shall have the right from time to time to specify additional parties to whom notice hereunder must be given by delivering to the other party 15 days’ prior written notice thereof, setting forth the address of such additional parties. Notice required to be delivered hereunder to any party shall not be deemed to be effective until the additional parties, if any, designated by such party have been given notice in a manner deemed effective pursuant to the terms of this Section 15.1.
15.2    Titles and Captions. All article and section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.
15.3    Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The locative adverbs “hereof,” “herein,” “hereafter,” etc. refer to this Agreement as a whole.
15.4    Further Action. The parties shall execute all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
15.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
15.6    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
15.7    No Third Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. It is expressly understood that the right of the Partnership or the Partners to require any additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, including but not limited to, the holder of any obligations secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon or affecting the Partnership or any interest of a Partner therein.
15.8    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.9    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a transferee, upon executing and delivering such documents as required by the Executive Committee.
1.1    Applicable Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law, and without the application of any principle that a document be construed against a party causing the same, or a relevant provision thereof, to be drafted. The parties hereto acknowledge and agree that the Delaware Court of Chancery is hereby granted the exclusive right, and shall be the exclusive jurisdiction in which, to determine any dispute arising under, or in connection with, this Agreement.
15.10    Invalidity of Provisions. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.
15.11    Attorneys Fees. The prevailing party in any legal proceeding regarding this Agreement shall be entitled to recover from the other party all reasonable attorneys’ fees and costs incurred in connection with such proceeding.
15.12    Computation of Time. The time periods provided for in this Agreement shall be computed by excluding the first day and including the last day. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and national holidays unless the period of time specified is Business Days; provided, however, that if the date of the last day to perform any act or to give any notice with respect to this Agreement shall fall on a Saturday, a Sunday, or a day that is not a Business Day, then such act or notice may be timely performed or given on the next succeeding day which is a Business day.
15.13    WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING TO THIS AGREEMENT OR ARISING FROM THE RELATIONSHIP OF THE PARTIES HERETO AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
15.14    Representations and Warranties. Each of the Partners severally and not jointly represents and warrants to the Partnership and each other Partner as follows (which representations and warranties shall survive the Effective Date):

(a)    Such Partner has full power and authority to enter into and to perform this Agreement in accordance with its terms.
(b)    This Agreement has been duly executed and delivered by such Partner and constitutes the valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights, or by general equity principles).
(c)    Such Partner is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act and has executed and delivered such documents in evidence thereof as the Partnership has reasonably requested.
(d)    Such Partner has been furnished access to the business and financial records of the Partnership and such additional information and documents as such Partner has requested, and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Partnership concerning the terms and conditions of this Agreement, the Partnership Interests, the Project Documents, operations, capitalization, financial condition, and prospects of the Partnership, and all other matters deemed relevant to Partners.
(e)    Such Partner is acquiring Partnership Interests for its own account for investment purposes only, and not with a view to resale or distribution. Such Partner has no present intention to distribute or sell the Partnership Interests. Such Partner has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the Transfer of any of the Partnership Interests and understands that the same are prohibited or restricted by this Agreement.
(f)    Such Partner understands that the Partnership Interests have not been registered under the Securities Act or the laws of any state, and that the Partnership Interests may not be Transferred without compliance with the provisions of this Agreement, the Securities Act, and applicable state securities laws.
(g)    Such Partner has sufficient knowledge and experience in financial or business matters to evaluate the merits and risks of an investment in the Partnership Interests. Such Partner can afford to bear the economic risk of holding the Partnership Interests for an indefinite period of time and can afford to suffer the complete loss of the investment in the Partnership Interests. Such Partner understands that due to the substantial restrictions on the transferability of the Partnership Interests and the lack of a public market, it may not be possible for such Partner to liquidate the investment in the Partnership Interests in the case of emergency, if at all.
(h)    Such Partner has no knowledge that amounts paid or contributed to such Partner were directly or indirectly derived from, or related to, any activity that is deemed criminal under the laws of any applicable jurisdiction, including, without limitation, anti-money laundering laws.

(i)    Such Partner does not have any knowledge that such Partner is: (i) a country, territory, person or entity named on the list provided by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”) or its website at www.treas.gov/ofac; or (ii) a foreign political figure or an immediate family member or close associate of a senior foreign political figure (a “High Risk Person”).
(j)    Such Partner is in compliance with all applicable laws and regulations relating to the prevention of money-laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the regulations thereunder, and other applicable anti-money laundering laws and regulations of any applicable jurisdiction.
(k)    Such Partner does not transact with entities or individuals that are subject to economic sanctions administered by OFAC, High Risk Persons or Prohibited Investors.
15.15    Confidentiality.
(a)    The Partners acknowledge and agree that the Partnership is a private investment partnership. No Partner shall disclose the terms of this Agreement to any other Person without first obtaining the consent of the representative(s) on the Executive Committee of the other Partner. The Partners also agree that they shall not disclose, via public announcements, press releases, interviews, or otherwise, any financial statements or financial information, any business, financial, or operational plans, any financial or other analysis, or any summaries, strategies, pro formas, valuations, agreements, plans, or projections of or pertaining to the Partnership or any other proprietary information of the Partnership (defined to include all information not previously publicly disclosed by the Partnership) unless such Partner first obtains the consent of the representative(s) on the Executive Committee of the other Partner, which consent shall not unreasonably be withheld and except: (i) as may be required by applicable law; or (ii) as may be required in connection with a judicial proceeding. Notwithstanding anything to the contrary in this Section 15.16(a), a Partner may disclose (without the consent of any Partner) the terms of this Agreement, any financial statements, or financial information, any business, financial, or operational plans, any financial or other analysis, or any summaries, strategies, pro formas, valuations, agreements, plans, or projections of or pertaining to the Partnership or any other proprietary information of the Partnership to the employees, Affiliates and legal, accounting, financial, and business advisors of such Partner.
(b)    Any documents provided by one party to another party pursuant to this Agreement shall be kept confidential and shall not be disclosed to any Person except: (i) as may be required by applicable law; (ii) as may be required in connection with a judicial proceeding; (iii) as may be required or permitted under Section 15.16(a) above; or (iv) with the consent of the party that provided such documents to the other party.
(c)    Subject to Section 15.16(a) above, each Partner covenants and agrees that it will not, during the term of its ownership of a Partnership Interest and thereafter, make any disparaging remarks in public about the Partnership, any Partner, and/or any Affiliate of a Partner, unless made as part of a public court filing in connection with a judicial proceeding.
[REMAINING PORTION OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GP:	TNHC-ARANTINE GP LLC,
a Delaware limited liability company

	By:	/s/ Joseph D. Davis
	Name:	Joseph D. Davis
	Title:	CIO

	By:	/s/ Tom Redwitz
	Name:	Tom Redwitz
	Title:	COO

TRICON:	ARANTINE HILLS EQUITY LP,
a Delaware limited liability company

	By:	Arantine Hills Equity GP LLC, a Delaware
limited liability company, its General Partner

	By:	/s/ Jeremy Scheetz
	Name:	Jeremy Scheetz
	Title:	Vice President

TNHC:	TNHC LAND COMPANY LLC, a Delaware limited
liability company

	By:	Arantine Hills Equity GP LLC, a Delaware
limited liability company, its General Partner

	By:	/s/ Tom Redwitz
	Name:	Tom Redwitz
	Title:	COO

	By:	/s/ Joseph D. Davis
	Name:	Joseph D. Davis
	Title:	CIO

[Signatures continue on following page.]

[Signature Page to Arantine Hills Holdings LP Agreement]

New Home Company joins herein to acknowledge its obligations under Section 4.9 of the Agreement.
New Home Company:
THE NEW HOME COMPANY INC.,
a Delaware corporation

By:	/s/ Tom Redwitz
Name:	Tom Redwitz
Title:	COO

TNHC Realty joins herein to acknowledge its obligations under Section 7.17 of the Agreement.

TNHC Realty:

TNHC REALTY & CONSTRUCTION, INC.,
a Delaware corporation

By:	/s/ Tom Redwitz
Name:	Tom Redwitz
Title:	COO

[Signature Page to Arantine Hills Holdings LP Agreement]

EXHIBIT A
LEGAL DESCRIPTION OF PROJECT SITE
PARCEL 1: (279-190-045-5)
PARCEL "B" OF THAT CERTAIN LOT LINE ADJUSTMENT NO. 4132, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, RECORDED AUGUST 20, 1999 AS INSTRUMENT NO. 373743 OF OFFICIAL RECORDS OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
THAT PORTION OF GOVERNMENT LOTS 10 AND 15 IN SECTION 17, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE EAST LINE OF GOVERNMENT LOT 10, WHICH BEARS SOUTH 00° 33' 30" WEST, 878.85 FEET FROM THE NORTHEAST CORNER THEREOF; THENCE CONTINUING SOUTH 00° 33' 30" WEST, ON THE EAST LINE OF SAID GOVERNMENT LOTS 10 AND 15, 1,747.95 FEET TO THE SOUTHEAST CORNER OF SAID GOVERNMENT LOT 15; THENCE NORTH 89° 56' 30" WEST, ON THE SOUTH LINE OF SAID GOVERNMENT LOT 15, 1,009.28 FEET; THENCE NORTH 39° 00' 30" EAST, 253.00 FEET; THENCE NORTH 52° 35' 30" EAST, 226.00 FEET; THENCE NORTH 21° 58' 30" EAST, 200.00 FEET; THENCE NORTH 12° 59' 30" EAST, 245.00 FEET; THENCE NORTH 39° 17' 30" EAST, 234.00 FEET; THENCE NORTH 33° 13' 30" EAST, 350.00 FEET; THENCE NORTH 22° 55' 00" EAST, 559.00 FEET TO THE POINT OF BEGINNING.
TOGETHER WITH THAT CERTAIN PARCEL MORE PARTICULARLY DESCRIBED AS FOLLOWS: LOT 1 OF EXCLUSION MAP OF ALL THE LANDS FROM CORONITA TRACT NO. 3, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER CERTIFIED COPY OF DECREE RECORDED NOVEMBER 4, 1960 AS INSTRUMENT NO. 95289 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, IN SECTIONS 16 AND 17, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN. EXCEPT THAT PORTION OF SAID TRACT CONVEYED TO THE STATE OF CALIFORNIA FOR FREEWAY PURPOSES, BY FINAL ORDER OF CONDEMNATION RECORDED AUGUST 20, 1966 AS INSTRUMENT NO. 93858 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA. ALSO EXCEPT THAT PORTION THEREOF DESCRIBED AS FOLLOWS: THAT PORTION OF SAID LOTS 1, 2, 3, "A" AND "G" IN BLOCK "A" OF CORONITA TRACT NO. 3, DESCRIBED AS FOLLOWS:
BEGINNING AT NORTHWEST CORNER OF BLOCK "A" OF SAID TRACT; THENCE NORTH 89° 27' 30" EAST, ON THE NORTH LINE OF SAID BLOCK "A", 346.06 FEET; THENCE SOUTH 31° 27' 30" WEST, 401.00 FEET; THENCE SOUTH 37° 19' 30" WEST, 234.00 FEET TO THE WEST LINE OF SAID BLOCK "A"; THENCE NORTH 00° 33' 30" EAST, ON THE WEST LINE OF BLOCK "A", 524.89 FEET TO THE POINT OF BEGINNING.
ALSO EXCEPTING THEREFROM ANY PORTION LYING WITHIN SECTION 16, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA.
ALSO EXCEPTING THAT PORTION CONVEYED TO THE STATE OF CALIFORNIA FOR FREEWAY PURPOSES IN A GRANT DEED RECORDED SEPTEMBER 14, 1998, AS INSTRUMENT NO. 388624, OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
A PORTION OF GOVERNMENT LOT 9, IN SECTION 17, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN

BERNARDINO MERIDIAN, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY A MAP ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, IN BOOK 82 OF RECORDS OF SURVEYS, AT PAGES 94 AND 95, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE SOUTHWESTERLY RIGHT OF WAY OF ROUTE 15, AS SHOWN BY CALIFORNIA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY MAP NO. 989585, ON FILE IN THE OFFICE OF THE COUNTY SURVEYOR OF SAID COUNTY AS FILE NO. 204-416, IN THE COURSE SHOWN BY SAID MAP AS "NORTH 48° 55' 22" WEST 368.66," DISTANT THEREON FROM THE NORTHWEST TERMINUS OF SAID LINE SOUTH 48° 55' 22" EAST 289.36 FEET; THENCE SOUTH 49° 28' 32" WEST 19.40 FEET; THENCE SOUTH 12° 28' 19" EAST 100.00 FEET; THENCE NORTH 77° 31' 41" EAST 35.74 FEET TO A TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 1050.00 FEET; THENCE ALONG SAID CURVE 65.30 FEET THROUGH A CENTRAL ANGLE OF 5° 33' 47" TO SAID RIGHT OF WAY, AND THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 1255.00 FEET, AS SHOWN BY SAID MAP, THE RADIAL TO THE BEGINNING OF SAID CURVE BEARS SOUTH 38° 20' 23" WEST; THENCE NORTHWESTERLY ALONG SAID RIGHT OF WAY THE FOLLOWING COURSES: ALONG SAID CURVE THROUGH A CENTRAL OF 2° 44' 15", A DISTANCE OF 59.96 FEET AND NORTH 48° 55' 22" WEST 79.30 FEET TO THE POINT OF BEGINNING.
ALSO EXCEPTING THEREFROM THAT PORTION LYING NORTHERLY FROM THE FOLLOWING DESCRIBED LINE: COMMENCING AT THE NORTHERLY TERMINUS OF THAT CERTAIN COURSE IN THE EASTERLY BOUNDARY OF TRACT NO. 28476 SHOWN ON A MAP FILED IN BOOK 270, PAGES 90 THROUGH 102, INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY, AS BEING NORTH 01° 21' 56" EAST, 355.20 FEET; THENCE ALONG SAID CERTAIN COURSE SOUTH 01° 20' 35" WEST, 238.09 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 88° 39' 25" EAST, 63.89 FEET; THENCE NORTH 38° 16' 05" EAST, 146.00 FEET; THENCE NORTH 61° 16' 05" EAST, 341.50 FEET; THENCE NORTH 70° 46' 05" EAST, 90.17 FEET; THENCE NORTH 80° 16' 05" EAST, 436.85 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF INTERSTATE HIGHWAY 15 AS SHOWN BY CALIFORNIA DEPARTMENT OF TRANSPORTATION RIGHT OF WAY DRAWING NO. 989585, ON FILE IN THE OFFICE OF THE COUNTY SURVEYOR OF SAID COUNTY AS FILE NO. 204-416.
EXCEPT THEREFROM THAT PORTION OF SAID LAND DESCRIBED AS PARCEL A ON THAT CERTAIN DEED TO THE RIVERSIDE COUNTY TRANSPORTATION COMMISSION RECORDED DECEMBER 26, 2008, AS INSTRUMENT NO. 2008-0672262 OF OFFICIAL RECORDS AND SHOWN ON A MAP ATTACHED THERETO AND MADE A PART THEREOF.
PARCEL 2: (279-240-018-5)
THAT PORTION OF LOT 1 OF EXCLUSION MAP OF ALL THE LANDS FROM CORONITA TRACT NO. 3, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER CERTIFIED COPY OF DECREE RECORDED NOVEMBER 4, 1960 AS INSTRUMENT NO. 95289 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, IN SECTION 16, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN.
EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE STATE OF CALIFORNIA FOR FREEWAY PURPOSES, BY FINAL ORDER OF CONDEMNATION RECORDED SEPTEMBER 20, 1966 AS INSTRUMENT NO. 93858 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA;
EXCEPT THEREFROM THAT PORTION OF SAID LAND DESCRIBED AS PARCELS A AND B ON THAT CERTAIN DEED TO THE RIVERSIDE COUNTY TRANSPORTATION COMMISSION RECORDED DECEMBER 26, 2008, AS INSTRUMENT NO. 2008-0672262 OF OFFICIAL RECORDS AND SHOWN ON A MAP ATTACHED THERETO AND MADE A PART THEREOF.
PARCEL 3: (282-030-004-7)

ALL THAT PORTION OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHWEST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 89° 55' 30" EAST, ALONG THE NORTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 404.68 FEET; THENCE SOUTH 00° 04' 30" WEST, PARALLEL WITH THE EAST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 1086.39 FEET; THENCE SOUTH 89° 55' 30" EAST, PARALLEL WITH THE NORTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 412.12 FEET; THENCE SOUTH 00° 04' 30" WEST, PARALLEL WITH THE EAST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 1013.06 FEET; THENCE SOUTH 11° 36' 30" WEST, A DISTANCE OF
94.38 FEET; THENCE SOUTH 57° 37' 00" WEST, A DISTANCE OF 255.08 FEET; THENCE SOUTH 53° 35' 30" WEST, A DISTANCE OF 503.84 FEET TO THE SOUTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 89° 30' 45" WEST, ALONG THE SOUTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 181.90 FEET TO THE SOUTHWEST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE NORTH 00° 10' 15" EAST, ALONG THE WEST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 2630.30 FEET TO THE POINT OF BEGINNING;
ALSO EXCEPTING THEREFROM AN UNDIVIDED TWO-THIRDS INTEREST IN ALL OIL, GAS, MINERALS, HYDROCARBON SUBSTANCES AND CLAY UNDERLYING SAID LAND, AND THAT MAY BE PRODUCED OR RECOVERED THEREFROM, AS RESERVED IN DEED FROM PUBLIX TITLE COMPANY, A CORPORATION, RECORDED NOVEMBER 13, 1956 IN BOOK 1997 PAGE 567 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, SAID RESERVATION HAS SINCE BEEN CONVEYED TO H. HOWARD GOODMAN, TRUSTEE OF THE GOODMAN TRUST OF 1977, BY DOCUMENT RECORDED JUNE 27, 1980 AS INSTRUMENT NO. 118070 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL 4: (282-030-005-8)
ALL OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF;
EXCEPTING THEREFROM THAT PORTION MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 20; SAID CORNER BEARS SOUTH 89° 55' 30" EAST, A DISTANCE OF 1316.81 FEET FROM THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 20; THENCE SOUTH 00° 04' 30" WEST, ALONG THE EASTERLY LINE OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION, 1597.05 FEET; THENCE SOUTH 49° 49' WEST, 108.29 FEET; THENCE SOUTH 39° 51' WEST, 296.65 FEET; THENCE SOUTH 55° 12' WEST, 264.10 FEET; THENCE SOUTH 11° 36' 20" WEST, 54.52 FEET; THENCE NORTH 00° 04' 30" EAST, AND PARALLEL WITH THE EASTERLY LINE OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 20, 2099.45 FEET TO A POINT ON THE NORTHERLY LINE THEREOF; THENCE SOUTH 89° 55' 30" EAST, ALONG THE NORTHERLY LINE OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 20, 500.00 FEET TO THE POINT OF BEGINNING;
EXCEPTING THEREFROM ALL THAT PORTION OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO

MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHWEST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 89° 55' 30" EAST, ALONG THE NORTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 404.68 FEET; THENCE SOUTH 00° 04' 30" WEST, PARALLEL WITH THE EAST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 1086.39 FEET; THENCE SOUTH 89° 55' 30" EAST, PARALLEL WITH THE NORTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 412.12 FEET; THENCE SOUTH 00° 04' 30" WEST, PARALLEL WITH THE EAST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 1013.06 FEET; THENCE SOUTH 11° 36' 30" WEST, A DISTANCE OF
94.38 FEET; THENCE SOUTH 57° 37' 00" WEST, A DISTANCE OF 255.08 FEET; THENCE SOUTH 53° 35' 30" WEST, A DISTANCE OF 503.84 FEET TO THE SOUTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 89° 30' 45" WEST, ALONG THE SOUTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 181.90 FEET TO THE SOUTHWEST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE NORTH 00° 10' 15" EAST, ALONG THE WEST LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 2630.30 FEET TO THE POINT OF BEGINNING; ALSO EXCEPTING THEREFROM THAT PORTION LYING SOUTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:
BEGINNING AT THE NORTHEAST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, SAID CORNER BEARS SOUTH 89° 55' 30" EAST, 1316.81 FEET FROM THE NORTHWEST CORNER OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 00° 04' 30" WEST, ALONG THE EASTERLY LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION, 1597.05 FEET TO THE POINT OF BEGINNING OF THE LINE TO BE DESCRIBED; THENCE SOUTH 49° 49' WEST, 108.29 FEET; THENCE SOUTH 39° 51' WEST, 296.65 FEET; THENCE SOUTH 55° 12' WEST, 264.10 FEET; THENCE SOUTH 11° 36' 30" WEST, 148.90 FEET; THENCE SOUTH 57° 37' WEST, 255.07 FEET;
THENCE SOUTH 53° 35' 30" WEST, 503.84 FEET TO THE SOUTH LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 89° 30' 45" WEST, ALONG SAID SOUTH LINE, A DISTANCE OF 181.90 FEET TO THE SOUTHWEST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20;
ALSO EXCEPTING THEREFROM AN UNDIVIDED TWO-THIRDS INTEREST IN ALL OIL, GAS, MINERALS, HYDROCARBON SUBSTANCES AND CLAY UNDERLYING SAID LAND, AND THAT MAY BE PRODUCED OR RECOVERED THEREFROM, AS RESERVED IN DEED FROM PUBLIC TITLE COMPANY, A CORPORATION, RECORDED NOVEMBER 13, 1956 IN BOOK 1997 PAGE 567 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, SAID RESERVATION HAS SINCE BEEN CONVEYED TO H. HOWARD GOODMAN, TRUSTEE OF THE GOODMAN TRUST OF 7977, BY DOCUMENT RECORDED JUNE 27, 1980 AS INSTRUMENT NO. 118070 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL 5: (282-030-003-6)
THAT PORTION OF THE NORTHWEST QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, AS SHOWN BY UNITED STATES GOVERNMENT SURVEY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHEAST CORNER OF SAID NORTHWEST QUARTER; THENCE SOUTH 89° 17' 15" WEST, ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER, 1490.86 FEET;

THENCE NORTH 23 ° 00' 40" EAST 132.22 FEET; THENCE NORTH 26 ° 13' 15" EAST 308.62 FEET; THENCE NORTH 28 ° 06' 45" EAST 271.13 FEET; THENCE NORTH 40 ° 41' 15" EAST 302.15 FEET; THENCE NORTH 36 ° 33' 15" EAST 321.19 FEET; THENCE NORTH 48 ° 24' 15" EAST 363.02 FEET; THENCE NORTH 56 ° 44' 15" EAST 360.49 FEET; THENCE NORTH 45 ° 48' 45" EAST 204.82 FEET; THENCE NORTH 89 ° 54' 45" EAST 45.55 FEET, MORE OR LESS, TO A POINT ON THE EAST LINE OF SAID NORTHWEST QUARTER, DISTANT THEREON NORTH 0 ° 03' 15" WEST 1733.74 FEET FROM THE SOUTHEAST CORNER THEREOF; THENCE SOUTH 0 ° 03' 15" EAST, ALONG SAID EAST LINE, 1733.74 FEET, TO THE POINT OF BEGINNING;
EXCEPTING THEREFROM A ONE-HALF INTEREST IN AND TO ANY OIL, GAS, OR OTHER MINERALS, AS RESERVED IN DEED FROM ROBERT A. MC MILLAN ET AL TO D.W. HENDRICKSON ET AL, RECORDED DECEMBER 21, 1956, IN BOOK 2015, PAGE 10 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
SAID PROPERTY IS ALSO SHOWN AS PARCEL 1 ON RECORD OF SURVEY ENTITLED "RECORD OF SURVEY OF A PORTION OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN" ON FILE IN BOOK 25 PAGE 13 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL 5A:
A PERMANENT EASEMENT AND RIGHT OF WAY FOR INGRESS AND EGRESS TO AND FROM SAID PARCEL 1 ACROSS THE FOLLOWING DESCRIBED REAL PROPERTY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA;
THE NORTHWEST QUARTER OF THE WEST ONE HALF OF THE SOUTHWEST QUARTER OF SECTION 20 AND THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, AND THAT PORTION OF THE SOUTHERLY ONE HALF OF
GOVERNMENT LOT 7 WHICH LIES SOUTHEAST OF A LINE DRAWN FROM THE NORTHEAST CORNER OF SAID SOUTHERLY ONE HALF OF GOVERNMENT LOT 7 TO THE SOUTHWEST CORNER THEREOF, AND ALL OF GOVERNMENT LOTS 8, 10, 14, AND 15, IN SECTION 17, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN.
PARCEL 5B:
A PERMANENT EASEMENT AND RIGHT OF WAY FOR THE PURPOSE OF INSTALLING, USING, MAINTAINING, REPAIRING AND REPLACING AN IRRIGATION PIPELINE TO SAID PARCEL 1; TOGETHER WITH NECESSARY INGRESS AND EGRESS TO INSTALL, MAINTAIN, REPAIR AND REPLACE ALL NECESSARY PUMPS AND EQUIPMENT TO OPERATE THE SAME, ACROSS THE FOLLOWING DESCRIBED REAL PROPERTY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA;
THE NORTHWEST QUARTER OF THE WEST ONE HALF OF THE SOUTHWEST QUARTER OF SECTION 20 AND THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, AND THAT PORTION OF THE SOUTHERLY ONE HALF OF GOVERNMENT LOT 7 WHICH LIES SOUTHEAST OF A LINE DRAWN FROM THE NORTHEAST CORNER OF SAID SOUTHERLY ONE HALF OF GOVERNMENT LOT 7 TO THE SOUTHWEST CORNER THEREOF, AND ALL OF GOVERNMENT LOTS 8, 10, 14, AND 15, IN SECTION 17, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN; TOGETHER WITH ALL THOSE CERTAIN RIGHTS, USES, COVENANTS, AND CONDITIONS, AS SET OUT IN THAT CERTAIN AGREEMENT AND ADDENDUM THERETO, RECORDED DECEMBER 21, 1956 IN BOOK 2015 PAGE 17 AS INSTRUMENT NO. 86105 AND BOOK 2015 PAGE 1 AS INSTRUMENT

NO. 86106 BOTH OF OFFICIAL RECORDS OF RIVERSIDE COUNTY.
PARCEL 6: (282-030-008-1)
THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.
PARCEL 7: (282-030-006-9)
THAT PORTION OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SECTION 20, TOWNSHIP 4 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, SAID CORNER BEARS SOUTH 89° 55' 30" EAST, A DISTANCE OF 1316.81 FEET FROM THE NORTHWEST CORNER OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20; THENCE SOUTH 00° 04' 30" WEST, ALONG THE EASTERLY LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 1597.05 FEET; THENCE SOUTH 49° 49' WEST, A DISTANCE OF 108.29 FEET; THENCE SOUTH 39° 51' WEST, A DISTANCE OF 296.65 FEET; THENCE SOUTH 55° 12' WEST, A DISTANCE OF 264.10 FEET; THENCE SOUTH 11° 36' 30" WEST, A DISTANCE OF 54.52 FEET; THENCE NORTH 00° 04' 30" EAST, AND PARALLEL WITH THE EASTERLY LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 2099.45 FEET TO A POINT ON THE NORTHERLY LINE THEREOF;
THENCE SOUTH 89° 55' 30" EAST, ALONG THE NORTHERLY LINE OF THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 20, A DISTANCE OF 500.00 FEET TO THE POINT OF BEGINNING;
EXCEPTING THEREFROM AN UNDIVIDED TWO-THIRDS INTEREST IN ALL OIL, GAS, MINERALS, HYDROCARBON SUBSTANCES AND CLAY UNDERLYING SAID LAND, AND THAT MAY BE PRODUCED OR RECOVERED THEREFROM, AS RESERVED IN DEED FROM PUBLIX TITLE COMPANY, A CORPORATION, RECORDED NOVEMBER 13, 1956 IN BOOK 1997 PAGE 567 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, SAID RESERVATION HAS SINCE BEEN CONVEYED TO H. HOWARD GOODMAN, TRUSTEE OF THE GOODMAN TRUST OF 1977, BY DOCUMENT RECORDED JUNE 27, 1980 AS INSTRUMENT NO. 118070 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL 8: (279-180-024-5)
LOT D OF PARCEL MAP NO. 30156, IN THE CITY OF CORONA, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 203, PAGES 23 THROUGH 29 INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 9:
PERMANENT EASEMENTS AS CONTAINED IN THE DOCUMENT ENTITLED “GRANT OF EASEMENT” RECORDED JULY 22, 2011 AS INSTRUMENT NO. 2011-0321330 OF OFFICIAL RECORDS AND CONTAINED IN THE DOCUMENT ENTITLED “IRREVOCABLE OFFER OF DEDICATION” RECORDED JULY 19, 2012 AS INSTRUMENT NO. 2012-0336145 OF OFFICIAL RECORDS, BOTH OF SAID COUNTY.

EXHIBIT B
INITIAL CAPITAL CONTRIBUTIONS OF PARTNERS

[See attached.]

B-1

Exhibit B
Arantine Hills Holdings LP
Initial Capital Reconciliation
As of: 7/25/2014

	Total
Initial project costs:	
TNHC	$ 1,890,292
Tricon	1,500,000
Initial project costs	**$ 3,390,292**
Cash required at LP formation:	
Consultants	250,000
Legal	450,000
Mgmt fees to TNHC	150,000
Contingency	29,708
Initial working capital	879,708
Land deposit - Tricon	2,000,000
Land deposit - TNHC	1,000,000
Land deposits	3,000,000
Cash required at LP formation	**$ 3,879,708**
Total capital:	
Initial project costs	3,390,292
Tricon Commitment Fee (100% Tricon)	2,280,000
Tricon AMF (100% Tricon)	50,000
Cash required at LP formation	3,879,708
Total capital at LP formation	**$ 9,600,000**

	TNHC	Tricon	LP Total
Initial contribution of pre-acq costs	1,890,292	1,500,000	3,390,292
True-up of pre-acq costs (to 50/50)	(195,136)	195,136	-
Tricon Commitment Fee (100% Tricon)	-	2,280,000	2,280,000
Tricon AMF (100% Tricon)	-	50,000	50,000
Initial working capital (50/50)	439,854	439,854	879,708
Land deposits (1/3 TNHC, 2/3 Tricon)	1,000,000	2,000,000	3,000,000
Initial capital balances at LP formation	$ 3,135,010	$ 6,464,990	$ 9,600,000
	32.7%	67.3%	100.0%
Wire in to LP at formation	**$ 1,244,718**	**$ 2,634,990**	**$ 3,879,708**

N:\TNHC Corp\Corp Legal\0406_Arantine Hills Holdings LP\Arantine LP_Initial Capital_140730.xlsx 7/30/2014 12:09 PM

B-2

EXHIBIT C
APPROVED COSTS INCURRED BY TNHC and tricon
[See attached.]

C-1

Exhibit C
Arantine Hills Holdings LP
Initial Project Costs
As of: 7/25/2014

TNHC:		
1st & 2nd Land Deposits		1,500,020
Feasibility Legal		78,448
Planning		37,146
Civil Engr		130,880
Soils & Geology		13,734
Environ Consult		5,034
Other Engr/Arch		2,920
Science Consult		8,642
Mktg Consult		20,507
Finance Consult		12,091
Other Site Consult		34,845
Reprograph/Reimb		1,690
Local Agency Fees		5,000
GC Salaries & Burden		39,335
TNHC Total	**$**	**1,890,292**
Tricon:		
3rd Land Deposit		1,500,000
Tricon Total	**$**	**1,500,000**
Company:		
Partnership Total	**$**	**3,390,292**

True up to TNHC:		
TNHC Total pre-acq costs	$	1,890,292
Less deposits		(1,500,020)
Pre-acq costs		390,272
True up amount per LP Agrmt (50%)	$	195,136

N:\TNHC Corp\Corp Legal\0406_Arantine Hills Holdings LP\Arantine LP_Initial Capital_140730.xlsx

C-2

EXHIBIT D
FORM OF CONSTRUCTION CONTRACT
OWNER-CONTRACTOR GENERAL CONTRACT
This Owner-Contractor General Contract ("Contract"), is entered into on ______________, 20___("Effective Date") by ARANTINE HILLS HOLDINGS LP, a Delaware limited partnership ("Owner"), and TNHC REALTY AND CONSTRUCTION, INC., a Delaware corporation ("Contractor"). Owner and Contractor are collectively referred to as the "parties" and individually as a "party".
ARTICLE 1
DURATION OF CONTRACT
The obligations of the parties under this Contract shall commence on the Effective Date. It is understood that Owner shall have the right but not the obligation to request Contractor to perform all or a part of the "Work" (as defined below) called for according to the terms of this Contract. Owner shall not be required to request such Work to be done and Contractor shall be obligated to perform the Work only if Owner requests that Contractor perform all or a part of the Work. Contractor shall at all times be ready, willing and able to commence prosecution of the Work in accordance with time frames required by Owner. Contractor acknowledges that it has received valuable consideration for entering into this Contract.
ARTICLE 2
SCOPE OF WORK
(a)Contractor shall furnish all supervision, coordination, scheduling, bidding, estimating, labor, tools, equipment, materials, licenses, permits, inspections and all things necessary to fulfill the construction objectives of Owner with respect to the Arantine Hills residential development in the City of Corona, California (“Project”) as said objectives have been described to Contractor in the drawings and specifications ("Drawings and Specifications") and all addenda (hereinafter "Addenda") issued by Owner and all changes ("Changes") issued by Owner after execution of this Contract, (the "Work").
(b)The above description of the Work is intended solely as a general summary and does not eliminate any requirements in this Contract or any items required for completion of the Project intended by this Contract or otherwise required by Owner. The Project generally consists of _______________________ residences and appurtenant facilities.
(c)Owner shall provide to Contractor all exhibits, the Drawings and Specifications, any Addenda, Changes and other materials regarding the Work comprising the contract documents, (collectively the "Contract Documents") and the Work shall be completed in accordance with the Contract Documents.

(d)Contractor’s authority is expressly limited to the provisions provided herein or as may be amended in writing from time to time by Owner and mutually agreed to and accepted by Contractor in writing.
(e)Prior to the execution of this Contract, TNHC-Arantine GP LLC, a Delaware limited liability company, as general partner (“TNHC GP”), TNHC Land Company LLC, a Delaware limited liability company and an affiliate of TNHC GP, as a limited partner, and Arantine Hills Equity LP, a Delaware limited partnership, as a limited partner, entered into that certain Limited Partnership Agreement for Owner (as it may be amended and restated, the “Company Agreement”). TNHC GP is an affiliate of Contractor. Notwithstanding anything to the contrary contained herein, after the Company Agreement is executed, Contractor shall have no right or authority, express or implied, under this Contract to take any action or expend any funds with respect to the services that Contractor has been engaged to perform under this Contract to the extent that, if such action were undertaken or such expenditure were made by TNHC GP, in its capacity as “general partner” of the Owner, such action or expenditure would require the approval of the Executive Committee (as defined in the Company Agreement), unless TNHC GP first obtains the prior approval of the Executive Committee in accordance with the Company Agreement. Without limiting the foregoing, any rights, options or remedies that the Owner may have hereunder may be enforced solely by the limited partner of the Owner that is not affiliated with Contractor.
ARTICLE 3
PAYMENT
Subject to the Company Agreement, all obligations of Contractor under this Agreement shall be performed at the cost of Owner. Owner shall pay Contractor for performance of this Contract in accordance with the terms of the “Payment Procedure and Schedule” attached hereto as Attachment “A.” As a condition precedent to Owner’s obligation to make any payment to Contractor, Owner will require that a partial waiver of liens, or a final waiver of liens, whichever is appropriate to the circumstances, be executed by Contractor and all subcontractors and material suppliers. In addition, if Owner has reason to believe that Contractor is not paying (or may not be able to pay) any of its subcontractors, Owner reserves the right to make payments jointly to Contractor and such subcontractors to the extent necessary to pay fully such subcontractors. If Contractor has received payment from Owner for subcontract work and Contractor withholds payment to the subcontractor for any reason, Contractor will notify Owner of its decision and the reason for withholding payment to the subcontractor; Owner may then deduct such amount from the next payment due Contractor and until such time as Contractor releases the funds to the subcontractor.
ARTICLE 4
CHANGES
Owner may make Changes in the Work to be performed and materials to be furnished under this Contract at any time by written order ("Change Order"). Contractor shall promptly comply with any such changes.

ARTICLE 5
PROSECUTION OF THE WORK
All Work shall be done under the general supervision and direction of Owner; Contractor shall at all times furnish adequate, qualified job site supervision to direct the Work. The decision of Owner about the meaning the Contract Documents shall be final. Notwithstanding the foregoing, Contractor represents and warrants that it is technically, financially, and legally ready, willing, and able to perform the Work hereunder and that it is familiar with and knowledgeable about the applicable laws and regulations, and government agency policy documents to the extent necessary to carry out its duties in a professional, complete, and compliant manner. Contractor further represents and warrants that Work performed by or delivered through Contractor shall be in accordance with the generally accepted standards of the profession at the time of performance and shall conform to the provisions of this Contract. Contractor shall replace any part of the Work that fails to comply with this Contract.
Contractor shall commence the purchase of materials, retaining of subcontractors, and construction of the Project within a time period reasonably designated by Owner after receipt from Owner of a "Notice to Proceed." For purposes of this Contract, the Notice to Proceed shall be a written notice from Owner to Contractor, directing Contractor to proceed with construction of the Project described in this Contract, provided that the Notice to Proceed is delivered to Contractor only after each of the following conditions have been fully performed and satisfied:
Contractor and Owner have agreed upon all the terms and conditions of this Contract, including particulars relating to the Drawings, Specifications and construction of the Project;
All entitlements have been issued by necessary public agencies as required to fully commence and complete that portion of the Project subject to the Notice to Proceed;
Contractor and Owner have executed all documents necessary to evidence their agreement relating to the Project described in this Contract, except Changes as needed in the future;
Contractor has provided Owner with duplicate copies of the insurance policies which Contractor is to procure, or cause to be procured, under the provisions of the Insurance Section of this Contract.
ARTICLE 6
LABOR AND MATERIAL
(a)Contractor shall furnish enough properly skilled workmen to diligently prosecute the Work.
(b)Contractor acknowledges that all employees comply with current immigration laws.
(c)Contractor shall not employ or contract with any person or entity whose employment is objected to by Owner.

ARTICLE 7
SUBCONTRACTORS
Contractor shall be responsible for hiring, coordinating and supervising the various subcontractors, suppliers and materialmen ("Subcontractors") necessary to complete the Project. Contractor shall contract solely in its own name and behalf, and not in the name or behalf of Owner with the selected Subcontractors. Nothing contained herein shall create any contractual relationship between Owner and any Subcontractors. By its subcontracts, Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to Contractor by the terms of this Contract, and to assume toward Contractor all the obligations and responsibilities which Contractor, by this Contract, assumes toward Owner. The subcontracts shall preserve and protect the rights of Owner under this Contract with respect to the Work to be performed by the Subcontractors so that the subcontracting thereof will not prejudice such rights. Where appropriate, Contractor shall require each Subcontractor to enter into similar agreements with its sub-subcontractor.
ARTICLE 8
CLEAN-UP
Contractor shall ensure the Project remains clean and orderly and shall cause all rubbish, debris and surplus materials to be removed from the Project site on a regular basis. On completion of the Project, Contractor will remove debris and surplus material from the Project site, and will thoroughly clean the Project, leaving it in a neat and broom-clean condition.
ARTICLE 9
SAFETY
Contractor shall provide safe and sufficient facilities at all times. Contractor shall take all safety measures necessary to ensure the safety of the public and of workers on the job, and to prevent accidents or injury to any persons on, about, or adjacent to the premises where the Work is being performed. Contractor shall give all notices and comply with all codes relative to safety of persons or property and their protection from damage, injury or loss and the prevention of accidents including, without limitation, the California Occupational Safety and Health Act of 1973 and all rules and regulations promulgated by the California Department of Industrial Relations pursuant to said act.
ARTICLE 10
PROTECTION OF WORK
Contractor shall be responsible for the protection of the Work until final completion and acceptance by Owner.

ARTICLE 11
INSURANCE
The Contractor shall provide, and shall require its subcontractors to provide, insurance of the type and on the terms and conditions as required by Owner.
ARTICLE 12
COMPLIANCE WITH LAW
(a)    Contractor shall keep and have available all records and make all payments, reports, collections, deductions and otherwise do all things to comply with all federal, state, and local laws, ordinances and regulations as they affect its performance of this Contract including, but not limited to, those relating to production, purchase and sale, furnishing and delivering, pricing and use or consumption of materials, supplies and equipment hire, tenure or conditions of employment of employees and their hours of work and rates of and the payment of their wages, and payment, collection, and deduction of federal, state and local taxes and contributions.
(b)    Contractor shall obtain all permits, licenses and official inspections for the Work.
ARTICLE 13
RELEASE OF LIENS
Contractor shall deliver the Work and materials to Owner free of all claims, security agreements, levies, encumbrances or liens, including providing all lien releases as required by Owner.
ARTICLE 14
ASSIGNMENT
Contractor shall not assign this Contract in whole or in part, or the proceeds of it, without written consent of Owner.
ARTICLE 15
ATTORNEYS FEES
If Owner or Contractor becomes involved in arbitration or litigation arising out of this Contract, or the performance of it, the court or tribunal in such arbitration or litigation, or in a separate suit, shall award reasonable costs and expenses of arbitration and litigation, including, but not limited to, expert witness fees and attorneys fees, to the prevailing party or parties.

ARTICLE 16
INDEPENDENT CONTRACTOR
Contractor hereby declares that it is engaged in an independent business, and agrees to perform the Work described in this Contract as an independent contractor, and not as an agent, employee, or servant of Owner. Contractor has, and hereby retains, the right to exercise full control and supervision of the work, and full control over the employment, direction, compensation, and discharge of all persons assisting in the work. Except as otherwise provided in the Company Agreement, Contractor agrees to be solely responsible all matters relating to payment of its employees, including compliance with social security, withholding, and all other regulations governing such matters. Contractor agrees to be responsible for its own acts and those of its subordinates, employees, and subcontractors during the life of this Contract.
ARTICLE 17
ENTIRE AGREEMENT
This Contract contains the entire agreement between the parties and no prior written or oral proposals, agreements, representations or statements made by Owner before execution of this Contract are valid unless the representation or statement is contained in this Contract. Captions of articles are for convenience and are not part of this Contract.
ARTICLE 18
THIRD PARTY BENEFICIARY
This Contract, or any part of it, shall not give third parties other than Owner any claim, demand or right of action against Owner or Contractor beyond those that exist in the absence of this Contract.
ARTICLE 19
CALIFORNIA MECHANIC’S LIEN LAW
Owner shall have the right to treat Contractor as a general contractor in regard to Contractor’s compliance with the California Mechanic’s Lien Law.
ARTICLE 20
GOVERNING LAW
This Contract is governed by California law.

ARTICLE 21
VENUE
Any legal proceedings arising from this Contract shall be brought only in a court of competent jurisdiction in the County in which the Project is located.
ARTICLE 22
INVALIDITY OF ANY PROVISION
If any term or other provision of this Contract is determined to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Contract shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Contract so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
ARTICLE 23
BINDING EFFECT
This Contract shall be binding upon and inure to the benefit of the parties hereto, their partners, members, directors, heirs, personal representatives, successors and duly approved assignees. If there is any conflict between this Contract and the Company Agreement, the Company Agreement shall control.
ARTICLE 24
NOTICE
When this Contract provides for notice it shall be given by: (a) registered or certified mail, addressed to the place designated in this Article; (b) a writing delivered to the place designated in this Article, or to Contractor’s representative at the Project site; or (c) orally to Contractor’s representative at the Project site in an emergency; or (d) telephone to Contractor at the place designated in this Article if Contractor is in default. Such oral notice shall be promptly confirmed in writing in accordance with either sub-articles (a) or (b). Notice to the other side shall be given at the following address: to Owner or Contractor, c/o The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, CA 92656, Attn: Wayne Stelmar and Attn: _________________. Copies of notices to Owner shall be delivered to c/o Tricon Capital Group, 1067 Yonge Street, Toronto, Canada M4W 2L2, Attn: Jeremy Scheetz and Attn: David Berman. Unless otherwise specifically provided, forty-eight (48) hours’ notice shall be given. Notice time shall run from the time it is given, and under subdivision (d) from the time of telephone notice.

ARTICLE 25
JOINDER OF PARTIES
In the event there exists an agreement between either party and a third party that provides for arbitration, judicial reference or other alternative dispute resolution proceeding as the forum for the resolution of disputes, and a claim, dispute or other controversy exists between either party and such third party which may involve claims between the parties hereto, both parties expressly agree to be joined as an additional party in any and all such arbitration or other proceedings, or if a separate arbitration or other proceeding already exists or is separately initiated, both parties expressly agree to the consolidation of all such arbitration or other proceedings, it being the intent of the parties hereto to resolve all of the rights and obligations of all interested parties at one time in one forum rather than in multiple proceedings.
ARTICLE 26
ATTACHMENTS
All of the provisions set forth in the Attachment(s) attached hereto are hereby incorporated into this Contract.
The following statement is required by California law. Nothing in this statement shall modify the provisions of this Contract:
Contractors are required by law to be licensed and regulated by the Contractors’ State License Board which has jurisdiction to investigate complaints against contractors if a complaint regarding a patent act or omission is filed within four years of the date of the alleged violation. A complaint regarding a latent act or omission pertaining to structural defects must be filed within 10 years of the date of the alleged violation. Any questions concerning a contractor may be referred to the Registrar, Contractors’ State License Board, P.O. Box 26000, Sacramento, California 95826.
Signatures on this Contract, as well as any document identification herein, may be by facsimile or electronic signature, unless prohibited by law or required to be in a particular form for purposes of recordation, notarization, etc. This provision shall also apply to any documents to be signed by subcontractors, suppliers and materialmen of Contractor.
ARTICLE 27
TERMINATION
In the event TNHC GP is removed as the “General Partner” of the Owner under the Company Agreement, this Contract shall terminate automatically and without any further action by either party hereto, in which event the Contractor shall (1) cease operations; (2) take all actions necessary, or that the Owner may direct in writing, for the protection and preservation of the Work; and (3) except for Work directed to be performed prior to the Effective Date of termination, terminate or, if directed by Owner in writing, assign to Owner, all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders. Notwithstanding anything to the contrary contained herein, in the event TNHC GP is removed as the “general partner” of the Owner under the Company Agreement due to Material Bad Conduct, any unpaid fees accrued prior to the date on which the Material Bad Conduct occurred shall be forfeited.

CONTRACTOR:	OWNER:

TNHC REALTY AND CONSTRUCTION,	ARANTINE HILLS HOLDINGS LP,
INC,. a Delaware corporation	a Delaware limited partnership

By: TNHC-ARANTINE GP LLC, a Delaware
By:	limited liability company
Its General Partner
Its:
By:

Its:

By:

Its:

ATTACHMENT “A”
Payment Procedure
Contractor shall be paid by Owner for the Work undertaken at the Project in accordance with the following terms:
1.    Owner shall pay Contractor from loan proceeds draws for the Project, at such times as those draws may occur.
2.    The total amount payable to Contractor shall be equal to the actual costs incurred by Contractor (with no markup whatsoever) in connection with constructing the Project.
Contractor shall be paid by Owner for warranty and customer service work undertaken at the Project in accordance with the following terms:
1.    Owner shall pay Contractor from those funds reserved by Owner for warranty and customer service work at the Project, as reflected in Owner’s financials.
2.    It is anticipated that the total warranty and customer service work reserves accruals and/or charges for the Project will be one percent (1%) of gross sales revenues for the Project.
3.    Contractor shall submit warranty and customer service work payment requests to Owner, which reflect time and materials, overhead, insurance, and such other ordinary and customary costs (with no markup whatsoever) which are incurred by Contractor in effectuating the warranty and customer service work at the Project.

EXHIBIT E
FORM OF SALES AND MARKETING AGREEMENT
SALES AND MARKETING CONTRACT
This Sales and Marketing Contract (“Agreement”) is entered into on ______________, 20__ (“Effective Date”), by ARANTINE HILLS HOLDINGS LP, a Delaware limited partnership (“Owner”) and TNHC REALTY AND CONSTRUCTION, INC., a Delaware corporation (“Broker”). Broker and Owner may be collectively referred to as the “parties” and individually as a “party”.
RECITALS
A.    Owner is the owner and developer of the Arantine Hills residential development located in Corona, California (“Project”).
B.    Broker is a licensed California Real Estate Broker.
C.    Owner desires to engage Broker to provide brokerage services for the sale of Lots in the Project (“Lots”).
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.
Broker’s License. Broker represents that it is duly licensed as a real estate broker by the State of California as follows: License Identification No. ____________, Expiration Date: _____________, 20__. During the term of this Agreement, Broker shall remain continuously licensed as a real estate broker by the State of California. To that end, Broker shall fulfill all continuing educational and other requirements and pay all required renewal and education fees, all at Broker’s sole cost.

2.	Broker Sales Office. Owner shall, at its sole cost and expense, provide a sales office and model home complex for the Project to be used by Broker.

3.
Salespersons. Broker shall engage real estate sales people for the sale of Lots all of whom will be real estate sales agents duly licensed as such by the State of California. Salespersons shall be employees or agents of Broker and not Owner. Broker shall supervise all salespersons and insure that all salespersons work in a professional manner to assist Broker in performing its obligations under this Agreement. The cost of salary, commission and benefits for such salespersons shall be reimbursed to Broker by Owner.

4.	Owner Obligations.

a.	Office Equipment. Owner shall, at Owners cost and expense, provide Broker with all office equipment and supplies necessary, as determined sales offices, including, without limitation, displays, computers and software, desks, telephones, signs, business cards and stationery.

b.
Sales Documents and Materials. Owner, at its sole cost and expense, shall promptly provide Broker with copies of all documents of any kind in its possession related to the Project and/or marketing activities for the Project, including, without limitation, marketing materials, financing documents and programs, homeowner warranty, standard, upgrade and option lists and ordering procedures, sales agreements and addenda, covenants, conditions, restrictions and all other homeowners association documents, association budget and Project disclosures. Owner shall, at its sole cost and expense, obtain all preliminary, conditional and final subdivision public reports issued by the California Department of Real Estate for the Project.

c.
Marketing. Owner, at its sole cost and expense, shall provide (i) all advertising, public relations and other marketing support as may be required by Owner with respect to the Project, and (ii) all model and sales office furnishings and supplies of all types.

d.
Project Costs. Owner shall be responsible for all Project costs of any kind. Except as provided in Section 5(a) below, Broker shall have no responsibility for any costs of ownership, entitlement, development, marketing or sale of the Project.

e.
Company Agreement. Prior to the execution of this Agreement, TNHC-[--------------------------] GP LLC, a Delaware limited liability company, as general partner (“TNHC GP”), The New Home Company Southern California LLC, a Delaware limited liability company and an affiliate of TNHC GP, as a limited partner, and Arantine Hills Equity LP, a Delaware limited partnership, as a limited partner, entered into that certain Limited Partnership Agreement for Owner (as it may be amended and restated, the “Company Agreement”). TNHC GP is an affiliate of Broker. Notwithstanding anything to the contrary contained herein, after the Company Agreement is executed, Broker shall have no right or authority, express or implied, under this Agreement to take any action or expend any funds with respect to the services that Broker has been engaged to perform under this Agreement to the extent that, if such action were undertaken or such expenditure were made by TNHC GP, in its capacity as “managing member” of the Owner, such action or expenditure would require the approval of the Executive Committee (as defined in the Company Agreement), unless TNHC GP first obtains the prior approval of the Executive Committee in accordance with the Company Agreement. If there are any conflicts between this Agreement and the Company Agreement the Company Agreement shall control. Without limiting the foregoing, any rights, options or remedies that the Owner may have hereunder may be enforced solely by the limited partner of the Owner that is not affiliated with Broker.

5.
Broker’s Duties and Obligations. Broker agrees that Broker shall at all times faithfully, industriously and to the best of Broker’s ability, experience and talents perform and/or comply with all the following duties and obligations:

a.
Governmental Licenses. Broker shall obtain at its sole cost all governmental permits and authorizations of whatever nature that are personal to Broker and required for Broker to perform its obligations under this Agreement (other than such items that are required for the Project, including public reports from the California Bureau of Real Estate), provided that if Broker obligated to obtain a branch office license for the Project, such cost shall be reimbursed Broker by Owner.

b.	Goodwill. Broker shall conduct its activities and regulate its habits so as to maintain and to increase, rather than diminish, the goodwill and reputation of Owner and the Project.

c.
Compliance with Law. Broker shall comply with all applicable rules, regulations and laws applying solely to Broker, including, without limitation, all rules and regulations of the California Bureau of Real Estate and any other public agency having jurisdiction over the sale of Lots.

d.	Owner Rules. Broker shall comply with all rules and policies established from time to time by Owner that relate to the Project and the activities related to the sale of Lots.

e.
Correspondence. All letters and electronic mail received and copies of all letters and electronic mail written by Broker or any person employed by Broker pertaining to the Project or the business of Owner shall be the property of Owner and be turned over to Owner for its records.

f.
Deposits. All money, documents or property received by Broker in connection with any transaction related to the sale of Lots shall be immediately delivered to escrow; provided that such delivery is in compliance with California real estate law. All checks or money orders shall be made payable to Owner or the escrow holder approved by Owner. Broker shall promptly make a complete and accurate accounting to Owner of all transactions.

g.	Sales Process. Broker shall manage the contract execution and escrow process including coordination of all necessary signatures and documents for finance and escrow.

h.	Salespersons. Broker shall insure that sales agents employed by Broker comply with all terms and provisions of this Agreement as they apply to Sales Agent.

i.	Purchaser Assistance. Broker shall assist purchasers in the execution and delivery of all sales, Residence escrow, lender and related documentation and in the delivery and deposit of all funds.

j.
Selection of Optional Items. Broker shall coordinate the selection of Residence optional items and upgrades by Residence purchases based on upgrade and option lists and procedures, including selection and deposit schedules, provided or approved by Owner.

k.	Inspections and Move Ins. Broker shall coordinate the walk through inspection and move-ins for all Lots with purchases based on procedures and schedules provided or approved by Owner.

1.	Intentionally Omitted.

2.	Broker Authority.

a.
Agent for Soliciting Offers. Broker is only the agent of Owner for purposes of soliciting offers for the purchase of Lots in accordance with this Agreement. Broker is not an agent for Owner for any other purpose.

b.
No Authority to Bind. Except as authorized in writing by Owner, Broker shall not have the authority to bind Owner or any third parties in connection with any matter, including, without limitation, the purchase or sale of Lots, materials or services or in any other way obligate Owner or expose Owner to liability, without first obtaining the prior written consent of Owner.

c.
Independent Contractor. Neither Broker nor any employee or agent of Broker shall be an employee of Owner for any purpose, including, without limitation tax purposes, and Broker shall be solely an independent contractor under this Agreement. Any amounts paid Broker under this Agreement shall constitute earnings from self-employment income, and Owner shall not withhold any amount therefrom for tax, insurance or any other withholding purpose. Broker shall not be entitled to any benefits normally provided by Owner to its employees, including, without limitation, health insurance, profit sharing, life insurance, vacation benefits or otherwise.

3.	Broker’s Insurance. Broker shall maintain insurance in form and coverage as required by Owner.

4.
Term. The term of this Agreement shall commence on the date this Agreement is executed and shall expire on the date which is sixty (60) days following the close of escrow for the sale of the final residence in the Project.

5.	Miscellaneous.

a.
No Assignment. This Agreement and the right to receive payment hereunder is personal to Broker and any attempted assignment in whole or in part without the prior written consent of Owner, which consent may be withheld in Owner sole discretion, shall be ineffective and shall constitute a breach of this Agreement.

b.	Amendments. This Agreement may not be amended or modified in any respect whatsoever except in writing duly executed by the parties.

c.
No Third Party Beneficiaries. This Agreement is between the parties hereto only and is not intended to be, nor shall it be construed as being, for the benefit of any third party or parties except the parties.

d.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

e.
Invalidity of Provision. If any provision of this Agreement shall be held under any law or rule to be invalid or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of such provision under different circumstances or the validity or enforceability of the Agreement as a whole.

f.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute but one and the same instrument.

g.
Notices. All notices or other communications between the parties required or permitted hereunder shall be in writing and personally delivered or sent by certified mail, return receipt requested and prepaid, or sent by reputable overnight courier (such as Federal Express, UPS ), or transmitted by electronic facsimile transmission (with electronic confirmation of receipt) to the addresses set forth on the signature page. A notice shall be effective on the date of personal delivery if personally delivered before 5:00 p.m., otherwise on the day following personal delivery, or on the date of receipt, if transmitted by electronic facsimile transmission (with electronic confirmation of receipt) prior to 5:00 p.m. or otherwise on the next business day, or two (2) business days following the date the notice is postmarked, if mailed, or on the day following delivery to the applicable overnight courier, if sent by overnight courier. Either party may change the address to which notices are to be given to it by giving notice of such change of address in the manner set forth above for giving notice.

h.
Waiver. No waiver by Owner of any breach or default of any of the provisions of this Agreement by Broker and no failure to enforce any of the provisions hereof shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other provision. No waiver of any breach or default of Broker hereunder shall be implied from any delay or failure by Owner to take any action on account of such breach or default, whether or not such breach or default persists or is repeated, and no express waiver shall affect a breach or default other than as specified in said waiver. The consent or approval by Owner to or of any act by Broker shall not be deemed to be the consent or approval by Owner to or of any subsequent similar acts by Broker.

i.
Construction. Each party has reviewed and revised this Agreement and any rule of construction that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

j.
Entire Agreement. This Agreement is the entire Agreement between the parties with respect to the subject matter hereof, and neither party has relied upon any other communication whatsoever in entering into this Agreement. Any agreements, understandings, promises or representations not expressly contained herein shall in no way bind either party.

k.
Termination. In the event TNHC GP is removed as the “general partner” of the Owner under the Company Agreement, this Agreement shall terminate automatically and without any further action by either party hereto, in which event Broker shall, if directed by Owner, assign to Owner, all existing offers, contracts, deposits and enter into no further offers or contracts or accept any further deposits.

The parties have executed this Agreement as of the Effective Date.

"Owner"		"Broker"

ARANTINE HILLS HOLDINGS LP, a		TNHC REALTY AND CONSTRUCTION,
Delaware limited partnership		INC., a Delaware corporation

By:	TNHC-ARANTINE GP LLC, a Delaware	By:
limited liability company		Name:
Title:	General Partner	Title:

By:		By:
Name:		Name:
Title:		Title:

By:
Name:		Address:
Title:		85 Enterprise, Suite 450
Aliso Viejo, CA 92656
Address:		Fax: (949) 382-7801
85 Enterprise, Suite 450
Aliso Viejo, CA 92656
Fax: (949) 382-7801

EXHIBIT F
INITIAL ANNUAL BUDGET

[See attached.]

ARANTINE HILLS

Ontario
Chino Hills
91
91
15
Cajalco Interchange
Eagle Glen
ARANTINE HILLS
Dos Lagos
Eagle Glen Golf Club
The Retreat

Business Plan

July 2014

TABLE OF CONTENTS

I.		Business Plan	2
	A.	Project Summary	2
	B	Proposed Site Plan	3
	C.	Key Milestones	4
II.		Investment Summary	5
III.		Financial Overview	6
	A.	Capital Structure	6
	B.	Residential Product Mix and Pricing	7
	C.	Project Economics	8

I. BUSINESS PLAN

A. Project Summary

Arantine Hills (the “Project”) is a 276 acre fully entitled mixed-use master planned community situated on an infill site within the City of Corona, California, one of the most desirable and supply constrained submarkets in the Inland Empire. The Project will offer its residents excellent schools, nearby retail, golf and dining amenities, stunning mountain, valley and bluff-top views and convenient access to major employment in Orange and Riverside counties.

Arantine Hills is currently entitled as a master planned community comprised of residential, commercial and mixed-use development, as well as open space/recreation uses. As currently planned, the Project consists of 1,621 residential units and approximately 750,000 of commercial space; however, as part of the underwritten business plan, Arantine Hills will be re-planned and subsequently developed into an all residential master planned community allowing for less density and a more optimal product type and mix, including approximately 1,332 residential units and no commercial space. A summary of the existing versus proposed uses is as follows:
Entitlements Current Proposed

Entitlements	Current		Proposed
Land Use	Acres	Units/SF	Acres	Units/SF
Residential	129	1,621	170	1,332
Commercial/Mixed Use	96	750,000 sf	0	0 sf
Open Space (includes slopes)	36	N/A	86	N/A
Parks	15	N/A	20	N/A
Total	276	1,621 / 750,000	276	1,332

A graphical depiction of the proposed site plan is shown on the following page.

[Balance of page intentionally left blank]

## B. Proposed Site Plan

EAGLE GLENN PARKWAY
CASTLEPEAK DRIVE
1
35 - 50x90 (100)
2
43 - 50x90 (100)
3
55 - 50x100
4
6 unit clusters
81 UNITS
5
6 unit clusters
72 UNITS
6
8 unit clusters
120 UNITS
7
54 - 48x85
8
50x90
34 UNITS
9
50x90
27 UNITS
10
6 unit clusters
72 UNITS
11
6 unit clusters
72 UNITS
12
8 unit clusters
118 UNITS
13
48x85
32 UNITS
14
50x90
59 UNITS
6 unit clusters
101 UNITS
8 unit clusters
126 UNITS
15
48x85
70 UNITS
16
17
18
6 unit clusters
181 UNITS
P1
P2
P3
NOTE: ACREAGES SHOWN ARE PRELIMINARY
ARANTINE HILLS - PRODUCT SUMMARY
PREPARED FOR:
PREPARED BY:
H&A

| PRODUCT TYPE | PLANNING AREA | | | | | | | | | | | | | | | | | | TOTAL NO. OF UNITS |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 | 11 | 12 | 13 | 14 | 15 | 16 | 17 | 18 | |
| 6 UNIT CLUSTER | | | | 81 | 72 | | | | | 72 | 72 | | | | | 101 | | 181 | [illegible] |
| 8 UNIT CLUSTER | | | | | | 120 | | | | | | 118 | | | | | 126 | | 364 |
| 48 X 85 | | | | | | | 54 | | | | | | 32 | | 70 | | | | [illegible] |
| 50 X 90 | [illegible] | 43 | | | | | | 34 | 27 | | | | | [illegible] | | | | | [illegible] |
| 50 X 100 | | | 55 | | | | | | | | | | | | | | | | 55 |
| ACREAGE | 6.5 | 7.9 | 9.2 | 7.8 | 6.6 | 8.7 | 8.5 | 6.0 | 5.0 | 6.8 | 6.3 | 8.0 | 4.9 | 12.6 | 10.6 | 9.0 | 6.1 | 17.4 | |

| LAND USE | GROSS ACRES |
|---|---|
| RESIDENTIAL | 153.0 |
| BACKBONE STREETS | 15.6 |
| PARKS | 19.5 |
| SLOPES | 52.2 |
| OPEN SPACE | 34.4 |
| TOTAL | 276.7 |

NOTE: ACREAGES SHOWN ARE PRELIMINARY

3

C. Key Milestones
The table below outlines key Project milestones as set out in the Expected Scenario business plan.
[...***...]

The table below outlines the detailed milestones for Phase 1 of the Project as provided by TNHC.
[...***...]

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

II. INVESTMENT SUMMARY
TNHC will legally commit $6 million to the Partnership and is expected to fund $5.9 million (5%) under the Expected Scenario. Tricon and Co-Investors will legally commit $114 million to the Partnership with the expectation of funding $112.1 million (95%) under the Expected Scenario. See Capital Structure in Section III - Financial Overview for further details.

The primary terms of the Investment with TNHC are as follows:

Partners Equity Commitment	$114,000,000 (95% of $120 million total equity)
Tricon XI Equity	$28,000,000
Co-Investors’ Equity	$86,000,000
TNHC Equity:	$6,000,000 (5% of $120 million total equity)
Preferred Return:	[...***...] per annum, monthly compounding
Distribution of Cash Flow:
1. 95% to Partners and 5% to TNHC until preferred return and cash equity is repaid;
2. 85% to Partners and 15% to TNHC until Partners have achieved a 20% IRR;
3. 75% to Partners and 25% to TNHC until Partners have achieved a 25% IRR, and;
4. 70% to Partners and 30% to TNHC thereafter.

Commitment Fee:
2% Commitment Fee based on the Partners’ Legal Commitment; paid on closing of the Partnership, expected on July 31, 2014. The Commitment Fee shall be a Project Cost.

Tricon XI will be entitled to its pro-rata share of the Commitment Fee.

Asset Management Fee:
1% of the outstanding capital balance of the Partners’ Equity per annum, payable quarterly in advance over the duration of the Project (subject to a minimum Asset Management Fee of $50,000 per quarter). The Asset Management Fee shall be a Project Cost.

Tricon XI will be entitled to its pro-rata share of the Asset Management Fee.

Development Fee:
3% of Project revenue, paid as follows: (i) 1% during the planning process, paid monthly in 24 equal installments; (ii) 1% during the development process, paid monthly; and (iii) 1% paid pro rata on lot closings.

TNHC’s Right to Purchase Lots:	TNHC shall have the right to purchase up to 30% of the Project’s lots at the greater of approved pro forma pricing and current market value, subject to Tricon’s approval of lot selection and location.
Partners’ Right to Purchase Lots:
Subject to TNHC’s Right to Purchase Lots, Partners shall have the right to purchase any and all remaining Project lots at the greater of approved pro forma pricing and current market value, subject to the requirement to engage TNHC to build homes for the Partners in return for the standard 5% merchant builder fee (and 1% warranty fee).

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

.

III. FINANCIAL OVERVIEW

A. Capital Structure

Equity Commitment
Investor	% of TCN + PSP	% of Partners	% of Total	Legal Commitment
Tricon LP	100%	100%	95%	$114,000,000
TNHC			5%	$6,000,000
Total			100%	$120,000,000

Note: Legal Commitment per LPA.

No third party development financing is assumed and the Project has been underwritten on an all-cash basis (although development financing may be considered by TNHC and the Partners if/when available in the market and accretive to Partnership returns).

Expected Scenario Peak Equity
[...***...]

[Balance of page intentionally left blank]

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

B. Residential Product Mix and Pricing

The following table details the residential product mix and pricing for the Project.
[...***...]

[Balance of page intentionally left blank]

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

C. Project Economics

Aratine Hills Expected Scenario Budget	July - 2014
Hills Expected Scenario Budget July-2014
[...***...]

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

The mark *** indicates that text has been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of
1934 and filed separately with the Securities and Exchange Commission.

EXHIBIT G
INSURANCE REQUIREMENT
1.    Commercial General Liability:
The limits of liability shall not be less than:

Each Occurrence Limit	$1,000,000
Personal Advertising Injury Limit	$1,000,000
Products/Completed Operations Aggregate Limit	$1,000,000
General Aggregate Limit	$1,000,000
(Other than Products-Completed Operations)
The policy form must include:

a.	Premises and Operations coverage with no explosion, collapse, or underground damage (XCU) exclusions.

b.
Products and completed operations coverage on a close of escrow basis. Partnership agrees to maintain this coverage for the greater of ten (10) years following close of escrow or until all statutes of limitations expire.

Partnership further agrees to continue naming Tricon and TNHC and their respective Partners and any other parties in interest, including, but not limited to PSPIB Realty U.S. Inc., as Named Insured(s) for such coverage period.

c.	Modification or deletion of the Alienated Premises Exclusion.

d.	Broad Form Property Damage coverage including completed operations or its equivalent.

e.	Subsidence coverage.

f.
An endorsement stating: “Such coverage as is afforded by this policy for the benefit of the additional insured(s) is primary and any other coverage maintained by such additional insured(s) shall be non-contributing with the coverage provided under this policy.” This will not be needed if entities are listed as additional name insureds.

g.	Coverage on an “occurrence” form. “Claims made” and “modified occurrence” forms are not acceptable.

h.	Third party coverage for mold property damage shall be included.

2.    Umbrella/Excess Coverage. Umbrella/Excess Liability coverage minimum limit shall be Ten Million Dollars ($10,000,000) each occurrence and shall be at least as “broad as primary.”
3.    Builder's Risk. The Partnership shall purchase and maintain Builders' Risk property insurance for all buildings under construction at the Project to the full replacement value thereof and without any co-insurance requirements. Such insurance shall be on an “All Risks” policy form, excluding Earthquake and Flood unless the project meets the criteria outlined in Section 4 below. Policy shall-include the interests of the lender, if any, the Partnership, subcontractors and sub-subcontractors. Partnership shall assume liability for any losses or damages to the work not covered as a result of any deductible provision in such policy, but not for more than $10,000.00 per occurrence, if such losses or damages arise out of any operations by or on behalf of the Partnership. Any loss covered by such Builders’ Risk policy shall be adjusted and made payable to the Partnership as trustee for all insureds, as their interests may appear, subject to any lender's requirements.
If the Builders' Risk policy will not extend coverage to the following, then a separate Property Policy shall be maintained covering all completed buildings awaiting sale, model homes and their contents, property on site, Property off site, and property in transit, all to their full replacement value.
4.    Flood and Wind. If any Partnership project is in a designated flood area (zone A or V), then Flood coverage shall be required. The limits of coverage shall be the maximum limits available from the National Flood Insurance Program, at a minimum. If any Partnership project is in a Tier One windstorm zone, then windstorm coverage shall be required to the full replacement cost, subject to a deductible of not more than 3%.
5.    Environmental. In the event the Partnership acquires a project requiring environmental remediation for which a “no further action” letter is obtained, then environmental liability coverage for such project shall be obtained with coverage limits approved by the Executive Committee.
6.    Worker's Comp; Auto Liability. If the Partnership should have any employees or own any motor vehicles, then the Partnership, at its sole cost and expense, shall also purchase and maintain, as applicable: (a) Workers' Compensation (statutory limits) and Employers' Liability coverage with not less than $1,000,000 in coverage limits including a Waiver of Subrogation in favor of TNHC and Tricon; (b) Commercial Automobile liability covering owned, hired, and non-owned autos with not less than $1,000,000 in coverage limits; and (c) Umbrella liability coverage with not less than $10,000,000 in coverage limits, listing all policies and coverages under clauses 5.(a) and (b) hereof.
7.    Professional Liability. Unless real estate sales are outsourced to a third party, Partnership shall, at its sole cost and expense carry Real Estate Professional Liability (Errors and Omissions) with limits of $2,000,000 per occurrence and annual aggregate and a deductible of not more than $1,000.

8.    Comprehensive Crime Coverage. If the Partnership should have any employees, then the Partnership, at its sole cost and expense, shall purchase and maintain Comprehensive Crime coverage in a limit of $500,000 per claim, with a deductible of no more than $50,000.
9.    Policies referenced in 1 through 8 above must contain the following provisions:

a.	All policies must contain an endorsement affording a thirty (30) days notice of cancellation on an “endeavor to” basis in the event of cancellation, non-renewal or material reduction in coverage.

b.	All policies must be written by insurance companies whose rating in the most recent Best's Rating Guide, is not less than A- IX.

c.
Certificates of Insurance with the required endorsements evidencing the required coverages must be delivered to each Partner as soon as practicable after the Effective Date. The Partnership further agrees to continue naming GP, TNHC and Tricon and any other parties in interest as Named Insured(s) for applicable coverage period. All certificates shall show the amount of any self-insured retention or deductible.

10.    Design Professionals. The Partnership shall be responsible for causing the agreements with design and engineering professionals to require that such professionals maintain professional liability insurance, automobile liability, general liability, and statutory workers' compensations and employers' liability (if applicable). All policies should contain a minimum limit of liability of $1,000,000.
11.    Further Partnership Obligations. If the Partnership fails to secure and maintain the required insurance absent unanimous approval by the Executive Committee, Tricon shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Partnership in which event Partnership shall pay the costs thereof and furnish upon demand all information that may be required in connection therewith

EXHIBIT H
ADDITIONAL LANDS
[SEE ATTACHED.]

H-1

Ontario
Pomona
LA/Ontario International Airport
Christopher Columbus Transcontinental Hwy
Redlands
Loma Linda
Grand Terrace
Highgrove
Diamond Bar
Walnut
South San Jose Hills
Pomona Fwy
Chino
Sunnyslope
Jurupa Valley
Mira Loma
Pedley
Chino Hills
Chino Airport
Rowland Heights
Valle Lindo
Orange Fwy
Eastvale
Riverside
Riverside Fwy
Box Springs Mountain Park
Moreno Valley Fwy
Moreno Valley
Firestone Scout Reservation
Prado Regional Park
Corona Freeway
Sycamore Canyon Wilderness Park
Norco
Brea
La Sierra
Yorba Linda
Corona
Home Gardens
Woodcrest
Fullerton
Placentia
Anaheim Hills
Perris Reservoir
Lake Mathews
El Cerrito
Anaheim
Villa Park
Eastern Transportation Corridor
Lake Matthews Estelle Mountain Reserve
Anaheim Resort
Orange
Perris
Hwy 74
North Tustin
Escondido Fwy
Santa Ana
Tustin
Silverado
Loma Ridge
Corona Freeway
South Coast Metro
Santa Ana Fwy
Jamboree Rd
Foothill Transportation Corridor
Quail Valley
Sun City
Irvine
Canyon Lake
Menifee
Lake Elsinore
San Diego Fwy
O'Neill Regional Park
Costa Mesa Fwy
Lake Forest
Rancho Santa Margarita
Lake Elsinore State Recreation Area
Costa Mesa
Newport Beach
Bommer and Shady Canyons
Laguna Woods
Mission Viejo
Coto De Caza
Wildomar
Corona Del Mar
Newport Coast
Las Flores
Temecula Valley
Crystal Cove State Park
Aliso Viejo

H-2

EXHIBIT I
TERMS OF FEE BUILD AGREEMENT
In the event Tricon purchases Lots (as purchased, the “Tricon Lots”), Tricon shall have the right to engage TNHC Realty as the general contractor for the entitlement and development of such Tricon Lots and TNHC Realty shall perform such services on the terms described herein.

1.	Tricon will have all approval, control and other rights that the owner of land generally has under an agreement with a general contractor.

2.	Tricon shall be responsible for all costs related to the acquisition, ownership, entitlement, development and sale of the Tricon Lots improved with residences.

3.
TNHC Realty shall obtain a CCIP wrap insurance policy related to the development and sale of the Tricon Lots naming Tricon as a named insured. The cost of such coverage shall be a project cost of Tricon.

4.
Residences constructed on the Tricon Lots will be offered for sale to the public by TNHC Realty as the “Developer-Seller” as part of a “New Home Company” community. Tricon will not be named in or be a part of the offering.

5.	All terms of residence sales including sales phasing and prices shall be subject to approval by Tricon.

6.
TNHC Realty, not Tricon, will obtain all public reports from the California Bureau of Real Estate authorizing TNHC to sell residences to the public, provided TNHC Realty shall deliver copies of these and all other relevant reports to Tricon. Tricon will reimburse TNHC Realty for all third-party costs of obtaining such reports.

7.	All contracts for the sale of residences will reflect TNHC Realty, not Tricon as the seller.

8.
Immediately prior to the close of escrow for the sale of a residence by TNHC Realty to a homebuyer, Tricon shall transfer the residence to TNHC Realty to enable TNHC Realty to transfer the residence to the homebuyer. The transfer of the residence to TNHC Realty will be pursuant to escrow instructions between Tricon and TNHC Realty, to which the homebuyer is not, a party to insure that (a) immediately after conveyance of the residence to TNHC Realty the residence is conveyed to the homebuyer and (b) the net proceeds of such sale are delivered directly to the Tricon-TNHC Realty escrow and disbursed pursuant to terms acceptable to Tricon.

9.	As compensation under the agreement TNHC Realty shall receive the following:

a.
3% of the gross sales price of each residence payable at the closing of each residence (as adjusted to a total of 5% when combined with previously paid overhead allowance of 2% of estimated gross revenue, as provided below).

I-1

b.	75% of net profits on options, upgrades and premiums payable at the closing of each residence.

c.	Overhead allowance of 2% of estimated gross revenue (as adjusted) paid on a monthly basis beginning on execution of the agreement and continuing during the estimated development period (as adjusted).

d.	Warranty fee of 1% of gross sales price or each residence payable on at the close of escrow for the sale of each residence.

e.
If project insurance is obtained by TNHC Realty the lesser of (a) the actual cost to TNHC Realty and (b) 1% of the gross sales price of each residence payable at the close of escrow for such residence.

10.
In consideration of the 1% warranty fee described in clause (d) above and other good and valuable consideration, TNHC Realty, as the “Developer-Seller” of residences shall provide homebuyers with a limited warranty consistent with California law and shall retain all liability respecting homebuyer claims, including claims related to construction defects and providing customer service for the statutory periods required in California. Tricon will not be a party to any residential sales or have any liability with respect to homebuyer claims and TNHC Realty shall indemnify Tricon for any and all such claims.

11.
Tricon shall have the right to terminate the agreement without cause upon payment to TNHC Realty of (a) all amounts earned by TNHC Realty under the agreement to the date of termination and (b) if TNHC Realty has commenced framing on any home, an amount equal to 3% of the gross purchase price of such residence when such residence is sold.

I-2

EXHIBIT J
PROJECT APPROVALS
General Plan Amendment
Specific Plan Amendment
Addendum to Environmental Impact Report

J-1

EXHIBIT K
APPRAISAL PROCEDURE
The General Partner shall select one appraiser and Tricon shall select one appraiser to appraise the Project (the “Initial Appraisers”). The Initial Appraisers shall each appraise the Project on an ‘as developed, discounted cash flow’ basis within thirty (30) days following their selection and shall simultaneously deliver such appraisals to the General Partner and Tricon (the “Initial Appraisals”). If the lower of the Initial Appraisals is at least ninety-five percent (95%) of the higher of the Initial Appraisals, the Asset Value shall be the arithmetic mean of the Initial Appraisals. If the lower Initial Appraisal is less than ninety-five percent (95%) of the higher Initial Appraisal, the Initial Appraisers shall select a third appraiser, who shall appraise the Project on an ‘as developed, discounted cash flow’ basis within thirty (30) days following its selection and shall simultaneously deliver such appraisal to the General Partner and Investor (the “Third Appraisal”). The Asset Value shall be the arithmetic mean of the two appraisals which are closest together in absolute dollars. Any appraiser selected under this Appraisal Procedure shall be an independent appraiser who is qualified to appraise residential real estate property in the metropolitan area of where the Project is located, is either a Member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) or is a recognized valuation professional within the industry, and has been actively engaged in the appraisal of types of properties similar to the Project for a period of not less than five (5) years immediately preceding appointment under this Agreement and has not been engaged by any Partner or any Close Affiliate of a Partner to perform services for such Partner in the preceding 5 years. The General Partner and Tricon shall each pay the costs and expenses of the appraiser selected by it and shall share equally the costs and expenses of the third appraiser, as the case may be.

K-1